Exhibit 10.2

Executive Version

SUPERPRIORITY

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

dated as of August 8, 2014

by and among

EAGLE BULK SHIPPING INC.,

a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code,

as Borrower,

the Guarantors from time to time party hereto,

the DIP Lenders from time to time party hereto,

WILMINGTON TRUST (LONDON) LIMITED,

as DIP Agent and Security Trustee,

___________________________________________

GOLDMAN SACHS LENDING PARTNERS LLC,

as Sole Bookrunner and Sole Lead Arranger

CONTENTS
CLAUSE		PAGE
SECTION 1

INTERPRETATION
1	DEFINITIONS AND INTERPRETATION	2
SECTION 2

THE FACILITIES
2	THE FACILITIES	27
3	PURPOSE	28
4	CONDITIONS OF EFFECTIVENESS AND BORROWING	28
SECTION 3

BORROWING
5	BORROWING	34
SECTION 4

REDUCTION, REPAYMENT, PREPAYMENT AND CANCELLATION
6	REDUCTION AND REPAYMENT	36
7	PREPAYMENT AND CANCELLATION	36
SECTION 5

COSTS OF BORROWING
8	INTEREST	40
9	INTEREST PERIODS	41
10	CHANGES TO THE CALCULATION OF INTEREST	42
11	FEES	43
SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS
12	TAX GROSS UP AND INDEMNITIES	44

i

13	INCREASED COSTS	47
14	OTHER INDEMNITIES	49
15	MITIGATION BY THE DIP LENDERS	50
16	COSTS AND EXPENSES	51
SECTION 7

GUARANTEE
17	GUARANTEE AND INDEMNITY	53
SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT
18	REPRESENTATIONS	59
19	INFORMATION UNDERTAKINGS	71
20	FINANCIAL COVENANTS	77
21	[RESERVED.]	78
22	GENERAL UNDERTAKINGS	78
23	INSURANCE	90
24	SHIP COVENANTS	95
25	APPLICATION OF EARNINGS	101
26	EVENTS OF DEFAULT	101
SECTION 9

CHANGES TO PARTIES
27	CHANGES TO THE DIP LENDERS	110
28	CHANGES TO THE OBLIGORS	115
29	[Reserved.]	116
SECTION 10

THE FINANCE PARTIES
30	ROLE OF THE SERVICING BANKS, THE ARRANGER AND THE BOOKRUNNER	117
31	CONDUCT OF BUSINESS BY THE FINANCE PARTIES	126

32	SHARING AMONG THE FINANCE PARTIES	127
SECTION 11

ADMINISTRATION
33	PAYMENT MECHANICS	129
34	SET-OFF	131
35	NOTICES	131
36	CALCULATIONS AND CERTIFICATES	133
37	PARTIAL INVALIDITY	133
38	REMEDIES AND WAIVERS	133
39	AMENDMENTS AND WAIVERS	134
40	COUNTERPARTS	135
41	ENTIRE AGREEMENT	135
SECTION 12

GOVERNING LAW AND ENFORCEMENT
42	GOVERNING LAW	136
43	ENFORCEMENT	136

 SCHEDULES

SCHEDULE 1: ORIGINAL PARTIES

SCHEDULE 2: CONDITIONS PRECEDENT TO EFFECTIVENESS

SCHEDULE 3: REQUESTS

SCHEDULE 4: MANDATORY COST FORMULA

SCHEDULE 5: FORM OF TRANSFER CERTIFICATE

SCHEDULE 6: FORM OF RESIGNATION LETTER

SCHEDULE 7: FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 8: FORM OF CONFIDENTIALITY UNDERTAKING

SCHEDULE 9: [RESERVED]

SCHEDULE 10: TIMETABLES

SCHEDULE 11: DETAILS OF EXISTING SHIPS AND APPROVED CHARTERS

SCHEDULE 12: ERISA

SCHEDULE 13: INACTIVE SUBSIDIARIES

SCHEDULE 14: BANK ACCOUNTS

SCHEDULE 15: MATERIAL CONTRACTS

SCHEDULE 16: INSURANCE

SCHEDULE 17: REAL ESTATE ASSETS

SCHEDULE 18: INSTRUMENTS, TANGIBLE CHATTEL PAPER AND DOCUMENTS.
SCHEDULE 19: POST-CLOSING OBLIGATIONS

EXHIBITS

EXHIBIT A – INTERIM DIP ORDER

EXHIBIT B – FORM OF NOTE

THIS SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this “Agreement”) is dated as of August 8, 2014 among:

(1)

EAGLE BULK SHIPPING INC., a corporation incorporated in the Republic of the Marshall Islands, a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, as borrower (the “Borrower” or the “Debtor”);

(2)	THE SUBSIDIARIES of the Borrower and Eagle Shipping International (USA) LLC listed in Part II of Schedule 1 as guarantors;

(3)	THE FINANCIAL INSTITUTIONS listed in Part III of Schedule 1 as lenders;

(4)	Wilmington Trust (London) Limited as agent of the other Finance Parties (the “DIP Agent”).

(5)	Wilmington Trust (London) Limited as trustee for the other Finance Parties (the “Security Trustee”); and

(6)	Goldman Sachs Lending Partners LLC as mandated lead arranger (the “Arranger”) and as bookrunner (the “Bookrunner”).

PRELIMINARY STATEMENTS:

(A)

WHEREAS, on August 6, 2014 (the “Petition Date”), Borrower filed a voluntary petition with the Bankruptcy Court initiating its case under chapter 11 of the Bankruptcy Code and continues in the possession of its assets and in the management of its businesses as debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

(B)

WHEREAS, the Borrower has requested that the DIP Lenders provide a senior secured debtor-in-possession term loan facility, and the DIP Lenders are willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1

INTERPRETATION

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Account Charge” means a deed containing, among other things, a first priority account charge made or to be made by a Guarantor in favor of the Security Trustee in respect of such Guarantor’s Operating Account.

“Accounting Information” means the monthly financial statements, the quarterly financial statements and/or the annual audited financial statements to be provided by the Borrower to the DIP Lenders in accordance with Clause 19.1 (Financial Statements).

“Accounting Period” means each consecutive period of approximately three months (ending on the last day in March, June, September and December of each year) for which quarterly Accounting Information is required to be delivered in accordance with Clause 19.1 (Financial Statements).

“Adequate Protection Obligations” has the meaning given to it in the DIP Order.

“Adequate Protection Payments” means any and all payments on account of Adequate Protection Obligations.

“Additional Cost Rate” has the meaning given to it in Schedule 4 (Mandatory Cost formula).

“Affiliate” means, as to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person or is a director or officer of such person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a person means the possession, direct or indirect, of the power to vote 50% or more of the voting stock, membership or partnership interests, or other similar interests of such person or to direct or cause direction of the management and policies of such person, whether through the ownership of voting stock, membership or partnership interests, or other similar interests, by contract or otherwise.

“Agreement” has the meaning specified in the recital hereto.

“Alternative Approved Flag” means, in relation to a Ship, such flag (other than the flag of the Republic of the Marshall Islands) as may be approved in writing by the Required DIP Lenders.

“Approved Charter” means, collectively, (i) the time charters described in Part II of Schedule 11 (Details of Existing Ships and Approved Charters), and (ii) any other time or consecutive voyage charter in respect of a Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 24 months and has been approved by the DIP Agent.

“Approved Manager” means, as the context may require, Eagle Shipping International (USA) LLC, a Marshall Islands limited liability company with offices currently at 477 Madison Avenue, New York, New York, or any other person approved by the DIP Agent from time to time as the commercial manager of a Ship, which approval shall not unreasonably be withheld, and (i) V Ships Management Ltd., an Isle of Man company with offices at Eaglehurst, Belmont Hill, Douglas, Isle of Man, (ii) Wilhelmsen Ship Management (formerly Barber International Ltd.), a Hong Kong company with offices at West Tower, Shun Tak Centre, 168-200 Connaught Road Central, Hong Kong, (iii) Anglo-Eastern International (Macau Commercial Offshore) Limited, Avenida Sir Anders Ljungstetd No. 160, Edf. Jardim Brilhantismo, No. 12 Andar “L”, Macau, (iv) any Subsidiary of the Borrower, (v) any Affiliate of any of the foregoing or (vi) any other person approved by the DIP Agent from time to time as the technical manager of a Ship, which approval shall not unreasonably be withheld.

“Approved Manager’s Undertaking” means each of the undertakings made or to be made by an Approved Manager in favor of the Security Trustee in respect of a Ship.

“Arranger” has the meaning specified in the recital hereof.

“Assignment of Earnings” means a first priority assignment of Earnings made or to be made by a Guarantor in favor of the Security Trustee in respect of a Ship.

“Assignment of Insurances” means a first priority assignment of Insurances made or to be made by a Guarantor in favor of the Security Trustee in respect of a Ship.

“Assignment of Shipbuilding Contract and Refund Guarantee” means a first priority assignment made by a Guarantor in favor of the Security Trustee in respect of a Shipbuilding Contract and related refund guarantee.

“Authorization” means an authorization, consent, approval, resolution, permit, license, exemption, filing or registration.

“Bankruptcy Code” means title 11 of the United States Code, entitled “Bankruptcy” as in effect from time to time (or any similar or equivalent legislation as in effect in any applicable jurisdiction), or any successor statutes.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York or any other court having jurisdiction over the Case from time to time.

“Bookrunner” has the meaning specified in the recital hereof.

“Borrower” has the meaning specified in the recital hereof.

“Break Costs” means the amount (if any) by which:

(a)

the interest which a DIP Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan to the last day of the current Interest Period in respect of that Loan, had the principal amount of that Loan been paid on the last day of that Interest Period exceeds

(b)

the amount which that DIP Lender would be able to obtain by placing an amount equal to the principal amount received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Budget” has the meaning specified in Clause 19.8(a).

“Budget Covenant” means the covenant in Clause 20.3.

“Business Day” means a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and not required or authorized to close in New York City.

“Carve-Out” has the meaning set forth in the DIP Order.

“Cash Collateral” has the meaning set forth in the DIP Order.

“Cash Flash Report” has the meaning specified in Clause 19.8(v).

“Cash Flow Forecast” means, as at any date, a consolidated Group cash flow forecast of cash receipts and disbursements for the immediately succeeding 13 week period that is certified by the chief financial officer of the Borrower as being true and correct in all material respects and based upon good faith estimates and assumptions believed to be reasonable at the time made, in form and detail acceptable to the DIP Agent, to be reviewed by the DIP Agent’s advisors in the DIP Agent’s discretion.

“Cash Pooling Deed” means a deed containing, among other things, instructions regarding an Operating Account made or to be made by the Borrower and the relevant Guarantor in favor of the DIP Agent.

“Change of Control” means the occurrence of any of the following: (a) a person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) shall at any time become the owner, directly or indirectly, beneficially or of record, of shares representing more than 30% of the outstanding voting or economic equity interests of the Borrower, or (b) the board of directors of the Borrower ceases to consist of a majority of the existing directors who constitute the board of directors as of the date of this Agreement or directors nominated by such existing directors, or (c) Sophocles Zoullas shall cease to be the chief executive officer of the Borrower.

“Chapter 11 Case” means the voluntary case of the Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, titled In re Eagle Bulk Shipping Inc., 14-bk-12303, U.S. Bankruptcy Court, Southern District of New York (Manhattan).

“Classification Society” means in respect of any Ship, Bureau Veritas, Dct Norske Veritas, Nippon Kaiji Kyokai, American Bureau of Shipping, Lloyd’s Register of Shipping or, in any case, such other classification society as is selected by the Borrower with the prior consent of the DIP Agent.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” means, collectively, all of the real, personal and mixed property (including capital stock) in which Security is granted pursuant to the Finance Documents to secure the obligations under the DIP Facility.

“Collection Account” means an account in the name of the Borrower with RBS in London, England designated “EAGBUSH USD1”, or any other account which is designated as the Collection Account for the purposes of this Agreement.

“Commitment” means, in relation to a DIP Lender, the Dollar amount set opposite its name under the heading “Commitment” in Part III of Schedule 1 and the amount of any other Commitment transferred to it under this Agreement. The aggregate amount of the Commitments as of the Effective Date is $50,000,000.

“Commitment Fee” shall have the meaning assigned to such term in Clause 11.1.

“Commitment Letter” means the letter agreement dated as of August 5. 2014 among the Borrower, the Arranger and the DIP Lenders party thereto.

“Compliance Certificate” means a certificate of the chief financial officer and chief executive officer of the Borrower in the form set out in Schedule 7 (Form of Compliance Certificate) or in any other form agreed between the Borrower and the DIP Agent.

“Confidentiality Undertaking” means a confidentiality undertaking in the form set out in Schedule 8 (Form of Confidentiality Undertaking) or in any other form agreed between the Borrower and the DIP Agent.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of the Borrower and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment (including the portion of liabilities under any Capital Lease that is or should be capitalized in accordance with GAAP) or which otherwise should be capitalized” or similar items reflected in the consolidated statement of cash flows of the Borrower and its Subsidiaries.

“DBS Bank Ltd. Account” means the consolidated account listed in Part II of Schedule 14 (Bank Accounts), the aggregate balance of which, as at the date of this Agreement, is approximately US$133,373.71 or such replacement account as Eagle Chartering shall open and maintain in accordance with Clause 22.14(d) (Accounts).

“Debt” means in relation to any member of the Group (the “debtor”):

(a)	Financial Indebtedness of the debtor;

(b)	liability for any credit to the debtor from a supplier of goods or services or under any installment purchase or payment plan or other similar arrangement;

(c)

contingent liabilities of the debtor (including without limitation any taxes or other payments under dispute) which have been or, under GAAP, should be recorded in the notes to the Accounting Information, but excluding any contingent liabilities in respect of Deferred Revenue and Fair Value Below Contract Value from charters of Ships;

(d)	deferred tax of the debtor; and

(e)

liability under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person who is not a member of the Group which would fall within (a) to (d) if the references to the debtor referred to the other person.

“Debtor” shall have the meaning assigned to such term in the recitals hereto.

“Default” means an Event of Default or any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Deferred Revenue” means, in relation to any charter of a Ship where the charterer agrees to pay in advance a portion of charter hire payable for the duration of such charter based on the difference between the daily hire rate under such charter and the daily hire rate prevailing in the market for similar vessels at the time of such agreement, the amount so paid in advance (as such amount may be reduced from time to time as it is recognized ratably as charter revenue).

“Delphin Group” means Delphin Shipping LLC and each of its Affiliates.

“DIP Account” shall have the meaning assigned to such term in Clause 22.14(f).

“DIP Agent” has the meaning specified in the recital hereof, and shall include any successor thereto.

“DIP Facility” means the DIP facility described in clause 2 (The Facilities).

“DIP Lender” means:

(a)	Each financial institution listed on the signature pages hereto as a DIP Lender; and

(b)	any person which has become a Party as a DIP Lender in accordance with Clause 27 (Changes to the DIP Lenders),

which in each case has not ceased to be a Party in accordance with this Agreement.

“DIP Monthly Budget” shall have the meaning assigned to such term in Clause  19.8(ii).

“DIP Obligations” means all obligations of any of the Obligors from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest on the Loans and any other loans outstanding under this Agreement, as and when due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct or contingent, fixed or otherwise.

“DIP Order” means the Interim DIP Order, unless the Final DIP Order shall have been entered, in which case it shall mean the Final DIP Order.

“Dollars” and “$” mean the lawful currency, for the time being, of the United States of America.

“Eagle Chartering” means Eagle Bulk Pte. Ltd., a Singapore company and a direct Wholly-Owned Subsidiary of the Borrower.

“Earnings” means, in relation to any Ship:

(a)

all freights, hire and any other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, the Obligor that owns such Ship, of whatsoever nature, arising out of or as a result of the ownership and operation by such Obligor or its agents of such Ship,

(b)

all moneys and claims for moneys due and to become due to such Obligor, and all claims for damages, arising out of the breach of any and all present and future charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, mail and/or passengers, and operations of every kind whatsoever of such Ship and in and to any and all claims and causes of action for money, loss or damages that may accrue or belong to such Obligor arising out of or in any way connected with the present or future use, operation or management of such Ship or arising out of or in any way connected with any and all present and future requisitions, charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, mail and/or passengers, and other operations of such Ship, including, if and whenever such Ship is employed on terms whereby any or all of such moneys as aforesaid are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to such Ship,

(c)	all moneys and claims due and to become due to such Obligor, and all claims for damages, in respect of the actual or constructive total loss of or requisition of use of or title to such Ship, and

(d)

any proceeds of any of the foregoing, including, without limitation, any proceeds of the sale of shares of Korea Line Corporation received in settlement of claims under chartering contracts pursuant to any settlement agreement entered into or which may be entered into between the joint receivers of Korea Line Corporation and certain of the Obligors.

“Effective Date” has the meaning specified in Clause 4.1 (Conditions Precedent to Effectiveness and post-Effective Date obligations).

“Environmental Claim” means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident or which relates to any Environmental Law,

and a “claim” includes a claim, demand, order, decree or action for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an injunction, order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of judgment, settlement, enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means any incident, accident, fact, circumstance or condition that could reasonably be expected to have an adverse impact on the environment, natural resources, or human or animal health or safety, including but not limited to:

(a)	any release of Environmentally Sensitive Material from a Ship; or

(b)

any incident in which Environmentally Sensitive Material is released from a vessel other than a Ship and which involves a collision between a Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)

any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

“Environmental Law” means federal, state, local or international law, statute, rule, regulation, order, notice, directive, requirement, Authorization, code, ordinance, administrative ruling, judgment, decree or treaty relating to pollution, protection, investigation, reclamation or restoration of, or prevention of harm to, the environment, natural resources, or human health or safety, to the carriage, handling, management, use, transport, storage, disposal or presence of Environmentally Sensitive Material or waste or to actual or threatened releases of or exposure to Environmentally Sensitive Material or waste.

“Environmentally Sensitive Material” means oil, oil products, byproducts, components or derivatives, and any other substance, material, mixture or waste (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic, dangerous, harmful or hazardous, or with respect to which any law or governmental, judicial or regulatory authority requires investigation, reporting or remedial action.

“Equity” means the net cash proceeds (after deducting costs and expenses) from the issuance of common or preferred stock of the Borrower, including any net cash proceeds from the issuance by the Borrower of instruments convertible into stock.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ESI” means Eagle Shipping International (USA) LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands.

“Event of Default” means any event or circumstance specified as such in Clause 26 (Events of Default).

“Excluded Taxes” shall have the meaning assigned to such term in Clause 12.1(a) (Gross up for Taxes).

“Existing DIP Lender” has the meaning specified in Clause 27.1 (Assignments and transfers by the DIP Lenders).

“Existing Ships” means collectively, the ships described in Part I of Schedule 11 (Details of Existing Ships and Approved Charters).

“Facility Office” means the office or offices notified by a DIP Lender to the DIP Agent in writing on or before the date it becomes a DIP Lender (or, following that date, by not less than 5 Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fair Value Below Contract Value” means, in relation to any Ship acquired subject to an existing charter where the daily hire rate prevailing in the market for similar vessels at the time of such acquisition is greater than the daily hire rate under such charter, the amount equal to the difference between the charter hire payable at such daily hire rate prevailing in the market and the daily hire rate under such charter, for the duration of such charter (as such amount may be amortized for the duration of such charter as increases to charter revenue).

“FATCA” means Sections 1471, 1472, 1473 or 1474 of the Code, any U.S. Treasury regulations or authoritative guidance promulgated thereunder, and any law or agreement implementing an intergovernmental approach thereto.

“FATCA Agreement” means any agreement made by a person (or an affiliate of that person) with the U.S. Internal Revenue Service or applicable taxing or governmental authority pursuant to FATCA.

“FATCA Exempt Party” means, in respect of a payment to be made pursuant to any Finance Document, a Finance Party that is able to receive such payment without the need for FATCA Withholding by either an Obligor or the DIP Agent.

“FATCA Withholding” means any withholding or Tax deduction under FATCA or pursuant to a FATCA Agreement.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between the DIP Agent and the Borrower setting out any of the fees referred to in Clause 11 (Fees).

“Final DIP Order” means a Final Order entered by the Bankruptcy Court in substantially the form of the Interim DIP Order or otherwise in form and substance satisfactory to the DIP Agent and the Required DIP Lenders, which approves the DIP Facility on a final basis (as such order may be amended, modified or extended in a manner reasonably satisfactory to the DIP Agent and the Required DIP Lenders).

“Final Funding” shall have the meaning assigned to such term in Clause  2.1(a)(ii).

“Final Funding Date” means a Business Day following the Business Day on which the Final DIP Order is entered by the Bankruptcy Court and prior to the Maturity Date, and on which Business Day all of the conditions set forth in Section 4.3 shall have been satisfied or duly waived (but in no event later than the Maturity Date).

“Final Order” means an order as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, to petition for certiorari, to reargue, to rehear or to reconsider shall have been waived in writing by the person possessing such right, or, in the event that an appeal, writ of certiorari, or reargument, rehearing or reconsideration thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied or from which reargument, rehearing or reconsideration was sought, and the time to take any further appeal, petition for certiorari, or move for reargument, rehearing or reconsideration shall have expired, and no such further appeal, petition for certiorari, or motion for reargument, rehearing or reconsideration shall have been filed.

“Finance Document” means:

(a)	this Agreement;

(b)	the DIP Order(s);

(c)	the Intercreditor Agreement;

(d)	any Fee Letter;

(e)	any Note;

(f)	any Account Charge;

(g)	the Security Interest Deed;

(h)	any Mortgage;

(i)	any Assignment of Earnings;

(j)	any Assignment of Insurances;

(k)	any Pledge Agreement;

(l)	any Security Agreement;

(m)	any General Account Charge;

(n)	any Approved Manager’s Undertaking;

(o)	any Assignment of Shipbuilding Contract and Refund Guarantee;

(p)	any Resignation Letter;

(q)	any Letter Agreement; and

(r)	any other document designated as such by the DIP Agent and the Borrower.

“Finance Party” means the DIP Agent, the Security Trustee, the Arranger, the Bookrunner or a DIP Lender.

“Financial Indebtedness” means, in relation to any member of the Group (the “debtor”), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)

under a financial lease, a deferred purchase consideration arrangement (in each case, other than in respect of assets or services obtained on normal commercial terms in the ordinary course of business) or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)

under any foreign exchange transaction, interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)

under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) above if the references to the debtor referred to the other person.

“Financial Plan” shall have the meaning assigned to such term in Clause 19.4(f) (Information: Miscellaneous).

“Fleet Reports” shall have the meaning assigned to such term in Clause  19.8(a)(iv).

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“GAAP” means accounting principles, concepts, bases and policies generally adopted and accepted in the United States of America consistently applied.

“General Account Charge” means a deed containing, among other things, a first priority account charge made or to be made by the Borrower or a Guarantor in favor of the Security Trustee in respect of any account held by the Borrower or that Guarantor (other than a Guarantor’s Operating Account or the DBS Bank Ltd. Account).

“Group” means the Borrower and its Subsidiaries (whether direct or indirect and including, but not limited to, the Guarantors) from time to time and “member of the Group” shall be construed accordingly.

“Guaranteed Obligations” has the meaning specified in Clause 17.1 (Guarantee and indemnity).

“Guarantor” means the Subsidiaries of the Borrower listed in Part II of Schedule 1 hereof.

“Inactive Subsidiary” means a Subsidiary of the Borrower listed in Schedule 13 (Inactive Subsidiaries).

“Insurances” means, in relation to any Ship:

(a)

all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, which are effected in respect of that Ship, its Earnings or otherwise in relation to it; and

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, between the Prepetition Agent, the DIP Agent, the Borrower and its Subsidiaries which shall be in form and substance satisfactory to the Required DIP Lenders.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods).

“Interim DIP Order” means an order entered by the Bankruptcy Court approving the DIP Facility on an interim basis under the Code, in substantially the form attached hereto as Exhibit A or which is otherwise in form and substance reasonably satisfactory to the DIP Agent and the Required DIP Lenders (as such order may be amended, modified or extended in a manner satisfactory to the DIP Agent and the Required DIP Lenders).

“Investment” shall have the meaning assigned to such term in Clause 22.11 (Loans; Investments).

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organization Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended, updated or supplemented from time to time (and the terms “Safety Management System”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code).

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organization (“IMO”) adopted by a Diplomatic conference of the IMO on Maritime Security on December 13, 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended).

“Lease” means any lease or sublease of real property under which an Obligor is the lessee or sublessee.

“Letter Agreement” means a deed made or to be made by the Borrower and a Guarantor providing for the joinder of such Guarantor as a party to the Security Interest Deed.

“LIBOR” means, in relation to any Interest Period for any Loan:

(a)

the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on REUTERS Screen LIBOR 01 at or about the Specified Time on the Quotation Day for that Interest Period (and, for the purposes of this Agreement, “REUTERS Screen LIBOR 01” means the display designated as “REUTERS Screen LIBOR 01” on the Reuters Money News Service or such other page as may replace REUTERS Screen LIBOR 01 on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the Intercontinental Exchange Benchmark Administration Ltd. as the information vendor for the purpose of displaying Intercontinental Exchange Benchmark Administration Ltd.’s Interest Settlement Rates for Dollars); or

(b)

if no rate is quoted on REUTERS Screen LIBOR 01, the rate per annum determined by the DIP Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) of the rates per annum notified to the DIP Agent by each Reference Bank as the rate at which deposits in Dollars are offered to that Reference Bank by leading banks in the Relevant Interbank Market at that Reference Bank’s request at or about the Specified Time on the Quotation Day for that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it.

Notwithstanding the foregoing, LIBOR in respect of any applicable Interest Period will be deemed to be 1.00% per annum if LIBOR for such Interest Period calculated pursuant to the foregoing provisions would otherwise be less than 1.00% per annum.

“Loan” means a term loan made by a DIP Lender to Borrower pursuant to the terms hereof.

“Major Casualty” means, in relation to any Ship, any casualty to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,000,000 or the equivalent in any other currency.

“Manager” means a Guarantor that manages a vessel or vessels owned by a member of the Delphin Group or a Third Party Ship Owner.

“Mandatory Cost” means the percentage rate per annum calculated by the DIP Agent in accordance with Schedule 4 (Mandatory Cost formula).

“Margin” means 5.00%; provided that from and after the exercise of the Extension Option, “Margin” means 7.00%.

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System and any successor regulations thereto, as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on:

(a)

the business, condition (financial or otherwise), operations, performance, properties, contingent liabilities, material agreements or prospects of the Borrower, the other Obligors and their respective subsidiaries, taken as a whole, except for the commencement of the Chapter 11 Case and the effects that may customarily result, directly or indirectly, from the commencement of chapter 11 cases;

(b)	the ability of any Obligor to perform any of its material obligations under any Finance Document; or

(c)

the rights and remedies of any Finance Party under any Finance Document or the perfection, validity or priority of the Finance Parties’ security interests in the Finance Documents on any of the Collateral with an aggregate value in excess of $500,000 since the date hereof;

provided that, events, developments and circumstances disclosed in any of the following filings by the Borrower: (i) the annual report on Form 10-K for the year ended December 31, 2013, (ii) any filings on Form 8-K made through the date hereof or (iii) any disclosure statement related to any plan of reorganization of the Borrower filed in connection with the Chapter 11 Case or provided to the DIP Agent, in each case prior to the date hereof, shall not, in any case, in and of itself and based solely on facts as disclosed therein (without giving effect to any developments not disclosed therein) be considered to have such a Material Adverse Effect under clause (a) of this definition.

“Material Contract” means any contract or other arrangement to which any member of the Group is a party (other than the Finance Documents or the Prepetition Documents and any contract for the charter of the Ships) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect, including, without limitation, any contract with a member of the Delphin Group and any contract with DBS Bank Ltd. or any of its Affiliates.

“Maturity Date” means the earliest to occur of:

(i)	the 43rd day following the Petition Date, if, as of such date, the Bankruptcy Court shall not have entered the Final DIP Order;

(ii)

Nine (9) months from the Petition Date, provided that it may be extended for an additional three (3) months at the option of the Borrower (the “Extension Option”) so long as (x) no Default or Event of Default shall have occurred and be continuing at such time, (y) the Borrower shall have delivered to the DIP Agent in writing, by not more than one month and not fewer than five (5) Business Days prior to such Maturity Date, an irrevocable notice of election to exercise the Extension Option and (z) the Borrower shall have paid in immediately available funds an extension fee in an amount equal to 0.75% of the Commitments payable to the DIP Agent for distribution to each DIP Lender;

(iii)	the effective date of any chapter 11 plan for the Debtor filed in the Chapter 11 Case and confirmed pursuant to an order entered by the Bankruptcy Court;

(iv)	the date of consummation of a sale of all or substantially all of the Debtor’s assets or stock pursuant to Section 363 of the Bankruptcy Code; or

(v)	the acceleration of the Loans and the termination of the Commitments by the DIP Lenders pursuant to Clause 26.15(a).

“Milestones” has the meaning specified in Clause 26.14(a).

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

“Mortgage” means (i) a first preferred Marshall Islands ship mortgage made or to be made by a Guarantor in favor of the Security Trustee in respect of a Ship, as the same may be amended from time to time, or (ii) a first priority Alternative Approved Flag ship mortgage in form and substance satisfactory to the DIP Agent.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) of ERISA.

“New Lender” has the meaning specified in Clause 27.1 (Assignments and transfers by the DIP Lenders).

“Non-Excluded Taxes” shall have the meaning assigned to such term in Clause 12.1 (Gross up for Taxes).

“Note” has the meaning specified in Clause 5.5 (Notes).

“Obligor” means the Borrower or a Guarantor.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Operating Account” means, in relation to any Ship, an account in the name of the Guarantor which owns that Ship with RBS in London, England designated “[•] – Operating Account”, or any other account which is designated as the Operating Account in relation to that Ship for the purposes of this Agreement.

“Party” means a party to this Agreement.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Security” means:

(a)	Security in favor of the DIP Agent for the benefit of the Finance Parties created by the Finance Documents;

(b)

Security existing on the Petition Date (including replacement Security granted under the DIP Order) in favor of the Prepetition Agent for the benefit of the Prepetition Finance Parties, so long as the applicable assets are also subject to Security in favor of the DIP Agent for the benefit of the Finance Parties, subject to the terms and conditions set forth in the DIP Order and the Intercreditor Agreement.

(c)	liens for current crew wages and salvage;

(d)

liens imposed by any governmental authority for taxes, assessments or charges not yet due (after giving effect to any applicable grace period) or which are being contested in good faith and by appropriate proceedings or, with respect to the Borrower, as to which payment and enforcement is stayed under the Bankruptcy Code or pursuant to orders of the Bankruptcy Court if adequate reserves with respect thereto are maintained on the books of the relevant Obligor in accordance with generally accepted accounting principles;

(e)	liens securing claims which are completely covered by insurance and the deductible applicable thereto, so long as there has not been any action by the lienholder to enforce such lien;

(f)

liens arising from the supply of goods and/or services to any Ship in the ordinary course of business, so long as such obligations are not overdue for more than sixty (60) days or are being contested in good faith by appropriate proceedings and there has not been any action by the lienholder to enforce such lien; and

(g)	liens arising under charters entered into in the ordinary course of business.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Pledge Agreement” means a first priority pledge and security agreement made or to be made by the Borrower and ESI of their interests in each Guarantor that is the owner of a Ship.

“Preliminary Statements” means the Preliminary Statements following the recital hereof.

“Prepetition Agent” means Wilmington Trust (London) Limited, as successor to The Royal Bank of Scotland PLC.

“Prepetition Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement, dated as of June 12, 2012, by and among Eagle Bulk Shipping Inc., as borrower, the subsidiary guarantors party thereto, the lenders from time to time party thereto, and Wilmington Trust (London) Limited, as successor agent and security trustee, as amended and modified through the date hereof, including without limitation the Prepetition Facility Amendment..

“Prepetition Documents” means the “Financing Documents” as defined in the Prepetition Credit Agreement.

“Prepetition Facility” means the credit facility provided pursuant to the Prepetition Credit Agreement.

“Prepetition Facility Amendment” means the Consent and Amendment No. 1 to Fourth Amended Credit Agreement, dated as of August 6, 2014, by and among Eagle Bulk Shipping Inc., as borrower, the subsidiary guarantors party thereto, the lenders party thereto, and Wilmington Trust (London) Limited, as successor agent and security trustee.

“Prepetition Finance Parties” means the “Finance Parties” as defined in the Prepetition Credit Agreement.

“Prepetition Lenders” means the lenders from time to time party to the Prepetition Credit Agreement.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, 2 Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the DIP Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“RBS” means The Royal Bank of Scotland plc.

“Real Estate Asset” means, at any time of determination, (i) the leasehold interest created by any Lease or (ii) any fee interest in real property then owned by any Obligor.

“Reference Banks” means the principal London offices of the DIP Agent and any two other DIP Lenders as may be appointed by the DIP Agent from time to time in its sole discretion in consultation with the Borrower.

“Released Guarantor” means an Inactive Subsidiary listed beneath the column heading “Released Guarantors” as set forth in Schedule 13 (Inactive Subsidiaries).

“Relevant Interbank Market” means the London interbank market.

“Repeating Representations” means each of the representations set out in Clauses 18.1 (Status), 18.2 (Binding obligations), 18.3 (Non-conflict with other obligations), 18.4 (Power and authority). 18.5 (Validity and admissibility in evidence), 18.6 (Governing law and enforcement), 18.9 (No default), 18.11 (Financial statements), 18.12 (Pari passu ranking), Clause 18.28 (Sanctions) and Clause 18.29 (No prohibited payments).

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

“Required DIP Lenders” means a DIP Lender or DIP Lenders whose Loans and unutilized Commitments aggregate more than 66⅔% of the aggregate Loans and utilized Total Commitments.

“Resignation Letter” means a letter substantially in the form set out in Schedule 6 (Form of Resignation Letter).

“Restricted Party” means any person that is:

(a)

listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC or any similar list maintained by, or any public announcement of Sanctions designation made by, the United States Department of State or any other U.S. government entity, the United Nations, the European Union or any of its Member States including, without limitation, the United Kingdom and Her Majesty’s Treasury;

(b)

located in, incorporated under the laws of, or owned by, controlled by or acting on behalf of a person located in or organized under the laws of, any country or territory that is the target of country-or territory-wide Sanctions; or

(c)	otherwise a target of Sanctions (“target of Sanctions” signifying that a U.S. person or national from the sanctioning jurisdiction would be restricted from doing business with that person).

“Restructuring Support Agreement” means the Restructuring Support Agreement, dated as of August 5, 2014, among the Debtor and certain of the Prepetition Lenders.

“Sanctions” means the economic sanctions laws, regulations, rules or restrictive measures administered, enacted or enforced by OFAC, the United States Department of State, any other U.S. government entity, the United Nations, or the European Union and its Member States, including, without limitation, the United Kingdom and Her Majesty’s Treasury.

“Securities and Exchange Commission” shall mean the United States Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or the Securities Exchange Act of 1934, as amended.

“Security” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code of any relevant jurisdiction or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Security Agreement” means a first priority general security agreement made or to be made by the Borrower or a Guarantor in favor of the Security Trustee in respect of the personal property of the Borrower or such Guarantor.

“Security Interest Deed” means the Security Interest Deed among the Borrower, certain Guarantors and The Royal Bank of Scotland, plc containing, among other things, a charge in respect of the Collection Account.

“Security Period” means the period starting on the Effective Date and ending on the date on which the DIP Agent is satisfied that all amounts outstanding under the Finance Documents have been irrevocably paid and discharged in full (both dates inclusive).

“Security Trustee” has the meaning specified in the recital hereto, and shall include any successor thereto.

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).

“Servicing Bank” means the DIP Agent or the Security Trustee.

“Ships” means the Existing Ships.

“Shipbuilding Contract” means a shipbuilding contract made between the shipyard undertaking to build a Ship and a Guarantor, as buyer, providing for the purchase by such Guarantor of such Ship.

“Singapore Companies Act” means the Companies Act (Chapter 50) of Singapore.

“Solvent” means, with respect to any person on a particular date, that on such date (a) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (b) the present fair saleable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (c) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person’s ability to pay as such debts and liabilities mature and (d) such person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Time” means a time determined in accordance with Schedule 10 (Timetables).

“Subsidiary” of any person means any corporation, limited liability company, partnership, joint venture, trust or estate or other entity of which (or in which) more than 50% of (a) the voting stock or membership interests of such corporation or company, (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such person, by such person and one or more of its other Subsidiaries or by one or more of such person’s other Subsidiaries.

“Tax” means any tax, levy, impost, duty or other charge, assessment or withholding of a similar nature and all liabilities in respect thereof (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Term Facility” means the term loan facility described in Clause 2 (The Facilities).

“Third Party Ship Owner” has the meaning specified in Clause 22.6(c) (Change of business).

“Total Commitments” means the aggregate of the Commitments.

“Total Loss” means, in relation to any Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship;

(b)

any expropriation, confiscation, requisition or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 90 days without any right to an extension) unless it is within 30 days redelivered to the full control of the Guarantor which owns that Ship; and

(c)	any arrest, capture, seizure or detention of that Ship (including any hijacking or theft) unless it is within 30 days redelivered to the full control of the Guarantor which owns that Ship.

“Total Loss Date” means, in relation to the Total Loss of any Ship:

(a)	in the case of an actual loss of that Ship, at noon Greenwich Mean Time on the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earlier of:

(i)	at noon Greenwich Mean Time on the date on which a notice of abandonment is given to the insurers; and

(ii)

at noon Greenwich Mean Time on the date of any compromise, arrangement or agreement made by or on behalf of the Guarantor which owns that Ship with that Ship’s insurers in which the insurers agree to treat that Ship as a total loss; and

(c)

in the case of any other type of total loss, at noon Greenwich Mean Time on the date (or the most likely date) on which it appears to the DIP Agent, acting reasonably, that the event constituting the total loss occurred.

“Transfer Certificate” means a certificate in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the DIP Agent and the Borrower.

“Transfer Date” means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the DIP Agent executes the Transfer Certificate.

“Trust Property” means:

(a)

all Security and other rights granted to, or held or exercisable by, the Security Trustee under or by virtue of the Finance Documents, except rights intended for the sole benefit or protection of the Security Trustee;

(b)

all moneys or other assets which are received or recovered by or on behalf of the Security Trustee under or by virtue of any Security or right covered by paragraph (a) above, including any moneys or other assets which are received or recovered by it as a result of the enforcement or exercise by it of such a Security or right; and

(c)	all moneys or other assets which may accrue in respect of, or be derived from, any moneys or other assets covered by paragraph (b) above,

except any moneys or other assets which the Security Trustee has transferred to the DIP Agent or (being entitled to do so) has retained in accordance with the provisions of Clause 30 (Role of the Servicing Banks, the Arranger and the Bookrunner).

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“Variance Reports” shall have the meaning assigned to such term in Clause  19.8(a)(iii).

“Wholly-Owned Subsidiary” of any person means any corporation, limited liability company, partnership, joint venture, trust or estate or other entity of which 100% of (a) the voting stock or membership interests of such corporation or company, (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such person, by such person and one or more of its other Wholly-Owned Subsidiaries or by one or more of such person’s other Wholly-Owned Subsidiaries.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)	any “Finance Party”, any “Obligor” or any other “person” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, restated, supplemented, extended or novated;

(iv)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)

a “person” includes an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof;

(vi)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization;

(vii)	a provision of law is a reference to that provision as amended or re-enacted; and

(viii)	a time of day is a reference to London time.

(b)	Section, Clause, Schedule and Exhibit headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(c)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)

When used in this Agreement, (i) the words “herein”, “hereof” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words “Section”, “Clause”, “Schedule” and “Exhibit” shall refer to Sections and Clauses of, and Schedules and Exhibits to, this Agreement unless otherwise specified and (ii) whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

(e)

In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

(f)	All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

(g)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

1.3	Third party rights

The agreements of each Finance Party under this Agreement are made solely for the benefit of the Borrower and may not be relied upon or enforced by any other person.

SECTION 2

THE FACILITIES

2	THE FACILITIES

2.1	The Facilities

(a)	On the Effective Date:

(i)

Subject to the terms of this Agreement and of the DIP Order, each DIP Lender severally agrees to make Loans to Borrower in an amount equal to such DIP Lender’s Commitment. Subject to the terms and conditions hereof and the Interim DIP Order, the Borrower may make, in a single draw, the first borrowing under the Commitments, in an amount of up to $25,000,000 (the “Initial Funding”) upon the entry of the Interim DIP Order, which shall occur no later than five Business Days following the Petition Date (the “Initial Maturity Date”) and upon the satisfaction (or waiver by DIP Agent, in its sole discretion) of the conditions precedent set forth in Section 4.2 (the “Initial Drawing Date”), which shall occur no later than five Business Days following the entry of the Interim DIP Order. The Total Commitment shall be reduced immediately and without further action on the earlier of the Initial Drawing Date (after the making of the Initial Funding) or the Initial Maturity Date.

(ii)

Borrower may make, in a single draw, on the Final Funding Date and upon satisfaction (or waiver by DIP Agent, in its sole discretion) of the conditions precedent set forth in Section 4.3, the final borrowing hereunder in an aggregate principal amount not to exceed the lesser of $25,000,000 and the remaining amount of the Commitments (the “Final Funding”). Each DIP Lender’s Commitment shall terminate immediately and without further action on the earlier to occur of (1) the Final Funding Date after giving effect to the funding (if any) of such DIP Lender’s Loan on such date and (2) the Maturity Date.

(iii)	any amount borrowed under this Section 2.1(b) and subsequently repaid or prepaid may not be reborrowed.

2.2     Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	No Finance Party may commence proceedings against any Obligor in connection with a Finance Document without the prior consent of the DIP Agent and the Required DIP Lenders.

3	PURPOSE

3.1	Purpose

(a)

The proceeds of the Loans shall be applied by Borrower for uses solely to the extent that any such application of proceeds shall be in compliance with the Budget Covenant, with Clause 22.17 hereof and otherwise in compliance with this Agreement.

(b)

Subject to clause (a) above, the proceeds of the Loans shall be used during the Chapter 11 Case for working capital and general corporate purposes, to pay restructuring costs, fees and expenses (including all professional fees) and other administration costs incurred in connection with the Chapter 11 Case, and to provide liquidity to the Borrower’s Subsidiaries. The proceeds of the Loans may not be loaned or advanced to, or invested in (in each case directly or indirectly) any entity that is not an Obligor.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	CONDITIONS OF EFFECTIVENESS AND BORROWING

4.1	Conditions precedent to Effectiveness and post-Effective Date obligations

This Agreement shall become effective on and as of the first date (the “Effective Date”) on which the DIP Agent has received all of the documents and other evidence listed in Part I of Schedule 2 in form and substance satisfactory to the DIP Agent.

4.2	Conditions precedent to the Initial Funding

The extension of Initial Funding on the Initial Drawing Date shall be subject to the satisfaction (or waiver by the DIP Agent and the Required DIP Lenders) of the following conditions on or before the Initial Drawing Date:

(a)

First Day Orders. The Chapter 11 Case shall have been commenced by the Borrower and the same shall be a debtor and a debtor-in-possession. All “first day” orders and pleadings of the Borrower shall (i) have been entered by the Bankruptcy Court, and all motions and documents in connection with such orders shall have been filed with, or submitted to, the Bankruptcy Court, in each case in form and substance (including the amounts of any monetary relief requested therein) reasonably satisfactory to the DIP Agent and the Required DIP Lenders and in each case providing the relief requested therein, (ii) the DIP Agent and the Required DIP Lenders shall have had reasonable opportunity to review all such “first day” orders and pleadings prior to their filing or submission and in any event no later than three Business Days prior to such filing or submission, and (iii) none of such orders shall have been appealed, stayed, reversed, vacated, amended or modified.

(b)	Interim DIP Order. The Interim DIP Order shall have been entered by the Bankruptcy Court, and such order shall not have been appealed, stayed, reversed, vacated, amended or modified.

(c)

Budget and Other Reporting. The DIP Agent shall have received (i) a DIP Monthly Budget; (ii) a Budget; (iii) Fleet Reports and (iv) Cash Flash Reports, in the case of each report commencing with the month during which the Petition Date occurs and in form and substance reasonably satisfactory to the DIP Agent and the Required DIP Lenders.

(d)

Fees and Expenses. The Borrower shall have paid all accrued and unpaid fees, expenses and premiums owed to the DIP Lenders (including reasonable fees, costs and expenses of counsel) under or relating to the Finance Documents and the Commitment Letter (without duplication) required to be paid on or prior to the Initial Drawing Date, including, without limitation, the Commitment Fee.

(e)

Financial Statements. The DIP Agent shall have received and be satisfied with (i) the audited annual consolidated financial statements of the Borrower’s for the year ended December 31, 2013, (ii) interim unaudited quarterly consolidated financial statements of the Borrower since the date of its last audited financial statements through March 31, 2014, (iii) monthly projections for the 12 months after the Initial Drawing Date, (iv) weekly cash flow forecasts for 13 weeks after the Initial Drawing Date and (v) a financial plan and forecast of the Borrower prepared by Borrower’s management which is filed with any disclosure statement related to any plan of reorganization of the Borrower filed in connection with the Chapter 11 Case.

(f)

No Conflict. The DIP Agent shall be satisfied in its reasonable judgment that (a) except as authorized by the Interim DIP Order, there shall not occur as a result of, and after giving effect to, the drawing on the Initial Drawing Date, a default (or any event which with the giving of notice or lapse of time or both would be a default) under the Borrower’s, any other Obligors’ or their respective subsidiaries’ material debt instruments and other material agreements which, (i) in the case of the Borrower’s or any other Obligors’ material debt instruments and other material agreements, would permit the counterparty thereto to exercise remedies thereunder on a postpetition basis or (ii) in the case of any other subsidiary, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (b) the making of the Loan on the Initial Drawing Date shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily or permanently.

(g)

Legal Opinions. The DIP Agent and DIP Lenders shall have received customary satisfactory opinions of counsel to the Loan Parties, addressing such matters as the DIP Agent and the Required DIP Lenders shall reasonably request.

(h)

No Material Adverse Change. Since March 31, 2014, the absence of a material adverse change, or any event or occurrence (other than the commencement of the Chapter 11 Case) which could reasonably be expected to result in a Material Adverse Effect.

(i)

No Material Litigation. There shall exist no action, suit, investigation, litigation or proceeding pending or (to the knowledge of the Obligors) threatened in any court, tribunal, or similar entity, or before any arbitrator or governmental instrumentality, whether in the United States or otherwise (other than the Chapter 11 Case and any action, suit, investigation or proceeding arising from the commencement and continuation of the Chapter 11 Case or the consequences that would normally result from the commencement and continuation of the Chapter 11 Case) that is not stayed or could reasonably be expected to result in a Material Adverse Effect.

(j)

Consents. All necessary governmental and third-party consents and approvals necessary in connection with the DIP Facility and the transactions contemplated thereby shall have been obtained (without the imposition of any adverse conditions that are not acceptable to the DIP Agent) and shall remain in effect; and no law or regulation shall be applicable (in the DIP Agent’s judgment) that restrains, prevents or imposes materially adverse conditions upon the DIP Facility or the transactions contemplated thereby.

(k)

“Know Your Customer” Information. The DIP Agent shall have received all documentation and other information required by it or any DIP Lender that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(l)

Security Interest. The DIP Agent, on behalf of the DIP Lenders, shall have a valid and perfected first priority lien on and security interest in the Collateral of the Obligors consistent with the Interim DIP Order; the DIP Account(s) shall have been established; the Obligors shall have delivered Uniform Commercial Code financing statements, an account control agreement for the DIP Account, in each case in suitable form for filing; and provisions reasonably satisfactory to the DIP Agent for the payment of all fees and taxes for such filings shall have been duly made. The DIP Agent, on behalf of the DIP Lenders, shall also have a valid and perfected first priority lien on and security interest in the equity interests of each Guarantor under the laws of the jurisdiction in which such Guarantor is organized.

(m)

Lien Searches. The DIP Agent shall have received the results of lien searches (including searches as to judgments, pending litigation, tax and intellectual property matters) for the jurisdiction of organization for each Obligor, the jurisdiction of the chief executive office of each Obligor and all jurisdictions in which assets of Obligor are located, or in the case of any entity organized outside of the United States, the applicable filing jurisdiction under the Uniform Commercial Code in effect in the State of New York, which search results shall be in form and substance reasonably satisfactory to the DIP Agent.

(n)	Notice of Borrowing. The DIP Agent shall have received a fully executed and delivered notice of borrowing.

(o)

Corporate Structure. The DIP Agent shall have completed its review of all corporate documentation and other legal, tax, accounting, business and other matters in scope and results reasonably satisfactory to the DIP Agent. The pro forma capital and ownership structure and the shareholding and cash management arrangements of the Debtor and its subsidiaries (and all agreements relating thereto) after giving effect to the DIP Facility and the transactions contemplated thereby shall be reasonably satisfactory to the DIP Agent and the Required DIP Lenders. The DIP Agent and the Required DIP Lenders shall be satisfied with the terms and amounts of any intercompany loans among the Obligors and their subsidiaries and affiliates and the flow of funds in connection with the Loans drawn on the Initial Drawing Date.

(p)

Representations and Warranties. The representations and warranties set forth in the Finance Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by “materiality”, which representations and warranties shall be true and correct in all respects) on and as of the Initial Drawing Date.

(q)	No Default. As of the Initial Drawing Date, no Default or Event of Default shall have occurred and be continuing or would result from the making of the Loans on the Initial Drawing Date.

(r)

Guarantors. The DIP Agent, on behalf of the DIP Lenders, shall have received guarantees duly executed by each Guarantor (included in this Agreement) and shall have a valid and perfected first priority lien on and security interest in the equity interests of each Guarantor under the laws of the jurisdiction in which such Guarantor is organized, and valid and perfected first priority liens on and security interests in the assets of such Guarantor, including evidence of the recordation of each Preferred Marshall Islands Mortgage in respect of each Ship owned by an Obligor in accordance with the law of the Marshall Islands (including any Mortgages, Assignment of Earnings, Assignment of Insurances, Approved Managers Undertaking (except as set forth on Schedule 19) and Memoranda of Particulars for each vessel), together with satisfactory opinions of counsel to the Obligors, addressing such matters as the DIP Agent and the Required DIP Lenders shall request with respect to such guaranties, security documents and liens and security interests and other customary matters.

(s)

Other Security Documents. Evidence that all other actions necessary or, in the reasonable opinion of the DIP Agent, desirable to create, maintain, effect, perfect, preserve, maintain and protect the security interests purported to be created by the Finance Documents have been taken or arrangements with the DIP Agent have been made with respect thereto.

(t)

Closing Date Certificate. The Debtor shall have delivered to the DIP Agent an originally executed officer’s certificate certifying that all applicable conditions to the Initial Drawing Date have been satisfied as of such date and such other matters as the DIP Agent may request.

4.3	Conditions precedent to the Final Funding

The extension of credit on the Final Funding Date shall be subject to the satisfaction (or waiver by the DIP Agent and the Required DIP Lenders) of the following conditions on or before the Final Funding Date:

(a)	Final DIP Order. The Final DIP Order shall have been entered by the Bankruptcy Court, and such order shall not have been appealed, stayed, reversed, vacated, amended or modified.

(b)	Liquidity Threshold Trigger. The cash balance levels of the Obligors (on a consolidated basis) shall be below $15,000,000 on such date.

(c)	Notice of Borrowing. The DIP Agent shall have received a fully executed and delivered notice of borrowing.

(d)

Fees and Expenses. The Debtor shall have paid all invoiced accrued and unpaid fees, expenses and premiums owed to the DIP Agent, and the DIP Lenders (including reasonable and documented fees, costs and expenses of counsel) under or relating to the Finance Documents and the Commitment Letter required to be paid on or prior to the Final Funding Date.

(e)

Representations and Warranties. The representations and warranties set forth in the Finance Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by “materiality”, which representations and warranties shall be true and correct in all respects) on and as of the Final Funding Date.

(f)	No Default. As of the Final Funding Date, no Default or Event of Default shall have occurred and be continuing or would result from the making of the Loans on the Final Funding Date.

(g)

Consents. The making of the Loans on the Final Funding Date (a) shall not violate any requirement of law, or shall not be enjoined, temporarily, preliminarily, or permanently, and (b) all necessary consents shall have been obtained as of the Final Funding Date.

(h)	Material Adverse Change. Since the Petition Date, the absence of a material adverse change, or any event or occurrence which could reasonably be expected to result in a Material Adverse Effect

(i)

No Conflict. The DIP Agent and the Required DIP Lenders shall be satisfied in their reasonable judgment that except as authorized by the Final DIP Order, there shall not occur as a result of, and after giving effect to, the drawing on the Final Funding Date, a default (or any event which with the giving of notice or lapse of time or both would be a default) under the Debtor’s, any other Obligors’ or their respective subsidiaries’ debt instruments and other material agreements which, (i) in the case of the Debtor’s or any other Obligors’ material debt instruments and other material agreements, would permit the counterparty thereto to exercise remedies thereunder on a postpetition basis or (ii) in the case of any other subsidiary, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(j)

Closing Date Certificate. The Debtor shall have delivered to the DIP Agent an originally executed officer’s certificate certifying that all applicable conditions to the Final Funding Date have been satisfied as of such date and such other matters as the DIP Agent may request.

SECTION 3

BORROWING

5	BORROWING

5.1	Delivery of a Notice of Borrowing

The Borrower may utilize the DIP Facility, on the Initial Funding Date and the Final Funding Date only, by delivery to the DIP Agent of a duly completed notice of borrowing not later than the Specified Time.

5.2	Completion of a Notice of Borrowing

(a)	Each notice of borrowing is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed borrowing date is a Business Day;

(ii)	the currency and amount of the borrowing comply with Clause 5.3 (Currency and amount);

(iii)	the proposed Interest Period complies with Clause 9 (Interest Periods); and

(iv)	it specifies the purpose of the proposed Loan.

(b)	Only one (1) Loan may be requested in each notice of borrowing.

5.3	Currency and amount

(a)	The currency specified in a notice of borrowing must be Dollars.

(b)	The amount of the proposed borrowing shall not exceed the amount of the Initial Funding on the Initial Funding Date and the amount of the Final Funding on the Final Funding Date.

5.4	DIP Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each DIP Lender shall make its participation in each Loan available by the borrowing date through its Facility Office.

(b)	The DIP Agent shall notify each DIP Lender of the amount of each Loan and the amount of its participation in that Loan by the Specified Time.

5.5	Notes

(a)

The Borrower’s obligation to pay the principal of, and interest on, the Loans made by each DIP Lender shall, if requested by such DIP Lender, be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit A with blanks appropriately completed in conformity herewith (each, a “Note”).

(b)

Each Note shall (i) be executed by the Borrower, (ii) be payable to the order of such DIP Lender and be dated the Effective Date (or, in the case of Notes issued after the Effective Date, be dated the date of issuance thereof), (iii) be in a stated principal amount (together with the principal amount of any other Note held by such DIP Lender) equal to the Commitment of such DIP Lender on the date of issuance thereof, (iv) mature on the Maturity Date, (v) bear interest as provided in Clause 8 (Costs of Borrowing), (vi) be subject to voluntary prepayment and mandatory repayment as provided in Section 4 (Reduction, Repayment, Prepayment and Cancellation) and (vii) be entitled to the benefits of this Agreement and the other Finance Documents.

(c)

Each DIP Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of its Note, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower’s obligations in respect of such Loans.

(d)

Notwithstanding anything to the contrary contained above in this Clause 5.5 or elsewhere in this Agreement, a Note shall be delivered only to DIP Lenders that at any time specifically request the delivery of such Notes. No failure of any DIP Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related obligations) incurred by the Borrower that would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the Finance Documents. Any DIP Lender that does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding paragraph (c). At any time (including, without limitation, to replace any Note that has been destroyed or lost) when any DIP Lender requests the delivery of a Note to evidence its Loans, the Borrower shall promptly execute and deliver to such DIP Lender the requested Note in the appropriate amount provided that, in the case of a substitute or replacement Note, the Borrower shall have received from such requesting DIP Lender (i) an affidavit of loss or destruction and (ii) a customary lost/destroyed Note indemnity, in each case in form and substance reasonably acceptable to the Borrower and such requesting DIP Lender, and duly executed by such requesting DIP Lender.

SECTION 4

REDUCTION, REPAYMENT, PREPAYMENT AND CANCELLATION

6	REDUCTION AND REPAYMENT

6.1	Cancellation of Total Commitments

The Total Commitments shall be reduced to zero and cancelled on the Maturity Date.

6.2	Repayment of Loans

The Borrower shall repay the Loans on the Maturity Date.

6.3	Maturity Date

On the Maturity Date, the Borrower shall additionally pay to the DIP Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

7	PREPAYMENT AND CANCELLATION

7.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a DIP Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)	that DIP Lender shall promptly notify the DIP Agent upon becoming aware of that event;

(b)	upon the DIP Agent notifying the Borrower, the Commitment of that DIP Lender will be immediately cancelled; and

(c)

the Borrower shall repay that DIP Lender’s participation in the Loans on the last day of the Interest Period for each Loan occurring after the DIP Agent has notified the Borrower or, if earlier, the date specified by the DIP Lender in the notice delivered to the DIP Agent (being no earlier than the day following the date on which the notice was given by the DIP Lender to the DIP Agent or, if later, the last day of any applicable grace period permitted by law).

7.2	[Reserved.]

7.3	[Reserved.]

7.4	Voluntary prepayment of Loans

The Borrower may, upon not less than 3 Business Days’ (or such shorter period as the Required DIP Lenders may agree) prior written notice to the DIP Agent, prepay any Loan, in whole or in part.

7.5	Mandatory prepayment

The Loans shall be prepaid and/or the Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below:

(a)

The Borrower shall prepay the Loans in an amount equal to 100% of the net cash proceeds of the sale, transfer, disposition or loss of any asset, including the Total Loss or sale of a Ship. Such repayment shall be made:

(i)	in the case of a sale of a Ship, on or before the date on which the sale is completed;

(ii)

in the case of a Total Loss of a Ship, on the earlier of the date falling 150 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance or other compensation relating to such Total Loss; and

(iii)	in any other case, on the date of receipt of such proceeds.

(b)

On the date of receipt thereof, the Borrower shall repay the Loans in an amount equal to 100% of the net proceeds from the issuance of any Financial Indebtedness of any Obligor other than Financial Indebtedness that is permitted under Clause 22.9.

(c)	On the date of receipt thereof, the Borrower shall repay the Loans in an amount equal to one hundred percent (100%) of the aggregate amount of any Equity received by the Borrower.

(d)	[Reserved.]

(e)

All amounts prepaid under paragraphs (a), (b) or (c) shall be applied first towards payment pro rata of any Loans then outstanding, until the Loans have been repaid in full, and, second, to reduce pro rata any Commitments then outstanding.

7.6	Right of repayment and cancellation in relation to a single DIP Lender

(a)	If:

(i)	any sum payable to any DIP Lender by an Obligor is required to be increased under Clause 12.1 (Gross-up for Taxes); or

(ii)	any DIP Lender claims indemnification from the Borrower under Clause 12.2 (Tax Indemnity) or Clause 13.1 (Increased costs);

the Borrower may, so long as the circumstance giving rise to the requirement or indemnification continues, give the DIP Agent notice of cancellation of the Commitment of that DIP Lender and its intention to procure the repayment of that DIP Lender’s participation in the Loans.

(b)	On receipt of a notice referred to in paragraph (a) above, the Commitment of that DIP Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that DIP Lender’s participation in that Loan.

7.7	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and all other sums payable under the terms of this Agreement (including any sums pursuant to Clause 14.2 (Other Indemnities)) but otherwise without premium or penalty.

(c)	The Borrower may not reborrow any part of the Term Facility which is prepaid.

(d)	[Reserved.]

(e)	The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g)	If the DIP Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected DIP Lender, as appropriate.

7.8	Replacement of DIP Lender

(a)

If any event described in paragraphs (i) or (ii) of Clause 7.6(a) (Right of repayment and cancellation in relation to a single DIP Lender) shall occur, the Borrower may, as an alternative to exercising its rights under Clause 7.6, on 15 Business Days’ prior written notice to the DIP Agent and the relevant DIP Lender, replace such DIP Lender by requiring such DIP Lender to (and such DIP Lender shall) transfer pursuant to Clause 27 (Changes to the DIP Lenders) all (and not part only) of its rights and obligations under this Agreement to another DIP Lender or other Prepetition Lender or affiliate thereof (a “Replacement Lender”) selected by the Borrower, and which is acceptable to the DIP Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations of the transferring DIP Lender’s participations on the same basis as the transferring DIP Lender, for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such DIP Lender’s participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a DIP Lender pursuant to this Clause 7.8 shall be subject to the following:

(i)	the Borrower shall have no rights to replace the DIP Agent or the Security Trustee;

(ii)	neither the DIP Agent nor any DIP Lender shall have any obligation to the Borrower to find a Replacement Lender; and

(iii)	in no event shall the DIP Lender replaced under this Clause 7.8 be required to pay or surrender to the Replacement Lender any of the fees received by such DIP Lender pursuant to the Finance Documents.

SECTION 5

COSTS OF BORROWING

8	INTEREST

8.1	Calculation of interest

(a)	The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(i)	the Margin;

(ii)	LIBOR; and

(iii)	the Mandatory Cost, if any.

8.2	Payment of interest

Interest shall be payable monthly in arrears in cash.

8.3	Default interest

If an Event of Default shall have occurred and be continuing, all DIP Obligations shall bear interest at an additional 2.0% per annum above the per annum rate otherwise applicable thereunder. Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the DIP Agent.

8.4	[Reserved.]

8.5	[Reserved.]

8.6	Notification of rates of interest

The DIP Agent shall promptly notify the DIP Lenders and the Borrower of the determination of a rate of interest under this Agreement.

9	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)	The Borrower may select an Interest Period for a Loan in the notice of borrowing for that Loan or (if that Loan has already been borrowed) in a Selection Notice.

(b)	Each Selection Notice for a Loan is irrevocable and must be delivered to the DIP Agent by the Borrower not later than the Specified Time.

(c)	If the Borrower fails to deliver a Selection Notice to the DIP Agent in accordance with paragraph (b) above, the relevant Interest Period will be 1 Month.

(d)

Subject to this Clause 9, the Borrower may select an Interest Period of 1 Month or any other period agreed between the Borrower and the DIP Agent; provided that such Interest Period may be shorter than 1 Month if such period ends on the Maturity Date.

(e)	The Borrower may not select any Interest Period for a Loan that ends after the Maturity Date.

(f)	Each Interest Period for a Loan shall start on the borrowing date or (if already made) on the last day of its preceding Interest Period.

9.2	Non-Business Days

Except as otherwise provided in this Agreement, if an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3	Consolidation and division of Loans

(a)	Subject to paragraph (b) below, if two (2) or more Interest Periods:

(i)	relate to Loans; and

(ii)	end on the same date,

those Loans will, unless the Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of that Interest Period.

(b)

Subject to Clause 5.3 (Currency and amount), if the Borrower requests in a Selection Notice that a Loan be divided into two (2) or more Loans, that Loan will, on the last day of its Interest Period, be so divided into the amounts specified in that Selection Notice, being an aggregate amount equal to the amount of the Loan immediately before its division.

10	CHANGES TO THE CALCULATION OF INTEREST

10.1	Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2	Market disruption

(a)

If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each DIP Lender’s share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)	the Margin;

(ii)

the rate notified to the DIP Agent by that DIP Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that DIP Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)	the Mandatory Cost, if any, applicable to that DIP Lender’s participation in the Loan.

(b)	In this Agreement “Market Disruption Event” means:

(i)

at or about noon Greenwich Mean Time on the Quotation Day for the relevant Interest Period, REUTERS Screen LIBOR 01 is not available and none or only one of the Reference Banks supplies a rate to the DIP Agent to determine LIBOR for the relevant Interest Period; or

(ii)

before close of business in London on the Quotation Day for the relevant Interest Period, the DIP Agent receives notifications from a DIP Lender or DIP Lenders (whose participations in a Loan exceed thirty five percent (35%) of that Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

10.3	Substitute basis of interest

(a)

If a Market Disruption Event occurs and the DIP Agent or the Borrower so requires, the DIP Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any substitute basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the DIP Lenders and the Borrower, be binding on all Parties.

10.4	Break Costs

(a)

The Borrower shall, within 3 Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan being paid by the Borrower on a day other than the last day of an Interest Period for that Loan.

(b)	Each DIP Lender shall, as soon as reasonably practicable after a demand by the DIP Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11	FEES

11.1	Commitment Fee

The Borrower will pay to the DIP Agent (for the account of each DIP Lender) a non-refundable fee (the “Commitment Fee”) in an amount equal to 1.50% of the Commitment that such DIP Lender holds, which shall be due and payable to such DIP Lender in cash in immediately available funds on the Initial Drawing Date (or, if agreed to by such DIP Lender, shall be netted out of the proceeds of the Loans made on the Initial Drawing Date).

11.2	Undrawn Commitment

The Borrower will pay to the DIP Agent (for the account of each DIP Lender) a fee equal to 2.50% per annum of the undrawn amount of the Commitment calculated on a monthly basis, payable monthly in arrears in cash and accruing during the period from and including the day on which the Interim DIP Order is entered to but excluding the date on which the Commitment is fully drawn or has been terminated.

11.3	Agency fee

The Borrower shall pay to the DIP Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12	TAX GROSS UP AND INDEMNITIES

12.1	Gross Up for Taxes

(a)

All payments made by the Borrower or any other Obligor (or, with respect to FATCA, the DIP Agent) hereunder and under any Note will be made without setoff, counterclaim or other defense. Except as provided in Clause 12.4 (Marshall Islands Taxation), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in Clause 12.1(b), any tax imposed on or measured by the net income or net profits of a DIP Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such DIP Lender is located or any subdivision of any such jurisdiction (such taxes being referred to collectively as “Excluded Taxes”)) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively, as “Non-Excluded Taxes”). If any Non-Excluded Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Non-Excluded Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Non-Excluded Taxes, will not be less than the amount provided for herein or in such Note.

(b)

If any amounts are payable by an Obligor (or, with respect to FATCA, the DIP Agent) in respect of Non-Excluded Taxes pursuant to Clause 12.1(a), the Borrower agrees to reimburse each DIP Lender, upon the written request of such DIP Lender, for taxes imposed on or measured by the net income or net profits of such DIP Lender pursuant to the laws of the jurisdiction in which such DIP Lender is organized or in which the principal office or applicable lending office of such DIP Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such DIP Lender is organized or in which the principal office or applicable lending office of such DIP Lender is located arising as a result of the payment of such Non-Excluded Taxes by the Borrower to such DIP Lender and for any withholding of taxes as such DIP Lender shall determine are payable by, or withheld from, such DIP Lender, in respect of such amounts so paid to or on behalf of such DIP Lender pursuant to Clause 12.1(a) and in respect of any amounts paid to or on behalf of such DIP Lender pursuant to this Clause 12.1(b).

(c)

The Borrower will furnish to the DIP Agent within 45 days after the date the payment of any Non-Excluded Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower.

12.2	Tax Indemnity

Each of the Obligors agrees to indemnify and hold harmless each DIP Lender, and reimburse such DIP Lender upon its written request, for the amount of any Non-Excluded Taxes levied or imposed on and paid by such DIP Lender in respect of the transactions contemplated by the Finance Documents.

12.3	Stamp Taxes

Each of the Obligors agrees that it shall pay and hold each Finance Party harmless from and against any and all present and future stamp, documentary, transfer, sales and use, value added, excise and other similar taxes with respect to the Finance Documents or the transactions contemplated thereby and save each Finance Party harmless from and against any and all costs, losses or liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Finance Party) to pay such taxes.

12.4	Marshall Islands Taxation

In the event that withholding taxes are imposed under the laws of the Republic of the Marshall Islands or any other jurisdiction in respect of payments on the Loan or other amounts due under this Agreement and if certain documentation provided by certain qualifying DIP Lenders could reduce or eliminate such withholding taxes under the laws of the Republic of the Marshall Islands or such other jurisdiction or any treaty to which the Republic of the Marshall Islands or such other jurisdiction is a party, then, upon request by the Borrower, a DIP Lender that is entitled to an exemption from, or reduction of, such withholding taxes shall deliver to the Borrower (with a copy to the DIP Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation requested by the Borrower, if any, as will permit such payments to be made without withholding or at a reduced rate; provided that such DIP Lender is legally entitled to complete, execute and deliver such documentation and in such DIP Lender’s reasonable judgment such completion, execution or delivery would not materially prejudice the legal position of such DIP Lender. Notwithstanding the foregoing, nothing in this Clause 12.4 shall require a DIP Lender to disclose any confidential information (including, without limitation, its tax returns or its calculations); provided, however, that information equivalent to that required by current versions of U.S. IRS Forms W-8 and W-9 shall not be treated as confidential.

12.5	Tax Benefit Reimbursement

If the Borrower or any other Obligor pays any additional amount under this Clause 12 to a DIP Lender and such DIP Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such DIP Lender shall pay to Borrower an amount that the DIP Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the DIP Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any DIP Lender may determine, in its sole discretion consistent with the policies of such DIP Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a DIP Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such DIP Lender that otherwise would not have expired) of any Tax Benefit with respect to which such DIP Lender has made a payment to the Borrower pursuant to this Clause 12.5 shall be treated as a Non-Excluded Tax for which the Borrower is obligated to indemnify such DIP Lender pursuant to this Clause 12 without any exclusions or defenses; (iii) nothing in this Clause 12.5 shall require the DIP Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns); and (iv) no DIP Lender shall be required to pay any amounts pursuant to this Clause 12.5 at any time which a Default or Event of Default is continuing.

12.6	FATCA Withholding

Notwithstanding anything to the contrary in this Agreement:

(a)	if an Obligor, the DIP Agent or any other Party is required to make a FATCA Withholding then that Obligor, DIP Agent or other Party may make such FATCA Withholding; and

(b)

the DIP Agent shall not be required to increase any payment made by it under or in connection with a Finance Document in the event the DIP Agent is required to make a FATCA Withholding in respect of such payment.

12.7	FATCA Compliance and Information

(a)

If any Obligor or the DIP Agent reasonably believes that, in order to comply with FATCA or a FATCA Agreement or to determine whether it or an Obligor may be required to make a Tax payment which may be attributable (directly or indirectly) to a FATCA Withholding, it requires information as to the status under FATCA of any Finance Party then the Obligor or the DIP Agent may (acting reasonably) request that Finance Party to provide that information and that Finance Party must comply with that request or advise that it does not consider that it is a FATCA Exempt Party within 20 Business Days of receipt of that request, provided that compliance with the request would not involve that Finance Party in any unlawful activity or any activity that is contrary to any request, guidance or directive of any competent authority (whether or not having the force of law, but if not having the force of law being of a type with which that Finance Party is accustomed to comply) and would not breach any contractual confidentiality or data protection obligations it is subject to.

(b)

If the DIP Agent receives any information in accordance with paragraph (a) above it shall provide copies of that information to the relevant Obligor and the DIP Lenders hereby agree to such information being sent to the relevant Obligor.

(c)

If a DIP Lender reasonably believes that, in order to comply with FATCA or a FATCA Agreement, it requires information as to the status under FATCA of an Obligor then that DIP Lender may (acting reasonably) request that Obligor to provide that information and that Obligor must comply with that request within 20 Business Days of receipt of that request, provided that compliance with the request would not involve such Obligor in any unlawful activity or any activity that is contrary to any request, guidance or directive of any competent authority (whether or not having the force of law, but if not having the force of law being of a type with which such Obligor is accustomed to comply) and would not breach any contractual confidentiality or data protection obligations it is subject to.

13	INCREASED COSTS

13.1	Increased costs

(a)

Subject to Clause 13.3 (Exceptions), the Borrower shall, within 3 Business Days of a demand by the DIP Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or (ii) compliance by that Finance Party with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) made after the date of this Agreement provided that, notwithstanding anything to the contrary herein, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (B) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities of competent jurisdiction, in each case pursuant to Basel III, shall in each case be deemed to be a change in law for the purposes of this 13.1, regardless of the date enacted, adopted or issued.

(b)	In this Agreement, “Increased Costs” means:

(i)	a reduction in the rate of return from the Facilities or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount receivable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the DIP Agent of the event giving rise to the claim, following which the DIP Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the DIP Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions

Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a deduction or withholding required by law to be made by an Obligor for or on account of Tax from a payment under a Finance Document;

(b)

compensated for by Clause 12.2 (Tax Indemnity) (or would have been compensated for under Clause 12.2 (Tax Indemnity) but was not so compensated solely because of the exclusions in the definition of Excluded Tax);

(c)	compensated for by the payment of the Mandatory Cost; or

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

14	OTHER INDEMNITIES

14.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within 3 Business Days of demand, indemnify each Finance Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

The Borrower shall (or shall procure that an Obligor will), within 3 Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties);

(c)

funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a notice of borrowing but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that DIP Lender alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

In circumstances where a Finance Party receives all or any part of a Loan otherwise than on the last day of an Interest Period the Borrower shall pay to such Finance Party in addition to Break Costs an amount equal to the Margin which would, but for receipt of the relevant part of the Loan, have accrued on the relevant part of such Loan from the date of such receipt to the earlier of (i) the end of the then current Interest Period relating thereto, and (ii) the 90th day following the date of such receipt.

14.3	Indemnity to the DIP Agent and the Security Trustee

The Borrower shall promptly indemnify the DIP Agent and the Security Trustee against any cost, loss or liability incurred by the DIP Agent or the Security Trustee (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorized.

14.4	Environmental Indemnity

The Borrower shall indemnify, defend and hold harmless each Finance Party and their respective directors, officers, employees, representatives, agents, subsidiaries, Affiliates, successors and assigns (each, an “Indemnified Party”) on demand against all costs, expenses (including reasonable professionals’ fees and expenses), damages, obligations, commitments, liabilities and losses sustained or incurred in connection with or in respect of the Loan or any Finance Documents as a result of, or in connection with, Environmental Claims being made against the Borrower, any other member of the Group, any Indemnified Party or any Affiliate, successor or assign of the foregoing, or otherwise howsoever arising out of any Environmental Incident.

14.5	Additional Indemnity

The Obligors shall, jointly and severally, indemnify and hold harmless each Finance Party, and each of their respective affiliates, officers, directors, fiduciaries, employees, agents, advisors, attorneys and representatives from and against all losses, claims, liabilities, damages, and expenses (including, without limitation, costs, fees and expenses of counsel) in connection with any investigation, litigation or proceeding (including the preparation of any defense with respect thereto) arising out of or relating to the DIP Facility or the transactions contemplated hereunder.

15	MITIGATION BY THE DIP LENDERS

15.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities), Clause 13 (Increased Costs) or paragraph 3 of Schedule 4 (Mandatory Cost Formula) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2	Limitation of liability

(a)	The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16	COSTS AND EXPENSES

16.1	Transaction expenses

The Borrower shall promptly on demand pay the DIP Agent, the Security Trustee, the Arranger and the Bookrunner the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

If an Obligor requests an amendment, waiver or consent, the Borrower shall, within 3 Business Days of demand, reimburse the DIP Agent and the Security Trustee for the amount of all costs and expenses (including legal fees) reasonably incurred by the DIP Agent or the Security Trustee in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement costs

The Borrower shall, within 3 Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

16.4	Authority to debit Collection Account

Upon the occurrence and during the continuance of a Default, the DIP Agent shall, without prejudice to any other of the provisions of this Agreement, be entitled (but not obliged) at any time and from time to time (without prior notice) to debit the DIP Account or the Collection Account in order to satisfy amounts payable by the Borrower to any Finance Party pursuant to this Clause 16. The DIP Agent shall promptly notify the Borrower after any such debit to the DIP Account or the Collection Account, provided that the failure to give such notice shall not affect the validity of such debit.

SECTION 7

GUARANTEE

17	GUARANTEE AND INDEMNITY

17.1	Guarantee and indemnity

(a)	Each Guarantor irrevocably and unconditionally jointly and severally:

(i)

guarantees, as primary guarantor and not as surety merely, to each Finance Party punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, by each Obligor of all the Obligors’ obligations under the Finance Documents whether for principal, interest, fees, expenses, indemnity payments or obligations or otherwise (collectively, the “Guaranteed Obligations”);

(ii)

undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, such Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(iii)

indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party (i) if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, or (ii) by operation of law as a consequence of the transactions contemplated by the Finance Documents. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency, liquidation, judicial management or any similar event:

(a)	the liability of each Obligor shall continue or be reinstated, as the case may be, as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

17.4	Waiver of defenses

(a)

The obligations of each Guarantor under this Clause 17 will not be affected by, and each Guarantor irrevocably waives any defense it might have by virtue of, any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Finance Party) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(iii)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(v)	any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(vii)	any bankruptcy, insolvency, liquidation, judicial management or similar proceedings; or

(viii)	any other circumstance whatsoever that might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor.

(b)	Each Guarantor unconditionally and irrevocably waives:

(i)

diligence, presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, notice of the creation or incurring of new or additional indebtedness of the Obligors to the Finance Parties, notice of acceptance of this Guarantee, and notices of any other kind whatsoever;

(ii)	the filing of any claim with any court in the event of a receivership, insolvency, bankruptcy, liquidation or judicial management;

(iii)	the benefit of any statute of limitations affecting any Obligor’s obligations under the Finance Documents or the Guarantor’s obligations under this Guarantee or the enforcement of this Guarantee; and

(iv)	any offset or counterclaim or other right, defense, or claim based on, or in the nature of, any obligation now or later owed to the Guarantor by the Obligors or any Finance Party.

17.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6	Deferral of Guarantors’ rights

(a)

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the DIP Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(i)	to be indemnified by an Obligor;

(ii)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; and/or

(iii)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

(b)	Each Obligor acknowledges and agrees that:

(i)

until the Guaranteed Obligations have been indefeasibly paid in full, all obligations owing to it from any other Obligor whether contractually, under rights of subrogation, contribution, reimbursement or otherwise shall be junior and subordinate to any rights of any Finance Party against such Obligor;

(ii)	it shall not exercise such rights prior to the indefeasible payment in full of all obligations under the Finance Documents unless requested or consented to by the DIP Agent; and

(iii)	it shall hold in trust for and pay or transfer to the DIP Agent any payment or distribution received by it contrary to this Clause 17.

17.7	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

17.8	Right of Contribution

At any time a payment in respect of the Guaranteed Obligations is made under this guarantee, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this guarantee. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been paid in full in cash, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Clause 17.8 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations under this guarantee. As used in this Clause 17.8: (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Relevant Net Worth (as defined below) of such Guarantor by (y) the aggregate Relevant Net Worth of all Guarantors; (ii) the “Relevant Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this guarantee) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Clause 17.8, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash. Each Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain Solvent, in the determination of the DIP Agent.

17.9	Limitation of Liability

Each of the Guarantors and the Finance Parties hereby confirms that it is its intention that the Guaranteed Obligations not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, each of the Guarantors and the Finance Parties hereby irrevocably agrees that the Guaranteed Obligations guaranteed by each Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

17.10	Information concerning the Obligors

Each Guarantor represents and warrants to each Finance Party that the Guarantor is affiliated with each Obligor and is otherwise in a position to have access to all relevant information bearing on the present and continuing creditworthiness of each Obligor and the risk that any Obligor will be unable to pay the Guaranteed Obligations when due. The Guarantor waives any requirement that any Finance Party advise the Guarantor of information known to that Finance Party regarding the financial condition or business of any Obligor, or any other circumstance bearing on the risk of non-performance of the Guaranteed Obligations, and the Guarantor assumes sole responsibility for keeping informed of the financial condition and business of each Obligor.

17.11	Singapore financial assistance limitation

This guarantee does not apply to any liability of any Guarantor incorporated in Singapore to the extent it would result in its guarantee under this Agreement constituting unlawful financial assistance within the meaning of Section 76 of the Singapore Companies Act.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18	REPRESENTATIONS

Each of the Obligors jointly and severally makes the representations and warranties set out in this Clause 18 to each Finance Party on the Effective Date, the Initial Funding Date and on the Final Funding Date, as of each such date, as applicable.

18.1	Status

(a)	It is a corporation or a limited liability company, duly incorporated or formed and validly existing in good standing under the law of its jurisdiction of incorporation or formation.

(b)

It is duly qualified and in good standing as a foreign company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed.

(c)

It and each of its Subsidiaries has all requisite corporate or company power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(d)	It is not, and shall not become, a “foreign financial institution” as that term is defined under FATCA.

18.2	Binding obligations

The obligations expressed to be assumed by it in this Agreement are, and, upon execution and delivery of each Finance Document to which it is to be a party, the obligations expressed to be assumed by it in each such Finance Document will be, legal, valid, binding and enforceable obligations, subject to the entry of the DIP Orders and subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditor’s rights generally.

18.3	Non-conflict with other obligations

Subject to the entry of the Interim DIP Order (or the Final DIP Order, as applicable), the entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets.

18.4	Power and authority

Subject to the entry of the Interim DIP Order (or the Final DIP Order, as applicable) it has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

18.5	Validity and admissibility in evidence

Subject to the entry of the Interim DIP Order (or the Final DIP Order, as applicable), all Authorizations of any governmental authority or regulatory body or of any other person required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b)	for the grant by any Obligor of the Security granted by it pursuant to the Finance Documents, and the perfection or maintenance of such Security (including the first priority nature thereof), and

(c)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

18.6	Governing law and enforcement

(a)

The choice of the Bankruptcy Code, Marshall Islands law, New York law, Singapore law or English law, as the case may be, as the governing law of the Finance Documents will be recognized and enforced in its jurisdiction of incorporation or formation.

(b)	Any judgment obtained in any court sitting in New York City or in England in relation to a Finance Document will be recognized and enforced in its jurisdiction of incorporation or formation.

18.7	Deduction of Tax

It is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document to which it is a party.

18.8	No filing or stamp taxes

Under the law of its jurisdiction of incorporation or formation it is not necessary that the Finance Documents (other than the Mortgages) be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, other than any Singapore stamp tax payable in connection with the filing of certain Account Charges.

18.9	No default

No Event of Default is continuing or might reasonably be expected to result from the making of any Borrowing.

18.10	No misleading information

No representation, warranty or statement made or certificate or document statement provided by any of the Obligors in or pursuant to this Agreement, any other Finance Document, or in any other document furnished in connection therewith, is untrue or incomplete in any material respect or contains any misrepresentation of a material fact or omits to state any material fact necessary to make any such statement herein or therein not misleading.

18.11	Financial statements

(a)	The financial statements delivered pursuant to Clause 4.2(f)(i) and (ii) were prepared in accordance with GAAP consistently applied.

(b)

The financial statements delivered pursuant to Clause 4.2(f)(i) and (ii) fairly present in all material respects the financial condition and operations of the Borrower and its Subsidiaries as at the date thereof.

18.12	[Reserved.]

18.13	No proceedings pending or threatened

No material litigation, arbitration or administrative proceedings (including proceedings relating to any alleged or actual breach of the ISM Code) of or before any court, arbitral body or agency have (to the best of its knowledge and belief) been started or threatened against it or any of its properties that could, if adversely determined, reasonably be expected to have a Material Adverse Effect (other than any action, suit or proceeding by any person after the date hereof and prior to entry of the Final DIP Order, objecting to the entry by the Bankruptcy Court of the Final DIP Order or seeking modification thereto from the terms contemplated in the Interim DIP Order and (2) any action, suit or proceeding by any person objecting to any waiver or amendment of, or consent to the departure from, the terms of this Agreement, in each case, to the extent that such action, suit or proceedings does not result in the reversal, modification, amendment, stay or vacation of the DIP Orders without the prior written consent of the DIP Agent), other than as disclosed in writing to the DIP Agent prior to the date of this Agreement.

18.14	Status of security

(a)

The provisions of each Finance Document do now or, as the case may be, will upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents), create in favor of the Security Trustee (i) in the case of the Mortgages, a valid first “preferred mortgage” within the meaning of Chapter 3 of the Marshall Islands Maritime Act, 1990, as amended (or, if applicable, a first priority ship mortgage under the laws of the relevant Alternative Approved Flag), on the respective Ships, subject to the recording or registration of the Mortgages as described in the following paragraph, (ii) in the case of the Assignments of Shipbuilding Contract and Refund Guarantee, the Assignments of Earnings, the Assignments of Insurances, the Pledge Agreement and the General Security Agreements a valid, binding and executed and enforceable security interest in all right, title and interest in the collateral therein described, and shall constitute a fully perfected first priority security interest in favor of the Security Trustee in all right, title and interest in such collateral, subject to no other Security and subject in the case of (A) the Assignments of Shipbuilding Contract and Refund Guarantee and the Assignments of Earnings, to notice being given to account parties and to filing proper financing statements in the District of Columbia and the State of New York, and consent of such account parties being obtained, and (B) the Assignments of Insurances, to notice being given to underwriters and protection and indemnity clubs, and their consent being obtained where policy provisions or club rules so require), and (iii) in the case of the Account Charges, the General Account Charges, and the Security Interest Deed, a valid, binding and executed and enforceable Security Interest over the assets to which such Finance Documents, by their terms, relate;

(b)

upon execution and delivery by the relevant Guarantor and recording in accordance with the laws of the Republic of The Marshall Islands (or, if applicable, registration in accordance with the law of the relevant Alternative Approved Flag), each of the Mortgages will be a first “preferred mortgage” within the meaning of Chapter 313 of Title 46 of the United States Code and will qualify for the benefits accorded a “preferred mortgage” under Chapter 313 of Title 46 of the United States Code and no other filing or recording or refiling or rerecording or any other act is necessary or advisable to create or perfect such security interest under the Mortgages or in the mortgaged property therein described; and

(c)	no third party will have any Security (except for Permitted Security) over any asset to which such Security, by its terms, relates.

18.15	Compliance with Authorizations

To the best of its knowledge, after due inquiry, it is in compliance with all applicable Authorizations, statutes, regulations and laws.

18.16	Margin Stock

It is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

18.17	Compliance with ERISA

(a)	Schedule 12 sets forth each Plan as of the date of this Agreement.

(b)

Subject to Clause 18.17(d) below, each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001; no Reportable Event has occurred; no Plan which is a Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds $100,000; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an unpaid minimum required contribution, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an unpaid minimum required contribution or an extension of any amortization period, within the meaning of Section 412 or 430(d) of the Code or Section 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; none of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; there has been no violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule of under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate may be directly or indirectly liable; none of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has filed, or is considering filing, an application under the IRS Employee Plans Compliance Resolution System or the Department of Labor’s Voluntary Fiduciary Correction Program with respect to any Plan; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent credit event, would not exceed $100,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of Borrower or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; each group health plan (as defined in 45 Code of Federal Regulations Section 160.103) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has at all times been operated in compliance with the provisions of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

(c)

Subject to Clause 18.17(d) below, each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. None of the Borrower or any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

(d)

The foregoing representations in Clauses 18.17(b) and 18.17(c) are made only to the extent that the failure to be true, either individually or in the aggregate, could reasonably be expected to result in material liability to the Borrower and its Subsidiaries.

18.18	Not “Investment Company”

It is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

18.19	Not “National”

It is not a “national” of any “designated foreign country”, within the meaning of the Foreign Asset Control Regulations or the Cuban Asset Control Regulations of the U.S. Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, or any regulations or rulings issued thereunder.

18.20	No Restriction

Neither the making of any Loan nor the use of the proceeds thereof nor the performance by the Obligors of this Agreement violates any statute, regulation or executive order restricting loans to, investments in, or the export of assets to, foreign countries or entities doing business there.

18.21	[Reserved.]

18.22	Use of Proceeds

The Borrower is using the proceeds of the DIP Facility solely for the purposes set forth in Clause 3 (Purpose).

18.23	Place of Business

The Borrower has a place of business in New York City. None of the Obligors (other than the Borrower) has a place of business in the United States of America, the District of Columbia, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States of America.

18.24	Ownership of Obligors

All of the outstanding limited liability company interests or shares, as the case may be, of each of the Guarantors is directly or indirectly owned and controlled by the Borrower, and none of the Guarantors (except for Eagle Shipping International (USA) LLC) has any direct or indirect Subsidiaries.

18.25	Tax Returns and Payments

None of the Borrower’s Subsidiaries at the date hereof is required to file any U.S. federal income tax returns. Each of the Borrower and its Subsidiaries has timely filed with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the “Returns”) required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries as a whole for the periods covered thereby. The Borrower and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in accordance with GAAP) for the payment of all taxes payable by them. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Borrower nor any of its Subsidiaries has incurred, nor will any of them incur, any material tax liability in connection with any transactions contemplated hereby (it being understood that the representation contained in this sentence does not cover any future tax liabilities of the Borrower or any of its Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business).

18.26	No money laundering

It is acting for its own account and the borrowing of the Facilities by the Borrower and the performance and discharge of each Obligor’s obligations and liabilities under this Agreement and the other Finance Documents to which it is a party and other arrangements effected or contemplated by this Agreement will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directives (91/308/EEC) of the Council of the European Community).

18.27	Environmental matters

(a)

To the best of its knowledge, after due inquiry, it is in compliance with all applicable Environmental Laws in all material respects, and it possesses and is in compliance with all relevant Authorizations pursuant to Environmental Laws.

(b)

There are no Environmental Claims outstanding or pending, and it has not received any notice of or entered into, inherited or assumed, any Environmental Claims, in each case, which might, if adversely determined, have a Material Adverse Effect.

18.28	Sanctions

Neither it nor any member of the Group, any Affiliate of any of them, nor any of their respective officers, directors, employees or, to its knowledge, agents or other persons acting on their behalf:

(a)	is a Restricted Party;

(b)	has received funds or other property from a Restricted Party or conducted any activities or business dealings, directly or indirectly, with or for the benefit of any Restricted Party;

(c)

has engaged or is engaging, directly or indirectly, in any transaction or conduct that would reasonably be expected to result in it or its Affiliates becoming a Restricted Party, or which evades or avoids, or is intended for the purpose of evading or avoiding, any prohibitions or restrictions set forth in any Sanctions; or

(d)	is in breach of, or is the subject of any action, proceeding, litigation, claim or investigation concerning, any Sanctions.

18.29	No prohibited payments

Neither it nor any of its Affiliates, nor any of their respective officers, directors, employees or, to its knowledge, agents or other persons acting on their behalf, directly or indirectly, has:

(a)	violated or is in violation of any applicable anti-corruption law;

(b)

made, offered to make, promised to make or authorized the payment or giving of, directly or indirectly, any bribe, rebate, payoff, influence payment, kickback or other payment or gift of money or anything of value (including meals or entertainment) to any officer, employee or ceremonial office holder of any government or instrumentality thereof, any political party or supra-national organization (such as the United Nations), any political candidate, any royal family member or any other person who is connected or associated personally with any of the foregoing that is prohibited under any applicable law or regulation or otherwise for the purpose of influencing any act or decision of such payee in his official capacity, inducing such payee to do or omit to do any act in violation of his lawful duty, securing any improper advantage or inducing such payee to use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality (a “Prohibited Payment”); or

(c)	is or has been subject to any action, proceeding, litigation, claim or investigation with regard to any actual or alleged Prohibited Payment.

It and its Affiliates have taken reasonable measures, including implementation of appropriate compliance policies and procedures, to ensure compliance with applicable anti-corruption laws and to monitor, detect and prevent the making, offer to make, promise to make or authorization of the payment or giving of any Prohibited Payment.

18.30	Bank accounts

Schedule 14 contains a true, correct and complete list of all accounts with any bank or financial institution held by a Group member on the Effective Date.

18.31	Material Contracts

Schedule 15 contains a true, correct and complete list of all the Material Contracts to which a Group member is a party on the Effective Date.

18.32	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the first day of each Interest Period.

18.33	Priority and Liens Applicable to the Borrower

Subject in each case to the Carve-Out:

(a)

all DIP Obligations will be entitled (without the need to file a proof of claim) to a superpriority administrative expense claim against the Debtor and all property of the estate pursuant to section 364(c)(1) of the Bankruptcy Code, with priority over any and all other obligations, liabilities and indebtedness against the Debtor, now existing or hereafter arising, of any kind whatsoever, including on the proceeds of avoidance actions following entry of the Final Order (other than in the case of proceeds of avoidance actions arising under section 549 of the Bankruptcy Code, which shall be granted upon entry of the Interim DIP Order), and including any and all administrative expenses or other claims of the kind specified in or arising under sections 105, 326, 328, 330, 331, 503(b), 506(c) (following entry of the Final Order), 507, 546(c), 552(b), 726, 1113 or 1114 of the Bankruptcy Code, whether such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment, whether now in existence or hereafter incurred by the Debtor, and shall at all times be senior to the rights of the Debtor, the Debtor’s estate, and any successor trustee, estate representative or any creditor, in the Chapter 11 Case or any subsequent cases or proceedings under the Bankruptcy Code;

(b)

all DIP Obligations will be secured by (A) pursuant to section 364(c)(2) of the Bankruptcy Code, a first-priority perfected security interest on all property of the Debtor’s estate that is not subject to a lien, including on proceeds of avoidance actions following entry of the Final Order (other than in the case of proceeds of avoidance actions arising under section 549 of the Bankruptcy Code, which shall be granted upon entry of the Interim DIP Order), (B) subject to the immediately following clause (C), pursuant to section 364(c)(3) of the Bankruptcy Code, a perfected lien on all property of the Debtor’s estate that is subject to a valid and perfected lien on any such property as of the Petition Date that is junior only to such existing liens, and (C) pursuant to section 364(d) of the Bankruptcy Code, a first-priority perfected lien senior to the liens on all property of the Debtor (now or hereafter acquired and all proceeds, product or offspring thereof) securing obligations of the Debtor under the Prepetition Credit Agreement as of the Petition Date; and

(c)	the rights of the DIP Lenders and the DIP Agent shall not be subject to any rights, claims, charges or liens arising under section 506(c) or 551 of the Bankruptcy Code.

18.34	Budget.

The Budget and Financial Plan were prepared in good faith based upon assumptions and projections believed by the Borrower to be reasonable as of the time the Budget was prepared and based on the information available to the management of the Borrower at the time such Budget and Financial Plan were furnished; it being understood that projections are, by their nature, inherently uncertain and such projections may vary from actual results and that such variances may be material.

18.35	Insurance.

The insurance maintained by the Borrower and each of its Subsidiaries complies in all material respects with the requirements of Clause 23. As of the Effective Date, Schedule 16 sets forth a list of all general liability, vessel and property insurance policies currently maintained by or on behalf of the Borrower and its Subsidiaries, and as of the Effective Date, all premiums due in respect of such insurance have been paid.

18.36	Labor Matters.

Except as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (a) the Borrower and its Subsidiaries, and their respective employees, agents and representatives have not committed any unfair labor practice as defined in the National Labor Relations Act, (b) neither the Borrower nor any of its Subsidiaries has been or is engaged in any unfair labor practice, (c) no unfair labor practice charge or complaint is pending against the Borrower or any of its Subsidiaries or, to the knowledge of Borrower, threatened against any of them before the National Labor Relations Board or any other governmental authority and no grievance or arbitration proceeding arising out of any collective bargaining agreement or similar agreement is pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, and (d) there are no labor disputes, strikes, lockouts, slowdowns or work stoppages pending or, to the knowledge of Borrower, threatened in writing against the Borrower or any of its Subsidiaries.

18.37	Intellectual Property.

Each Obligor and its Subsidiaries owns, or is licensed or possesses the right to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the operation of the business of Borrower and its Subsidiaries, taken as a whole, as currently conducted. The use thereof by such Obligor and its Subsidiaries does not infringe upon the rights of any other Person, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

18.38	Properties.

(a)

Schedule 17 contains a true, accurate and complete list of all real property owned, leased or otherwise held by each Obligor as the date hereof. Neither the Borrower nor any of its Subsidiaries are in default under any Lease other than as a result of the Bankruptcy Cases and other defaults that could not reasonably be expected to have a Material Adverse Effect, and all such Leases are in full force and effect, except for Leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect or such default the enforcement of which is stayed by virtue of the filing of the Chapter 11 Case.

(b)

Except for the Security granted to the DIP Agent pursuant to the Finance Documents and other Permitted Security, each Obligor has good title to, or valid leasehold interests in, each item of the Collateral (except for defects in title that, individually or in the aggregate, do not materially interfere with its ability to conduct its business as currently conducted or utilize such properties for their intended purposes). Such Collateral is owned by such Obligor free and clear of any and all effective Security, other than Permitted Security. Such Obligor (i) is the record and beneficial owner of such Collateral pledged by it hereunder constituting instruments or certificates and (ii) except as otherwise permitted hereunder, has rights in or the power to transfer each other item of such Collateral in which Security is granted by it hereunder, free and clear of any other effective Security, other than Permitted Security. Upon the entry of the DIP Order, the Security on, and security interest in, all right, title and interest of the Obligors in such Collateral contemplated hereunder and the proceeds thereof, as security for the DIP Obligations, shall be fully perfected, having the priority contemplated by the DIP Order.

18.39	Existing Instruments, Tangible Chattel Paper and Documents.

Schedule 18 is a true and complete schedule of all instruments, tangible chattel paper and documents for indebtedness (other than checks to be deposited in the ordinary course of business), in each case with a face value in excess of $1,000,000 individually owned by each Obligor.

19	INFORMATION UNDERTAKINGS

The undertakings in this Clause 19 remain in force throughout the Security Period.

19.1	Financial statements

The Borrower shall supply to the DIP Agent in sufficient copies for all the DIP Lenders:

(a)

as soon as available, but in any event within 90 days after the end of each of its financial years, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such financial year and the related consolidated statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such financial year, setting forth in each case in comparative form the corresponding figures for the previous financial year, together with a report thereon of PricewaterhouseCoopers or other independent certified public accountants of recognized national standing reasonably satisfactory to the DIP Agent, which report shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(b)

as soon as available, but in any event within 60 days after the end of each of the first three quarters of each of its financial years, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such financial quarter and the related consolidated statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such financial quarter and for the period from the beginning of the then current financial year to the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous financial year;

(c)

as soon as available, but in any event within 45 days after the end of each of the first eleven months of each of its financial years, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such month and for the period from the beginning of the then current financial year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous financial year; and

(d)

if requested by the DIP Agent, management accounts to include (i) a balance sheet, (ii) an income statement, and (iii) a statement of changes in retained earnings (and any other financial information as requested by the DIP Agent, acting on behalf of the DIP Lenders, in a format acceptable to the DIP Agent) for the Borrower for any Accounting Period prepared on a separate company basis (i.e., not consolidated).

19.2	Compliance Certificate

(a)

The Borrower shall supply to the DIP Agent, with each set of financial statements delivered pursuant to paragraph (a), (b) or (c) of Clause 19.1 (Financial statements), a Compliance Certificate (i) setting out (in reasonable detail) computations as to compliance with Clauses 20 (Financial covenants) and 22.24(a) (Eagle Chartering) as at the date at which those financial statements were drawn up and (ii) certifying that the financial statements delivered fairly present the Borrower’s financial condition as at the date as at which those financial statements were drawn up.

(b)	Each Compliance Certificate shall be signed by the chief financial officer and the chief executive officer of the Borrower.

19.3	Requirements as to financial statements.

The Borrower shall procure that each set of financial statements delivered pursuant to Clause 19.1 (Financial statements) is prepared using GAAP.

19.4	Information: miscellaneous

The Borrower shall supply to the DIP Agent:

(a)	[Reserved.]

(b)

promptly upon the filing thereof, copies of all registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and other material filings which the Borrower shall have filed with the Securities and Exchange Commission or any similar governmental authority, or any national securities exchange, including, any reports or other disclosures required to be made in relation to the Borrower under Regulation FD or the Sarbanes-Oxley Act of 2002;

(c)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings (including proceedings relating to any alleged or actual breach of the ISM Code or the ISPS Code) which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

(d)

no later than five (5) Business Days after the end of each month (i) in relation to each Ship, full employment details (including details of charter rates and tenor), and (ii) details of charter activity for vessels owned by any person not a member of the Group that are managed by a member of the Group, during the preceding month;

(e)

promptly, such further information regarding any Ship, its Earnings or Insurances or the financial condition, business and operations of any member of the Group as any Finance Party (through the DIP Agent) may reasonably request;

(f)

as soon as practicable and in any event no later than 90 days after the beginning of each of its financial years, a consolidated plan and financial forecast for such financial year and the next succeeding financial year (the “Financial Plan” for such financial year), including (i) forecasted consolidated balance sheets and forecasted consolidated statements of income and cash flows of the Borrower and its Subsidiaries for each such financial year, together with pro forma Compliance Certificates for each such financial year and an explanation of the assumptions on which such forecasts are based, (ii) forecasted consolidated statements of income and cash flows of the Borrower and its Subsidiaries for each quarter of each such financial year, together with an explanation of the assumptions on which such forecasts are based, (iii) detailed projections for scheduled maintenance and dry-docking of the Ships, and (iv) such other information and projections as any DIP Lender may reasonably request. Each Financial Plan shall be reviewed by the DIP Agent’s advisors in the discretion of the DIP Agent;

(g)	[Reserved.];

(h)

promptly, and in any event within ten Business Days after any Material Contract of the Borrower or any of its Subsidiaries is terminated or amended in a manner that is adverse to the Borrower or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

(i)

promptly, upon receipt of the same, copies of all notices, requests and other documents received by any member of the Group under or pursuant to any Material Contract or instrument, indenture or other agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any member of the Group or otherwise have a Material Adverse Effect, and copies of the foregoing and such information and reports regarding Material Contracts and such instruments, indentures, and other agreements as the DIP Agent may request from time to time;

(j)

copies of all materials disclosed to any statutory committee appointed by the Bankruptcy Court in the Chapter 11 Case, or any other unaffiliated group of holders of the Debtor’s debt or equity securities formed for purposes of the Chapter 11 Case;

(k)	copies of all financial statements and reports that any Obligor sends to the holders of any Debt of such Obligor or that Debtor files with the Bankruptcy Court;

(l)

using its best efforts, copies of any motion, brief, memorandum of law, application, reply, objection, complaint or answer to be filed or submitted to the Bankruptcy Court three Business Days before such filing or submission (or such shorter period as may be reasonably agreed to by the DIP Agent);

(m)	copies of any disclosure updates;

(n)

at reasonable times upon the request of the DIP Agent (at the direction of the Required DIP Lenders), and confirmation of availability for, and arrange for, the chief executive officer or chief financial officer of the Borrower to participate in a call with the DIP Agent and the DIP Lenders to discuss matters relating to the Borrower; and

(o)	such additional financial and other information as the DIP Agent may reasonably from time to time request.

19.5	Notification of default

(a)

Each Obligor shall notify the DIP Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)

Promptly upon a request by the DIP Agent, the Borrower shall supply to the DIP Agent a certificate signed by two of its senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.6	“Know Your Customer” Checks

(a)	If:

(i)	the introduction of or any change in (or the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of any Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a DIP Lender of any of its rights and obligations under this Agreement to a party that is not a DIP Lender prior to such assignment or transfer,

obliges the DIP Agent or any DIP Lender (or, in the case of paragraph (iii) above, any prospective new DIP Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the DIP Agent or any DIP Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the DIP Agent (for itself or on behalf of any DIP Lender) or any DIP Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the DIP Agent, such DIP Lender or, in the case of the event described in paragraph (iii) above, any prospective new DIP Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each DIP Lender shall promptly upon the request of the DIP Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the DIP Agent (for itself) in order for the DIP Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.7	Patriot Act Notice

Each Finance Party hereby notifies the Obligors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act” ), it is required to obtain, verify, and record information that identifies each Obligor, which information includes the name of each Obligor and other information that will allow such Finance Party to identify each Obligor in accordance with the PATRIOT Act. Each Obligor agrees to provide such information from time to time to any Finance Party.

19.8	Delivery of budgets; Fleet reports

(a)	The Borrower shall deliver to the DIP Agent:

(i)

No later than the Tuesday following the first day of each four-week period (the first such period commencing on August 1, 2014), an updated Cash Flow Forecast in the same format as currently received by the Prepetition Agent prior to the Petition Date and reasonably acceptable to the DIP Agent and the DIP Lenders (the “Budget”); provided that if the DIP Agent and the DIP Lenders have not so accepted such delivered Budget within three Business Days of such delivery (and the DIP Agent has provided written notice thereof to the Borrower), the “Budget” shall be deemed to be the previously accepted Budget for all purposes hereunder; provided further that in the event of such failure to deliver an acceptable Budget, the Borrower must deliver a Budget reasonably acceptable to the DIP Agent and the DIP Lenders within two weeks of such failure;

(ii)

On the fifth day of each month, a debtor-in-possession 12-month budget, containing sufficient detail to reflect the Borrower and its Subsidiaries’ financial projections for such 12-month period, and such budget shall be in form and substance reasonably acceptable to the DIP Agent and the DIP Lenders (the “DIP Monthly Budget”); provided that if the DIP Agent and the DIP Lenders have not so accepted such delivered DIP Monthly Budget within three Business Days of such delivery (and the DIP Agent has provided written notice thereof to the Borrower), the “DIP Monthly Budget” shall be deemed to be the previously accepted DIP Monthly Budget for all purposes hereunder; provided further that in the event of such failure to deliver an acceptable DIP Monthly Budget, the Borrower must deliver a DIP Monthly Budget reasonably acceptable to the DIP Agent and the DIP Lenders within two weeks of such failure;

(iii)

a variance report comparing the Budget to the actual results in the same format as currently agreed by the Prepetition Agent prior to the Petition Date, no later than the Tuesday following August 15, 2014 and August 29, 2014, and no later than the Tuesday following the first day of each four-week period thereafter commencing on August 29, 2014 (“Variance Reports”);

(iv)	no later than each Tuesday, fleet positioning reports in the same format as currently provided by the Borrower to the Prepetition Lenders (the “Fleet Reports”);

(v)

no later than each Tuesday, flash liquidity reports including cash and total availability under this Agreement in a form reasonably acceptable to DIP Agent and the DIP Lenders (“Cash Flash Report”); and

(vi)	reasonably promptly following the delivery of Variance Reports, telephone conferences with the Chief Financial Officer of the Debtor to review the Variance reports.

20	FINANCIAL COVENANTS

20.1	Minimum Liquidity

The Borrower and its Subsidiaries shall maintain at all times a minimum Liquidity of $22,500,000 million.

For purposes of this covenant, “Liquidity” shall be determined as the sum of (i) the aggregate cash balance of the Borrower and its Subsidiaries on a consolidated basis and (ii) the total remaining Commitment (whether or not the Final DIP Order has been entered at such time).

20.2	Maximum Consolidated Capital Expenditures

The Borrower shall not permit the Consolidated Capital Expenditures in any Month to exceed the Maximum Capital Expenditures Amount.

For purposes of this covenant, the “Maximum Capital Expenditures Amount” means the amount set forth in respect thereof on the applicable DIP Monthly Budget, plus the greater of (i) 20% of such amount set forth in such DIP Monthly Budget or (ii) $250,000 for each drydock scheduled during such Month, provided that, any repair costs during such Month that are reasonably expected to be reimbursed by insurance are excluded from Consolidated Capital Expenditures for the purpose of calculations under this Clause 20.2.

20.3	Compliance with Budget

(a)

As of the last day of the rolling four week-period (each, a “Budget Testing Period”), commencing with the four-week period ending August 29, 2014 and on each four week anniversary of such date (each, a “Budget Testing Date”), the Obligors shall not have permitted the actual disbursements during the Budget Testing Period of the type set forth in the Budget in the line items titled “Voyage Expenses”, “Bunkers”, “OPEX”, “Drydock”, “G&A” and “Accelerated Vendor Pay” in the aggregate to be more than the Permitted Variance Percentage above the budgeted amount of “Total Adjusted Operating Disbursements” set forth in the Budget for such period. For purposes of this covenant, the “Permitted Variance Percentage” means (i) 15% for the Budget Testing Period ending August 29, 2014, (ii) 12.50% for the Budget Testing Period ending September 26, 2014, and (iii) 10% for each Budget Testing Period thereafter.

(b)

On each Budget Testing Date, the Obligors shall not have permitted the aggregate amount of the actual receipts during the Budget Testing Period of the type set forth in the Budget in the line items titled “Fixed”, “Indexed”, “Open”, “Offhire”, “Commissions”, “Spot Voyage” and “A/R Stretch” to be less than 80% of the budgeted amount of “Total Adjusted Net Receipts” set forth in the Budget for such period.

21	[RESERVED.]

22	GENERAL UNDERTAKINGS

The undertakings in this Clause 22 remain in force throughout the Security Period.

22.1	Authorizations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	upon request of the DIP Agent, supply copies to the DIP Agent of,

any Authorization required under any law or regulation of its jurisdiction of incorporation or formation, or the flag-state of any Ship to enable it (i) to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation or formation, or in the flag-state of any Ship of any Finance Document to which it is a party, and (ii) to operate the Ships.

22.2	Compliance with laws

(a)

Each Obligor shall comply in all respects with all laws to which it may be subject including ERISA and Environmental Laws, if failure to so comply would materially impair its ability to perform its obligations under the Finance Documents.

(b)	No Obligor or other member of the Group shall engage in any conduct that could result in it becoming a Restricted Party.

(c)	As regards the Guarantors, this Clause 22.2 (Compliance with laws) is not a limitation of Clause 24.8 (Compliance with laws etc.), and vice versa.

22.3	Negative pledge

(a)

No Obligor shall create or permit to subsist any Security over any of its assets, or sign or file, under the Uniform Commercial Code (or analogous statute or law) of any jurisdiction, a financing statement that names it as debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement.

(b)	No Obligor shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Permitted Security.

22.4	Disposals

(a)

Subject to paragraphs (b) and (c), no Obligor shall (and the Borrower shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including any capital stock of Subsidiaries, any Ship, its Earnings and its Insurances).

(b)	Paragraph (a) does not apply to any sale, lease, transfer or other disposal:

(i)	made in the ordinary course of trading of the disposing entity; or

(ii)	of obsolete, worn out or surplus property disposed of in the ordinary course of business.

(c)	No Obligor shall sell, lease, transfer or otherwise dispose of any Ship unless agreed in writing by the Required DIP Lenders in their absolute discretion.

22.5	Merger

No Obligor shall enter into any consolidation, demerger, merger or corporate reconstruction.

22.6	Change of business

The Borrower shall procure that no member of the Group shall engage in any line of business other than:

(a)

directly or indirectly owning and operating the Ships (and, in the case of Eagle Chartering only, chartering in dry bulk vessels on a limited basis in accordance with Clause 22.24 (Eagle Chartering) or as identified in Material Contracts in effect as at the date of this Agreement);

(b)

the management as manager or agent of vessels owned by the Delphin Group, on the terms of the agreement between the Borrower and Delphin Shipping LLC dated August 4, 2009, with such further amendments as are agreed in writing by the Required DIP Lenders; provided that the Required DIP Lenders shall not withhold their consent to any proposed amendment if the sole effect of such amendment is to increase the amount payable to the Borrower under the agreement, and no additional guarantees, representations, warranties or obligations of any other kind are provided, made or incurred by the Borrower pursuant to such proposed amendment;

(c)	the management as manager or agent by a Manager of vessels owned by third parties other than the Delphin Group (each, a “Third Party Ship Owner”) provided that:

(i)

the management agreement is on arm’s length commercial terms based on those contained in the standard form of BIMCO Shipman Contract and in particular, but without limitation, containing (A) the obligation of the owner of the vessel contained in such standard form BIMCO Shipman Contract to procure that the vessel is insured in accordance with the best practice of prudent owners of vessels of a similar type to the vessel, with financially sound and reputable insurance companies, and (B) the limitation as to liability contained in such standard form BIMCO Shipman Contract limiting the liability of the Manager, each Group member, and each of their respective directors, officers, employees, representatives, sub-contractors and their respective successors and assigns (each, a “Management Party”) to the Third Party Ship Owner for any loss, damage, delay or expense arising out of the management services, and a credit-worthy party shall indemnify each Management Party in full against, and hold each Management Party harmless from, any and all losses, claims, damages, actions, proceedings, costs, expenses and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Management Party arising out of or in connection with or as a result of the management of the vessel;

(ii)

the Manager maintains, with financially sound and reputable insurance companies, insurance in such amounts and against such risks, and with such deductibles, as in each case are customarily maintained by companies engaged in the same or similar business as the Manager; and

(iii)	promptly upon request by the DIP Agent, the Borrower provides the DIP Agent with such information regarding the management arrangement as the DIP Agent may reasonably request.

22.7	Ownership of Guarantors

The Borrower shall procure that each Guarantor remains a Wholly-Owned Subsidiary of the Borrower or a Wholly-Owned Subsidiary of ECI.

22.8	Dividends

The Borrower may not pay any dividend, distribution on stock or other equity interest, or other payment to its shareholders nor purchase nor redeem any of its own stock or other interest in it; provided, that any Guarantor may make distributions to the Borrower.

22.9	Debt

No Obligor shall create, incur, assume or suffer to exist any Debt other than (i) Debt under the Finance Documents or the Prepetition Documents, (ii) Debt for (x) trade payables and expenses accrued in the ordinary course of business and that are not overdue, or (y) customer advance payments and customer deposits received in the ordinary course of business, and (iii) subject to the Budget and the terms of the DIP Order, Debt owing from any Obligor or any Subsidiary of an Obligor to any Obligor, provided that such Debt is evidenced by a note delivered to the DIP Agent, subordinated on terms and conditions acceptable to the DIP Agent and subject in right of payment to the prior payment in full of all amounts outstanding under this Agreement.

22.10	Approved Charter

Each relevant Obligor undertakes to advise the DIP Agent reasonably in advance of any agreement to amend or supplement, or any determination to waive or forbear from enforcing, any Approved Charter or any of its provisions in any material respect.

22.11	Loans; Investments

No Obligor shall make any loan or advance to, make any investment in, or enter into any working capital maintenance or similar agreement (each such transaction, an “Investment”) with respect to any person whether by acquisition of stock or indebtedness, by loan, guarantee or otherwise, except loans to another Obligor to the extent such Obligor is permitted to incur such Debt under Clause 22.9 (Debt), and subject to Clause 22.24(e) (Eagle Chartering).

22.12	Acquisitions

No Obligor shall make any acquisition of an asset outside the ordinary course of its business.

22.13	No Additional Direct or Indirect Subsidiaries

The Borrower shall procure that no direct or indirect Subsidiaries not party to this Agreement shall be formed.

22.14	Accounts

(a)	Subject to paragraph (d), no Obligor shall open or maintain any account with any bank or financial institution other than the bank accounts listed in Schedule 14.

(b)

No Obligor shall make any withdrawal from any of the Operating Accounts except in accordance with the Cash Pooling Deeds and except, so long as no Event of Default shall have occurred and be continuing, any amount credited to an Operating Account shall be available to the relevant Obligor to pay (i) the reasonable operating expenses of its Ship, (ii) the principal amount of the Loans, interest thereon and any other amounts payable to the Finance Parties hereunder or under the other Finance Documents and (iii) the reasonable overhead, legal and other expenses of the Obligors.

(c)	No Obligor shall transfer, or permit to be transferred on its behalf, any cash or cash equivalents to the DBS Bank Ltd. Account.

(d)

Eagle Chartering may transfer the aggregate balance of the DBS Bank Ltd. Account to a depository other than DBS Bank Ltd; provided that Eagle Chartering has provided at least 30 days prior written notice of such transfer to the DIP Agent.

(e)

No Obligor shall transfer, or permit to be transferred on its behalf, any cash or cash equivalents to the account listed in Part IV of Schedule 14 (Bank Accounts) (it being understood that such account is to be used solely for the purpose of administering payments on behalf of the Delphin Group in connection with activities permitted under Clause 22.6(b) (Change of Business), and that no property of any member of the Group shall be held in such account).

(f)

Upon being drawn, proceeds of the Loans will be deposited into a bank account of the Borrower reasonably acceptable to the DIP Agent (the “DIP Account”); provided that the DIP Agent shall at all times have a perfected first-priority lien thereon, in each case pursuant to the Interim DIP Order or the Final DIP Order, as applicable, and an account control agreement reasonably acceptable to the DIP Agent and the Required DIP Lenders.

(g)

Any amounts remaining in the DIP Account on the Maturity Date (whether by acceleration or otherwise) shall be applied to reduce the Loans then outstanding in accordance with the terms of the Finance Documents.

22.15	Preservation of Corporate/Company Existence, Etc.

Each Obligor shall preserve and maintain its corporate or company existence, as the case may be, as well as its material rights and franchises, and shall not permit any amendment of its articles of incorporation, by-laws, certificate of formation, limited liability company agreement or other relevant incorporation or constitutional documents, as the case may be, without giving the DIP Agent prior written notice of such proposed amendment.

22.16	Payment of Taxes

The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower or any of its Subsidiaries not otherwise permitted under Clause 22.3 (Negative pledge), provided that none of the Borrower or any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

22.17	Use of Proceeds

(a)	Each Obligor shall use the proceeds of the DIP Facility solely for the purposes set forth in the Clause 3 (Purpose).

(b)

No Obligor shall, directly or indirectly, use all or any part of the proceeds of any Loan, or lend, make payments, contribute or otherwise make available all or part of such proceeds (or permit or authorize any of the foregoing activities) to any Subsidiary, joint venture partner or other person to fund any activities or business with any Restricted Party or in any other manner that could result in a violation by any person (including any person participating in the transaction, whether as DIP Lender, advisor, investor or otherwise) of Sanctions, which Sanctions are in effect at the time such use, lending, payment, contribution, funding or making funds available.

22.18	Transactions with Affiliates

No Obligor shall, and the Borrower shall ensure that no other member of the Group will, enter into or become a party to any material transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except pursuant to (i) the reasonable requirements of its business and upon terms which are fair and reasonable and in its best interests, or (ii) existing arrangements heretofore disclosed to the DIP Agent in writing and approved by the DIP Agent.

22.19	Place of Business

No Guarantor shall establish a place of business in the United States of America, the District of Columbia, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States of America unless 60 days’ prior written notice of such establishment is given to the DIP Agent.

22.20	Capital Stock

The Borrower shall not issue any class of capital stock unless such stock is legally or effectively subordinated to the right of the Finance Parties to payment of any and all amounts due to the Finance Parties under the Finance Documents.

22.21	ERISA

As soon as reasonably possible and, in any event, within 10 days after the Borrower or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to the DIP Agent, with sufficient copies for each of the DIP Lenders, a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the DIP Agent a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an unpaid minimum required contribution, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 or 430(d) of the Code or Section 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made and such failure could result in a material liability for the Borrower or any of its Subsidiaries; that a Plan has been or may be reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA with a material amount of unfunded benefit liabilities; that a Plan (in the case of a Multiemployer Plan, to the best knowledge of the Borrower or any of its Subsidiaries or ERISA Affiliates) has a material Unfunded Current Liability; that proceedings may be reasonably expected to be or have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a material delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate may be directly or indirectly liable for a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule of under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan; that the Borrower, any of its Subsidiaries or any ERISA Affiliate will or may reasonably expect to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code or 45 Code of Federal Regulations Section 160.103) under Section 4980B of the Code and/or the Health Insurance Portability and Accountability Act of 1996; or that the Borrower, or any of its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Upon request, the Borrower will deliver to the DIP Agent with sufficient copies to the DIP Lenders (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the DIP Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any notices received by the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan with respect to any circumstances or event that could reasonably be expected to result in a material liability shall be delivered to the DIP Lenders no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, such Subsidiary or such ERISA Affiliate, as applicable.

22.22	Prepayments of Certain Indebtedness.

Except as permitted herein and by the DIP Order, “first day” or any other order of the Bankruptcy Court, no Obligor shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable prior to its scheduled maturity in respect of subordinated Debt or Debt in respect of the Prepetition Credit Agreement (other than Adequate Protection Payments, solely as set forth in the Budget and the DIP Order or any other order of the Bankruptcy Court reasonably acceptable to DIP Agent).

22.23	No Further Negative Pledges.

No Obligor shall, nor shall it permit any of its Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Security upon any of its properties or assets, whether now owned or hereafter acquired, to secure the DIP Obligations, except prohibitions or restrictions existing under or by reason of:

(a)	this Agreement and the other Finance Documents,

(b)	applicable law;

(c)	customary non-assignment provisions in contracts entered into in the ordinary course of business;

(d)

any restriction or encumbrance with respect to any assets of the Borrower or any of its Subsidiaries imposed pursuant to an agreement which has been entered into for the sale or disposition of such assets; provided that such sale or disposition is permitted under this Agreement and such restriction or encumbrance shall only be effective against the assets to be sold or disposed of;

(e)

restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business, provided that such restrictions are limited to the property or assets subject to such leases, licenses or similar agreements, as the case may be; and

(f)	restrictions contained in the Prepetition Credit Documents.

22.24	Eagle Chartering

Anything contained in this Agreement to the contrary notwithstanding:

(a)

Eagle Chartering may charter in dry bulk vessels on a voyage charter or time charter basis solely as is necessary to fulfill obligations under charters, contracts of affreightment or other employment arrangements entered into which the Ships cannot reasonably fulfill; provided that:

(i)

the aggregate market exposure of Eagle Chartering at any time in relation to vessels operated by it (including any vessel chartered-in by Eagle Chartering under Material Contracts in effect as at the date of this Agreement) shall not exceed $5,000,000. For the purpose of this Clause 22.24, the term “market exposure” means the difference between (A) charter hire payable by Eagle Chartering, and (B) earnings contracted by way of physical contracts entered into by Eagle Chartering or by way of freight derivative contracts entered into by Eagle Chartering, in each case, in respect of vessels chartered in;

(ii)	Eagle Chartering shall not charter in any vessel for a term (including any optional extensions) which exceeds 9 months;

(iii)

at any time, the number of vessels chartered in by Eagle Chartering shall not exceed 6, and the aggregate deadweight tonnage of the chartered-in vessels shall not exceed 15% of the aggregate deadweight tonnage of the Ships;

(iv)	Eagle Chartering may not charter in any vessel that is managed by any member of the Group pursuant to paragraphs (b) or (c) of Clause 22.6 (Change of Business); and

(v)

for the avoidance of doubt, Eagle Chartering shall not charter in any vessel except in circumstances where the chartered-in vessel will be utilized at all times under employment arrangements that are in place at the time of entering into the chartering contract.

(b)

Eagle Chartering may enter into charters, contracts of affreightment, options and forward freight agreements for the purpose of securing fixed income in relation to vessels chartered by Eagle Chartering, to the extent funded from amounts held in the DBS Bank Ltd. Account.

(c)

Eagle Chartering may enter into contracts to hedge exposure to fluctuations in exchange rates and fuel prices in relation to the Ships and chartered-in vessels to the extent such hedging activity is funded from amounts held in the DBS Bank Ltd. Account.

(d)

The Borrower shall supply to the DIP Agent, (i) quarterly with each Compliance Certificate delivered pursuant to Clause 19.2 (Compliance Certificate), and (ii) on request of the DIP Agent at any time, a certificate signed by the Borrower’s chief financial officer setting out the aggregate market exposure of Eagle Chartering.

(e)

No Obligor shall make any loan or advance to, make any investment in, or enter into any working capital maintenance or similar agreement with respect to Eagle Chartering, whether by acquisition of stock or indebtedness, by loan, guarantee or otherwise (in this Clause 22.24(e), “financial assistance”), without the prior written consent of the Required DIP Lenders; provided, however, the Borrower shall be permitted to make loans to Eagle Chartering so long as (i) any such loans are made with cash in an aggregate amount not in excess of $10,000,000 (inclusive of amounts used to fund the DBS Bank Ltd. Account), (ii) the management of the Borrower in good faith believe that, after giving effect to any such loan, the Borrower shall be able to meet its payment obligations under this Agreement, and (iii) the proceeds any such loan shall be used by Eagle Chartering for working capital purposes and solely in connection with activities permitted under Clause 22.6 (Change of Business). The DIP Agent shall use its best endeavors to procure a decision by Required DIP Lenders within 48 hours of its receipt of any request for such consent.

(f)	The Borrower shall cause Eagle Chartering:

(i)

to have separate management distinct from the management of the Borrower or its other Affiliates, and not to have as a director, officer or employee any person who is a director, officer or employee of the Borrower or its other Affiliates (except that, so long as Eagle Chartering has not less than three directors, one of the directors of Eagle Chartering may be an officer and/or employee of Eagle Shipping International (USA) LLC);

(ii)	to have paid up share capital in an amount not less than $500,000;

(iii)

to maintain all of its books, records, financial statements and bank accounts separate from those of the Borrower and its other Affiliates; provided, however, that financial statements of Eagle Chartering may be included in consolidated financial statements of the Borrower;

(iv)

to enter into contracts in its own name for its own account as principal and not as agent for the Borrower or its other Affiliates; provided, however, that any contract entered between Eagle Chartering on the one hand and any of the Borrower and its other Affiliates on the hand shall be on terms which are fair and reasonable and substantially similar to those that would be available on an arms-length basis between unrelated persons;

(v)	to maintain its principal executive office in Singapore, and to utilize separate stationary, invoices and checks bearing its own name;

(vi)	to pay the salaries of its own employees from its own funds, and to maintain a sufficient number of employees to conduct the business contemplated by this Clause 22.24;

(vii)	to maintain insurance with responsible companies against such risks as is customarily carried by persons engaged in businesses similar to the business contemplated by this Clause 22.24;

(viii)	to discharge from its own funds and assets all obligations of any kind incurred by it to the extent such funds and assets are available for such discharge; and

(ix)

to conduct in its own name the business contemplated by this Clause 22.24, and to hold itself out to the public as a legal entity separate and distinct from any other person (including the Borrower and any other Affiliate of the Borrower).

22.25	Material Contracts

Except as permitted under Clause 22.6 (Change of Business), no Obligor shall, and the Borrower shall ensure that no other member of the Group will, execute, amend or otherwise modify any Material Contract without in each case obtaining the prior written consent of the Required DIP Lenders.

22.26	Additional collateral

Each Obligor shall take such actions and execute such documents and instruments as may be necessary or reasonably requested by the DIP Agent to create in favor of the Security Trustee for the benefit of the Finance Parties a valid and perfected first priority lien on all of the personal property assets of such Obligor as to which the Security Trustee does not have a perfected first priority lien, promptly, and in any event within 30 days of acquiring such property.

22.27	Inactive Subsidiaries

(a)	The Borrower shall:

(i)	Ensure that no Inactive Subsidiary shall have any assets or liabilities, except as disclosed to the DIP Agent in writing prior to the date of this Agreement;

(ii)	Procure that each of the Inactive Subsidiaries shall be liquidated or dissolved on or before the date falling three months after the date of this Agreement; and

(iii)	Promptly, and in any event within five Business Days of the liquidation or dissolution of any Inactive Subsidiary, provide evidence of such liquidation or dissolution to the DIP Agent.

22.28	Certain Post-Closing Matters

The Obligors will deliver the items on Schedule 19 within the time periods set forth therein.

23	INSURANCE

The undertakings in this Clause 23 remain in force throughout the Security Period.

23.1	Definitions

(a)	In this Clause 23:

“excess risks” means, in relation to any Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims.

“obligatory insurances” means, in relation to any Ship, all insurances effected, or which the Guarantor which owns that Ship is obliged to effect, under this Clause 23 or any other provision of this Agreement or of another Finance Document.

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 1 of the Institute Time Clauses (Hulls)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls)(1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.

“war risks” includes the risk of mines and all risks excluded by clause 23 of the Institute Time Clauses (Hulls)(1/10/83) or clause 24 of the Institute Time Clauses (Hulls) (1/11/1995).

(b)	In this Clause 23, a reference to “approved” means approved in writing by the DIP Agent.

23.2	Maintenance of obligatory insurances

Each Guarantor shall keep the Ship owned by it insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks;

(c)	protection and indemnity risks; and

(d)

any other risks against which the DIP Agent considers, having regard to practices and other circumstances prevailing at the relevant time, it would be commercially reasonable for that Guarantor to insure and which are specified by the DIP Agent by notice to that Guarantor, and, upon request of the DIP Agent, such Guarantor shall assign any insurances for such other risks to the Security Trustee as additional security.

23.3	Terms of obligatory insurances

Each Guarantor shall effect such insurances in respect of the Ship owned by it:

(a)	in Dollars;

(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:

(i)	when aggregated with the agreed values of all other Ships mortgaged to the Security Trustee as security for the Loans, 120% of the aggregate of the outstanding Loans; and

(ii)	the market value of the Ship owned by it;

(c)

in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)	in the case of protection and indemnity risks, in respect of the full tonnage of the Ship owned by it;

(e)	on terms approved by the DIP Agent (such approval not to be unreasonably withheld or delayed); and

(f)

through brokers and with insurance companies and/or underwriters approved by the DIP Agent or, in the case of war risks and protection and indemnity risks, in war risks and protection and indemnity risks associations approved by the DIP Agent.

23.4	Further protections for the Finance Parties

In addition to the terms set out in Clause 23.3 (Terms of obligatory insurances), each Guarantor shall procure that the obligatory insurances effected by it shall:

(a)

in relation only to the obligatory insurances for fire and usual marine risks and war risks, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b)	name the Security Trustee as loss payee in accordance with the form of loss payable clause set out in Exhibit A to the Assignment of Insurances;

(c)

provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall, to the extent the applicable persons referred to in Clause 23.3(f) are willing to agree, be made without set-off, counterclaim or deductions or condition whatsoever;

(d)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Finance Party; and

(e)	provide that the Security Trustee may make proof of loss if the Guarantor concerned fails to do so.

23.5	Renewal of obligatory insurances

Each Guarantor shall:

(a)	at least 14 days before the expiry of any obligatory insurance effected by it:

(i)

notify the DIP Agent of the brokers (or other insurers) and any protection and indemnity or war risks association through or with which that Guarantor proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the DIP Agent’s approval to the matters referred to in paragraph (a) (i) above;

(b)	at least 2 days before the expiry of any obligatory insurance effected by it, renew that obligatory insurance in accordance with the DIP Agent’s approval pursuant to paragraph (a) above; and

(c)

procure that the approved brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the DIP Agent in writing of the terms and conditions of the renewal.

23.6	Copies of policies; letters of undertaking

Each Guarantor shall ensure that all approved brokers provide the Security Trustee with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form customary for the market from time to time.

23.7	Copies of certificates of entry

Each Guarantor shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provides the Security Trustee with:

(a)	a copy of the certificate of entry for that Ship; and

(b)	a letter or letters of undertaking in the form customary for the market from time to time.

23.8	Deposit of original policies

Each Guarantor shall ensure that all policies relating to obligatory insurances effected by it are deposited with the approved brokers through which the insurances are effected or renewed.

23.9	Payment of premiums

Each Guarantor shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the DIP Agent or the Security Trustee.

23.10	Guarantees

Each Guarantor shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

23.11	Compliance with terms of insurances

No Guarantor shall do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)

each Guarantor shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 23.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the DIP Agent has not given its prior approval;

(b)

no Guarantor shall make any change relating to the classification or classification society or manager or operator of the Ship owned by it which is not approved by the underwriters of the obligatory insurances;

(c)

each Guarantor shall make (and promptly supply copies to the DIP Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)

no Guarantor shall employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

23.12	Alteration to terms of insurances

No Guarantor shall either make or agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.

23.13	Settlement of claims

No Guarantor shall settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of such obligatory insurances.

23.14	Provision of information

Each Guarantor shall promptly provide the DIP Agent (or any persons which it may designate) with any information which the DIP Agent (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)

effecting, maintaining or renewing any such insurances as are referred to in Clause 23.15 (Mortgagee’s interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Borrower shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a) above.

23.15	Mortgagee’s interest and additional perils insurances

The Security Trustee shall (unless otherwise instructed by the Required DIP Lenders) from time to time effect, maintain and renew in its own name in respect of each Ship all or any of the following in an amount, together with the amount of such coverage in respect of all other Ships mortgaged to the Security Trustee as security for the Loans, equal to one hundred twenty percent (120%) of the aggregate of the Loans, on such terms, through such insurers and generally in such manner as the Security Trustee may from time to time consider appropriate:

(i)

a mortgagee’s interest marine insurance policy in respect of such Ship (which policy may be issued solely in respect of such Ship or on a fleet basis in respect of all Ships mortgaged to the Security Trustee as security for the Loans); and

(ii)

a mortgagee’s interest additional perils policy providing for the indemnification of the Security Trustee against any matter capable of being insured against under a mortgagee’s interest additional perils policy, including (without limitation) any possible losses or other consequences of any Environmental Claim, and the relevant Guarantor shall, upon demand, fully indemnify the Security Trustee in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance.

24	SHIP COVENANTS

The undertakings in this Clause 24 remain in force throughout the Security Period.

24.1	Ships’ names and registration

Each Guarantor shall:

(a)	keep the Ship owned by it registered in its name under the laws and flag of the Republic of The Marshall Islands or an Alternative Approved Flag;

(b)	not do or allow to be done anything as a result of which such registration might be cancelled or imperiled; and

(c)	not change the name of the Ship owned by it.

24.2	Repair and classification

Each Guarantor shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first-class ship ownership and management practice;

(b)

so as to maintain the highest classification and rating for ships of the same age and type with the Classification Society free of overdue recommendations and conditions affecting that Ship’s class; and

(c)

so as to comply with all laws and regulations applicable to ships registered in the Republic of the Marshall Islands (or, if applicable, the relevant Alternative Approved Flag) or to ships trading to any jurisdiction to which that Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

24.3	Modification

Except as may be required by applicable law or the Classification Society, no Guarantor shall make any modification or repairs to, or replacement of, the Ship owned by it or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

24.4	Removal of parts

No Guarantor shall remove any material part of the Ship owned by it, or any item of equipment installed on, that Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security (other than Permitted Security) in favor of any person other than the Security Trustee and becomes on installation on that Ship the property of the Guarantor concerned and subject to the security constituted by the relevant Mortgage; provided that a Guarantor may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by it.

24.5	Surveys

Each Guarantor shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the DIP Agent provide the DIP Agent, with copies of all survey reports.

24.6	Inspection

Each Guarantor shall permit the Security Trustee (acting through surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

24.7	Prevention of and release from arrest

Each Guarantor shall promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, its Earnings or Insurances;

(b)	all taxes, dues and other amounts charged in respect of the Ship owned by it, its Earnings or Insurances; and

(c)	all other outgoings whatsoever in respect of the Ship owned by it, its Earnings or Insurances,

unless the same are being contested in good faith, adequate reserves have been established on the books of such Guarantor respect thereto and there exists no danger of arrest or forfeiture of the Ship by reason of the non-payment thereof and, forthwith upon receiving notice of the arrest of the Ship owned by it, or of its detention in exercise or purported exercise of any lien or claim, that Guarantor shall procure its release by providing bail or otherwise as the circumstances may require.

24.8	Compliance with laws etc.

Each Guarantor shall:

(a)

comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws, all relevant Authorizations pursuant to Environmental Laws, Sanctions and all other laws or regulations relating to the Ship owned by it, its ownership, operation and management or to the business of that Guarantor;

(b)

without limiting the generality of paragraph (a) above, not employ the Ship owned by it nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code, all Environmental Laws, all relevant Authorizations pursuant to Environmental Laws, and Sanctions;

(c)	not engage in any conduct, nor employ the Ship owned by it nor allow its employment in any manner, that could result in it, or the Ship, becoming a Restricted Party; and

(d)

in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship owned by it to enter or trade to any zone which is declared a war zone by that Ship’s war risks insurers unless the prior written consent of the Security Trustee has been given and that Guarantor has (at its expense) effected any special, additional or modified insurance cover which the Security Trustee may require.

24.9	Provision of information

Each Guarantor shall promptly provide the DIP Agent with any information which it requests regarding:

(a)	the Ship owned by it, its employment, position and engagements;

(b)	the Earnings of the Ship owned by it and payments and amounts due to its master and crew;

(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship owned by it and any payments made by it in respect of that Ship;

(d)	any towages and salvages;

(e)	its compliance, the Approved Manager’s compliance and the compliance of the Ship owned by it with the ISM Code and the ISPS Code,

and, upon the DIP Agent’s request, provide copies of any current charter relating to the Ship owned by it, of any current guarantee of any such charter and of that Ship’s Safety Management Certificate and any relevant Document of Compliance or other Authorization.

24.10	Notification of certain events

Each Guarantor shall immediately upon acquiring knowledge thereof notify the DIP Agent by fax, confirmed forthwith by letter, of:

(a)	any casualty to the Ship owned by it which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)

any requirement or recommendation affecting class made in relation to the Ship owned by it by any insurer or classification society or by any competent authority which is not complied with during the specified period given to such Guarantor to comply with such requirement or recommendation;

(d)	any arrest or detention of the Ship owned by it, any exercise or purported exercise of any lien on that Ship or its Earnings or any requisition of that Ship for hire;

(e)	any intended dry docking of the Ship owned by it (in respect of which notification by fax only shall be required);

(f)

(i) any actual or alleged non-compliance with Environmental Laws or with Authorizations pursuant to Environmental Laws, (ii) any material notice received relating to Environmental Laws, (iii) any circumstances that arise whereby any remedial action with respect to environmental, health or safety matters is reasonably likely to be required or (iv) any material Environmental Claim or material Environmental Incident, and in each case such notice must include details of the steps such Obligor is pursuing to remedy or mitigate any adverse impacts, and shall provide the DIP Agent with periodic reports on the progress of any remedy undertaken;

(g)	any claim for breach of the ISM Code or the ISPS Code being made against that Guarantor, the Approved Manager or otherwise in connection with the Ship owned by it; or

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and that Guarantor shall keep the DIP Agent advised in writing on a regular basis and in such detail as the DIP Agent shall require of that Guarantor’s, the Approved Manager’s or any other person’s response to any of those events or matters.

24.11	Restrictions on chartering, appointment of managers etc.

No Guarantor shall, in relation to the Ship owned by it:

(a)	let that Ship on demise charter for any period;

(b)

enter into any time or consecutive voyage charter (other than an Approved Charter) in respect of that Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 24 months;

(c)	enter into any charter in relation to that Ship under which more than 2 months’ hire (or the equivalent) is payable in advance;

(d)	charter that Ship otherwise than on bona fide arm’s length terms at the time when that Ship is fixed;

(e)	appoint a manager of that Ship other than an Approved Manager or agree to any alteration to the terms of such Approved Manager’s appointment in any material respect;

(f)	de-activate or layup that Ship;

(g)

put that Ship into the possession of any person for the purpose of work being done upon it unless the expense of such work is within such Guarantor’s financial capability and will not result in a claim or lien against the Ship in violation of this Agreement or any other Finance Document; or

(h)	renew or extend the term of any Approved Charter with Korea Line Corporation of Seoul, Korea.

24.12	Notice of Mortgage

Each Guarantor shall keep the Mortgage recorded against the Ship owned by it as a valid first preferred mortgage, carry on board that Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the master’s cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Guarantor to the Security Trustee.

24.13	Sharing of Earnings

Except for a Cash Pooling Deed, no Guarantor shall enter into any agreement or arrangement for the sharing of any Earnings of the Ship owned by it.

24.14	Credit Bidding.

The DIP Agent shall, acting at the direction of the Required Lenders, have the right to credit bid up to the full amount of the DIP Obligations in any sale of Collateral subject to and to the extent permitted under Section 363(k) of the Bankruptcy Code, without the need for further court order authorizing the same and whether such sale is effectuated through section 363(b) or 1129(b) of the Bankruptcy Code, by a chapter 7 trustee under section 725 of the Bankruptcy Code, or otherwise.

25	APPLICATION OF EARNINGS

25.1	Payment of Earnings

(a)

Each Guarantor that owns a Ship shall ensure that, subject only to the provisions of the Assignment of Earnings to which it is a party, all the Earnings of the Ship owned by it are paid to its Operating Account.

25.2	Location of accounts

Each Obligor shall promptly:

(a)	comply with any requirement of the DIP Agent as to the location or re-location of the Operating Accounts and the Collection Account (or any of them); and

(b)

execute any documents which the DIP Agent specifies to create or maintain in favor of the Security Trustee a Security over (and/or rights of set-off, consolidation or other rights in relation to) the Operating Accounts and the Collection Account.

The DIP Agent agrees it shall not charge any Obligor for any cost or expense of any such re-location.

26	EVENTS OF DEFAULT

Each of the events or circumstances set out in Clauses 26.1 to 26.13 inclusive is an Event of Default.

26.1	Failure to Comply with Finance Documents or DIP Order

Failure by any Obligor to perform (or to cause the performance of, as applicable), any term, provision, condition, covenant or obligation under any Finance Documents and such failure not being remedied within ten (10) calendar days; provided that the foregoing grace period shall not apply to (i) any failure to comply with any of the financial covenants set forth in Section 20 of this Agreement or the covenants set forth in Sections 19.4(j), (k), (l), (m), (n) and (o), 19.8, 22.3, 22.4, 22.5, 22.6, 22.7, 22.8, 22.9, 22.11, 22.12, 22.13, 22.14, 22.17(b), 22.18, 22.19, 22.20, 22.22, 22.23 and 22.25 and 22.28 in this Agreement, (ii) any failure to make any payments of interest, principal or mandatory prepayments when due, (iii) any failure to make the Adequate Protection Payments when due (for which a two (2) business day grace period shall apply), or (iv) any breach or failure to comply with any deadline (other than a Milestone) set forth in any of the Finance Documents (unless the applicable Finance Document contains a grace period or a provision for the extension of such deadline, in which case, the grace period or the extension, if exercised, set forth therein shall apply);

26.2	[Reserved.]

26.3	[Reserved.]

26.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

26.5	Cross default

(a)	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).

(d)

Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)

No Event of Default will occur under this Clause 26.5 if (a) the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $500,000 (or its equivalent in any other currency), (b) the event described in any of paragraphs (a) to (d) above is in connection with or results from the Bankruptcy Case or (c) if the event described in any of paragraphs (a) to (d) above is stayed by the Bankruptcy Court.

26.6	Bankruptcy, Insolvency, Etc.

Without the consent of the DIP Agent and the Required DIP Lenders in writing, no Obligor (other than the Borrower solely in connection with the Bankruptcy Case) shall::

(i)

unless approved by the DIP Agent and the Required DIP Lenders in writing, voluntarily commence against any direct or indirect subsidiary or affiliate of the Debtor any petition for relief under chapter 11 of the Bankruptcy Code, or under any applicable insolvency, reorganization, moratorium or similar law from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and general principles of equity, whether in the United States or otherwise;

(ii)

unless approved by the DIP Agent and the Required DIP Lenders in writing, involuntarily have commenced, or have filed a case against, any direct or indirect subsidiary or affiliate of the Debtor any petition for relief under chapter 7 or 11 of the Bankruptcy Code, or under any applicable insolvency, reorganization, moratorium or similar law from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and general principles of equity, whether in the United States or otherwise, provided that such involuntary case is not dismissed within a period of thirty (30) days after the filing thereof, or if any court order grants the relief sought in such involuntary case;

(iii)	take any corporate action authorizing, or in furtherance of, any of the foregoing.

(b)

The Minister (being the Minister for the purposes of Section 229 of the Singapore Companies Act) declares an Obligor to be a company to which the provisions of Part IX of the Singapore Companies Act apply.

26.7	Ownership of the Obligors

An Obligor (other than the Borrower) is not or ceases to be a Wholly-Owned Subsidiary of the Borrower.

26.8	ERISA

(a)

Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 or 430 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 or 430(d) of the Code or Section 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability for a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule of under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA, Section 4980B(g)(2) of the Code or 45 Code of Federal Regulations Section 160.103) under Section 4980B of the Code and/or the Health Insurance Portability and Accountability Act of 1996, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a “default,” within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Plan; any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority (a “Change in Law”), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan;

(b)	There shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and

(c)

Such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required DIP Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect.

26.9	Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents in any material respect.

26.10	Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

26.11	Material adverse change

Any event occurs, other than the Chapter 11 Case, or any other circumstances arise or develop including, without limitation, a change in the financial position, state of affairs or prospects of the Borrower or its Subsidiaries in the light of which in the judgment of the Required DIP Lenders there is a significant risk that the Borrower is, or will later become, unable to discharge its liabilities as they fall due.

26.12	Ranking of security

Any Security created by a Finance Document (i) proves to have been or becomes invalid or unenforceable, (ii), in the case of any Mortgage, ceases to be a valid first preferred mortgage under the Marshall Islands Maritime Act, 1990, as amended, or a first priority ship mortgage under the law of any relevant Alternative Approved Flag, or (iii) in the case of any Finance Document other than a Mortgage, such Security proves to have ranked after, or loses its priority to, other Security.

26.13	Change of Control. A Change of Control occurs.

26.14	Additional Events of Default

(a)	Failure to meet any of the milestones described on Annex I hereto (the “Milestones”) unless extended in the manner set forth in the Restructuring Support Agreement;

(b)	Failure to obtain the Final DIP Order by the 43rd day following the Petition Date;

(c)

Without the consent of the DIP Agent and the Required DIP Lenders, the filing of any motion by the Debtor seeking approval of (or the entry of an order by the Bankruptcy Code approving) adequate protection to any prepetition creditor that is inconsistent with the DIP Orders;

(d)

The entry by the Bankruptcy Court of any order approving the obtaining of credit or incurring indebtedness by the Debtor, or the obtaining of credit and incurrence of indebtedness by any Obligor that is (i) secured by a security interest, mortgage or other lien on all or any portion of the Collateral which is equal or senior to any security interest, mortgage, or other lien in favor of the DIP Agent or the Prepetition Agent described in this Agreement or (ii) entitled to administrative expense priority status which is equal or senior to the claims under the DIP Facility or the claims and liens of the Prepetition Agent (other than the Carve-Out) described in this Agreement;

(e)

The entry of any order by the Bankruptcy Court granting, or the filing by the Debtor of any motion or other request with the Bankruptcy Court seeking, authority to use any cash proceeds of any of the Collateral or to obtain any financing under section 364 of the Bankruptcy Code other than the DIP Facility, in each case without the consent of the DIP Agent and the Required DIP Lenders;

(f)

Any other superpriority administrative expense claim (other than the Carve-Out) which is pari passu with or senior to the claims of the DIP Agent or the DIP Lenders or any lien that is pari passu with or senior to the Liens securing the DIP Obligations or the Adequate Protection Liens (as defined in the DIP Order) shall be granted in the Chapter 11 Case, except to the extent such lien constitutes a permitted pari passu or senior lien under the Finance Documents;

(g)

Filing of any papers by the Debtor in the Chapter 11 Case, or entry of any order approving or modifying the DIP Facility, in a form and substance not satisfactory to the DIP Agent and the Required DIP Lenders;

(h)

Institution of any judicial proceeding by any Obligor seeking to challenge the validity of any portion of the Finance Documents, the Loans, and any obligations under the Prepetition Facility or the applicability or enforceability of same or which seeks to void, avoid, limit, subordinate or otherwise adversely affect any security interest created by or in relation to the Finance Documents, the Prepetition Documents or any payment pursuant thereto;

(i)

Any lien or security interest purported to be created under the DIP Orders, Finance Documents or under the Prepetition Documents shall cease to be, or shall be asserted by any Obligor not to be, a valid and perfected lien on or security interest in any of the Collateral, with the priority set forth in the related loan documents;

(j)

Entry of an order by the Bankruptcy Court granting relief from or modifying the automatic stay (i) to allow any creditor to execute upon or enforce a lien on or security interest in any assets of any Obligor, or (ii) to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on assets of any Obligor, with an aggregate value for clauses (i) and (ii) in excess of $100,000 (other than with respect to which the DIP Agent consents to such relief);

(k)

A breach by any Obligor of any of its material post-Petition Date obligations in excess of $500,000, including any obligations arising under any post-petition letter of credit facility, beyond any applicable cure or grace period;

(l)	Reversal, vacatur or modification (without the consent of the DIP Agent and the Required DIP Lenders) of the Interim DIP Order or Final DIP Order;

(m)

Dismissal of the Chapter 11 Case, conversion of the Chapter 11 Case to a chapter 7 case, or the appointment of a chapter 11 trustee or of an examiner or responsible officer (in any such case with expanded powers relating to operation of the business) and the relevant order therefor shall not be reversed or vacated within ten (10) days;

(n)

Unless otherwise approved by the DIP Agent and the Required DIP Lenders, the entry of an order providing for a change of venue (other than a change of venue to Delaware) with respect to the Chapter 11 Case and such order shall not be reversed or vacated within ten (10) days;

(o)

Unless provided for in the Budget or otherwise approved by the DIP Agent and the Required DIP Lenders, the filing of any motion by the Debtor seeking authority to consummate a sale of assets of any Obligor or the Collateral having a value in excess of $100,000 outside the ordinary course of business (subject to exceptions to be agreed);

(p)	The Bankruptcy Court’s entry of an order terminating the Debtor’s exclusive right to file a plan of reorganization or liquidation without the consent of the DIP Agent and the Required DIP Lenders;

(q)

The Debtor makes any material payments on account of any prepetition indebtedness or payables other than payments pursuant to “first day” orders entered by the Bankruptcy Court and set forth in the Budget;

(r)	The cessation by any Obligor of conducting all or any material part of its respective business operations;

(s)

Any Obligor shall make any payment (whether by way of adequate protection or otherwise) of principal or interest or otherwise on account of any prepetition indebtedness or payables other than payments (i) in respect of accrued payroll and related expenses as of the commencement of the Chapter 11 Case and (ii) in respect of certain creditors, in each case, to the extent authorized by one or more “first day” orders and consistent with the Budget;

(t)	A sale of any part of the Collateral pursuant to section 363 of the Bankruptcy Code not expressly permitted by the DIP Documentation without the consent of the Required DIP Lenders;

(u)	The failure by any Obligor or any creditor of any Obligor to comply with the terms of any applicable subordination, lien priority or intercreditor agreements;

(v)	Termination of the Restructuring Support Agreement;

(w)

The failure by the Borrower or any Obligor to cooperate with any financial and/or restructuring advisor to the DIP Agent (provided that such advisor is acceptable to Borrower (such consent not to be unreasonably withheld));

(x)	Any regulatory occurrence or loss of material license or permits that could reasonably be expected to effect a Material Adverse Effect.

(y)	The Restructuring Support Agreement is not assumed by the Borrower by the entry of the Final DIP Order.

26.15	Acceleration

On and at any time after the occurrence of an Event of Default that is continuing, the DIP Agent may, and shall if so directed by the Required DIP Lenders, by notice to the Borrower:

(a)	terminate the Total Commitments whereupon they shall immediately be terminated; and/or

(b)

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents, and any Note, be immediately due and payable, whereupon they shall become immediately due and payable, without further notice, demand or presentment;

provided, however, that, in the event of an Event of Default described in paragraphs (a)(i) and (ii) of Clause 26.6 (Bankruptcy, Insolvency, Etc.) shall occur, (i) the Total Commitments shall automatically be terminated, and (ii) the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents, shall automatically be and become immediately due and payable, without notice or demand.

26.16	Enforcement of security

(a)

On and at any time after the occurrence of an Event of Default that is continuing the Security Trustee may, and shall if so directed by the Required DIP Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 26.15 (Acceleration), the Security Trustee is entitled to take under any Finance Document or any applicable law or regulation, without further order of or application or motion to the Bankruptcy Court, and without restriction or restraint by any stay under sections 362 or 105 of the Bankruptcy Code, but subject to seven (7) days’ prior written notice (each, a “Termination Declaration”) to the Borrower (which seven Business Days’ notice period shall run concurrently with any other grace period hereunder), including the right to (i) immediately terminate the Debtor’s use of any Cash Collateral (as defined in the DIP Order); (ii) freeze monies or balances in the Debtor’s accounts and sweep all funds contained therein and apply the same to pay the DIP Obligations; (iii) declare all DIP Obligations to be immediately due and payable; (iv) immediately set-off any and all amounts in accounts maintained by the Debtor with the DIP Agent or any DIP Lender or on their behalf against the DIP Obligations, or otherwise enforce any and all rights against the Collateral in the possession of the DIP Agent or any of the DIP Lenders or being held on their behalf, including, without limitation, disposition of the Collateral solely for application towards the DIP Obligations; and (v) take any other actions or exercise any other rights or remedies permitted under this Interim Order, the DIP Documents or applicable law to effect the repayment of the DIP Obligations. The Termination Declaration shall be given by email (or other electronic means) to counsel to the Debtor, counsel to the Prepetition Agent, counsel to any committee, and the U.S. Trustee (the earliest date any such Termination Declaration is made shall be referred to herein as the “Termination Declaration Date”).

(b)

No Obligor shall seek to enjoin, hinder, delay or object to the DIP Agent’s exercise of rights and remedies in accordance with the Finance Documents in any jurisdiction, and, at any proceeding with respect to the DIP Agent’s exercise of rights and remedies, no Obligor shall raise any substantive objections, other than to challenge the occurrence of the relevant Event of Default.

SECTION 9

CHANGES TO PARTIES

27	CHANGES TO THE DIP LENDERS

27.1	Assignments and transfers by the DIP Lenders

Subject to this Clause 27, a DIP Lender (the “Existing DIP Lender”) may not:

(a)	assign any of its rights other than to other Prepetition Lenders or an affiliate thereof (the “New DIP Lender”); provided, that no Affiliate of any Obligor shall become a New DIP Lender.

(b)

such assignments shall be in a minimum amount of $1,000,000, other than in the case of an assignment to a DIP Lender (or an affiliate of a DIP Lender) or of an assignment of a DIP Lender’s entire interest in the DIP Facility, and shall be subject to the approval of the DIP Agent (not to be unreasonably withheld or delayed).

27.2	Conditions of assignment or transfer

(a)

An assignment will only be effective on receipt by the DIP Agent of written confirmation from the New DIP Lender (in form and substance satisfactory to the DIP Agent) that the New DIP Lender will assume the same obligations to the other Finance Parties as it would have been under if it were an original Party to this Agreement as a DIP Lender.

(b)	A transfer will only be effective if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with.

(c)	If:

(i)	a DIP Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New DIP Lender or DIP Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased Costs), then the New DIP Lender or DIP Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing DIP Lender or DIP Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

27.3	Assignment or transfer fee

The New DIP Lender shall, on the date upon which an assignment or transfer takes effect, pay to the DIP Agent (for its own account) a fee of $3,000.

27.4	Limitation of responsibility of Existing DIP Lenders

(a)	Unless expressly agreed to the contrary, an Existing DIP Lender makes no representation or warranty and assumes no responsibility to a New DIP Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New DIP Lender confirms to the Existing DIP Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing DIP Lender in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing DIP Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

27.5	Procedure for transfer

(a)

Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) and Clause 27.6 (Register), a transfer is effected in accordance with paragraph (b) below when the DIP Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing DIP Lender and the New DIP Lender. The DIP Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

(b)	On the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing DIP Lender seeks to transfer by novation its rights and obligations under the Finance Documents, each of the Obligors and the Existing DIP Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Obligors and the New DIP Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing DIP Lender;

(iii)

the DIP Agent, the Security Trustee, the Arranger, the Bookrunner, the New DIP Lender and other DIP Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New DIP Lender been an original Party to this Agreement as a DIP Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the DIP Agent, the Security Trustee, the Arranger, the Bookrunner and the Existing DIP Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New DIP Lender shall become a Party as a “DIP Lender”.

(c)

At the time of the delivery of such the Transfer Certificate to the DIP Agent for acceptance and registration of transfer of all or part of the Loan, or as soon thereafter as practicable, the Existing DIP Lender shall surrender any Note evidencing such DIP Lender’s Loans, and upon the request of the New Lender or the Existing DIP Lender, the Borrower will, at its expense, issue one or more new Notes in the same aggregate principal amount issued to the Existing DIP Lender and/or the New DIP Lender in conformity with the requirements of Clause 5.5 (Notes) (with appropriate modifications).

27.6	Register

(a)

The Borrower hereby designates the DIP Agent to serve as the Borrower’s agent, solely for purposes of this Clause 27 to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the DIP Lenders, the Loans made by each of the DIP Lenders and each repayment and prepayment in respect of the principal amount of the Loans of each DIP Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of the Loans.

(b)

With respect to any DIP Lender, the transfer of any Commitment of such DIP Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the DIP Agent with respect to ownership of such Commitment and Loan and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loan shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loan shall be recorded by the DIP Agent on the Register only upon the execution by the DIP Agent of a duly completed and delivered Transfer Certificate.

(c)

The Borrower agrees to indemnify the DIP Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the DIP Agent in performing its duties under this Clause 27.6, except to the extent caused by the DIP Agent’s own gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction).

(d)	The Register shall be available for inspection by the Borrower or any DIP Lender (with respect to such DIP Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice.

27.7	Disclosure of information

(a)	Any Finance Party may disclose to:

(i)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors and partners;

(ii)	and any other person:

(1)	to (or through) whom that DIP Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(2)

with (or through) whom that DIP Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

(3)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about any Obligor, the Group and the Finance Documents as that DIP Lender shall consider appropriate if, in relation to paragraphs (ii)(2) and (3) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking. Any DIP Lender may also disclose the size and term of the Facilities and the name of each of the Obligors to any investor or a potential investor in a securitization (or similar transaction of the broadly equivalent economic effect) of that DIP Lender’s rights or obligations under the Finance Documents.

(b)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information: (i) names of Obligors; (ii) country of domicile of Obligors; (iii) place of incorporation of Obligors; (iv) date of this Agreement; (v) the names of the DIP Agent and the Arranger; (vi) date of each amendment and restatement of this Agreement; (vii) amount of Total Commitments; (viii) currencies of the Facilities; (ix) type of Facilities; (x) ranking of Facilities; (xi) Maturity Date for Facilities; (xii) changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and (xiii) such other information agreed between such Finance Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(c)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(d)	Each Obligor represents that none of the information set out in paragraphs (i) through (xiii) of paragraph (b) above is, nor will at any time be, unpublished price-sensitive information.

(e)	The DIP Agent shall notify the Borrower and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the DIP Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

27.8	Security over DIP Lenders’ rights

In addition to the other rights provided to DIP Lenders under this Clause 27, each DIP Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that DIP Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

in the case of any DIP Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that DIP Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a DIP Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the DIP Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant DIP Lender under the Finance Documents.

28	CHANGES TO THE OBLIGORS

28.1	Assignments and transfer by Obligors

Except as otherwise expressly permitted by this Agreement, no Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

28.2	[RESERVED.]

28.3	[RESERVED.]

28.4	Resignation of a Guarantor

(a)

The Borrower may request that a Guarantor ceases to be a Guarantor after the Ship owned by it has been sold or becomes a Total Loss and the Borrower has complied with the provisions of Clause 7.5 (Mandatory prepayment) by delivering to the DIP Agent a Resignation Letter.

(b)	The DIP Agent shall accept a Resignation Letter and notify the Borrower and the DIP Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Borrower has confirmed this is the case); and

(ii)	all the DIP Lenders have consented to the Borrower’s request.

29	[RESERVED.]

SECTION 10

THE FINANCE PARTIES

30	ROLE OF THE SERVICING BANKS, THE ARRANGER AND THE BOOKRUNNER

30.1	Appointment of the DIP Agent

(a)	Each other Finance Party appoints the DIP Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each other Finance Party authorizes the DIP Agent to exercise the rights, powers, authorities and discretions specifically given to the DIP Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

30.2	Appointment of the Security Trustee

(a)

Each other Finance Party irrevocably appoints and authorizes the Security Trustee to act as security trustee hereunder and under the other Finance Documents (other than the Notes) with such powers as are specifically delegated to the Security Trustee by the terms of this Agreement and such other Finance Documents, together with such other powers as are reasonably incidental thereto.

(b)

To secure the payment of all sums of money from time to time owing to the Finance Parties under this Agreement, the other Finance Documents plus accrued interest thereon and all other amounts owing to the Finance Parties pursuant to this Agreement, the other Finance Documents, and the performance of the covenants of the Borrower and any other Obligor herein and therein contained, and in consideration of the premises and of the covenants herein contained and of the extensions of credit by the DIP Lenders, the Security Trustee does hereby declare that it will hold as such trustee in trust for the benefit of the other Finance Parties, from and after the execution and delivery thereof, all of the Trust Property; TO HAVE AND TO HOLD the Trust Property unto the Security Trustee and its successors and assigns forever BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the DIP Lenders and the DIP Agent and their respective successors and assigns without any priority of any one over any other (except as provided in Clause 33.5 (Partial payments) of this Agreement), UPON THE CONDITION that, unless and until an Event of Default under this Agreement shall have occurred and be continuing, each of the Obligors shall be permitted, to the exclusion of the Security Trustee, to possess and use the Ships. IT IS HEREBY COVENANTED, DECLARED AND AGREED that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts hereinafter set forth, and each Obligor, for itself and its respective successors and assigns, hereby covenants and agrees to and with the Security Trustee and its successors in said trust, for the equal and proportionate benefit and security of the other Finance Parties as hereinafter set forth.

(c)

The Security Trustee hereby accepts the trusts imposed upon it as Security Trustee by this Agreement, and the Security Trustee covenants and agrees to perform the same as herein expressed and agrees to receive and disburse all monies constituting part of the Trust Property in accordance with the terms hereof.

30.3	Duties of each Servicing Bank

(a)	Each Servicing Bank shall promptly forward to a Party the original or a copy of any document which is delivered to such Servicing Bank for that Party by any other Party.

(b)

Except where a Finance Document specifically provides otherwise, neither Servicing Bank is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)

If a Servicing Bank receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(d)

If a Servicing Bank is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than a Servicing Bank, the Arranger or the Bookrunner) under this Agreement it shall promptly notify the other Finance Parties.

(e)	Each Servicing Bank’s duties under the Finance Documents are solely mechanical and administrative in nature.

30.4	Roles of the Arranger and Bookrunner

(a)	Neither the Arranger nor the Bookrunner has any obligation of any kind to any other Party under, or in connection with, any Finance Document.

(b)

The Arranger and the Bookrunner shall not have, by reason of this Agreement or any other Finance Document, a fiduciary relationship in respect of any Finance Party, the Borrower, the Guarantors, or any other Person; and nothing herein or therein, expressed or implied, is intended to or shall be so construed as to impose upon Arranger (or any of its affiliates) or Bookrunner (or any of its Affiliates) any obligations in respect hereof or in respect thereof.

(c)

Each DIP Lender acknowledges and agrees that (i) it has such knowledge and experience in financial, business and debt financing matters as to be capable of evaluating the merits and risks of participating in the DIP Facility and protecting its own interests, including without limitation, the merits and risks in connection with the Transaction, (ii) it has independently conducted its own due diligence investigation, credit analysis, appraisals and decisions with respect to the Borrower and the DIP Facility as it has deemed appropriate to inform itself as to the business, operations, property, condition (financial or otherwise), prospects and creditworthiness of the Borrower, in each case, without reliance upon the Arranger or the Bookrunner or their affiliates or any of their respective partners, officers, directors, employees, attorneys-in-fact, advisors or agents (collectively, the “Arranger Parties”) or any statements or other information provided by any Arranger Party (if any) or any due diligence investigation that any Arranger Party may conduct or may have conducted with respect to the Borrower, (iii) no Arranger Party shall have any duty or responsibility, either initially or on a continuing basis, to provide such DIP Lender or any other person with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower that may come into the possession of any Arranger Party either prior to or after the date hereof, (iv) no Arranger Party has made or will be making any express or implied representation or warranty as to the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower, nor as to any information provided by or about the Borrower; (v) it has consulted with its own legal, tax and accounting advisors and has made and will make its own assessments as it may deem necessary or appropriate in connection with its potential participation in the DIP Facility, (vi) it has made and will make its own investment decisions regarding the DIP Facility based on its knowledge and investigation of the Borrower and the DIP Facility without reliance upon any Arranger Party, (vii) the Arranger Parties may have information concerning the Borrower or the DIP Facility that has not been provided to it and (viii) it has been given the opportunity to perform due diligence directly with the Borrower and has had access to all information that it believes is necessary, sufficient or appropriate in connection with its participation in the DIP Facility. Each DIP Lender acknowledges that it has not requested any Arranger Party to provide any information memorandum or other informational presentation in connection with the DIP Facility.

30.5	No fiduciary duties

(a)

Neither Servicing Bank shall have any duties or obligations to any person under this Agreement or the other Finance Documents except to the extent that they are expressly set out in those documents; and neither Servicing Bank shall have any liability to any person in respect of its obligations and duties under this Agreement or the other Finance Documents except as expressly set out in Clauses 30.2 and 30.6, and as excluded or limited by Clauses 30.10, 30.11, 30.12 and 30.13.

(b)

The provisions of Clause 30.5(a) shall apply even if, notwithstanding and contrary to Clause 30.5(a), any provision of this Agreement or any other Finance Document by operation of law has the effect of constituting either Servicing Bank as a fiduciary.

30.6	Application of receipts

Except as expressly stated to the contrary in any Finance Document, any moneys which the Security Trustee receives or recovers and which are Trust Property shall (without prejudice to the rights of the Security Trustee under any Finance Document to credit any moneys received or recovered by it to any suspense account) be transferred to the DIP Agent for application in accordance with Clause 33.2 (Distributions by the DIP Agent) and Clause 33.5 (Partial payments).

30.7	Deductions from receipts

Before transferring any moneys to the DIP Agent under Clause 30.6 (Application of receipts), the Security Trustee may deduct any sum then due and payable under this Agreement or any other Finance Document to the Security Trustee or any receiver, agent or other person appointed by it and retain that sum for itself or, as the case may require, pay it to the other person to whom it is then due and payable; for this purpose if the Security Trustee has become entitled to require a sum to be paid to it on demand, that sum shall be treated as due and payable, even if no demand has yet been served.

30.8	DIP Agent and Security Trustee the same person

Where the same person is the Security Trustee and the DIP Agent, it shall be sufficient compliance with Clause 30.6 (Application of receipts) for the moneys concerned to be credited to the account to which the DIP Agent remits or credits the amounts which it receives from the Borrower under this Agreement for distribution to the other Finance Parties.

30.9	Business with the Group

The DIP Agent, the Security Trustee, the Arranger and the Bookrunner may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

30.10	Rights and discretions of the Servicing Banks

(a)	Each Servicing Bank may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorized; and

(ii)	any statement made by an officer, authorized signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	Each Servicing Bank may assume (unless it has received notice to the contrary in its capacity as agent or, as the case may be, trustee for the other Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Required DIP Lenders has not been exercised; and

(iii)	any notice or request made by the Borrower (other than a notice of borrowing or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	Each Servicing Bank may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	Each Servicing Bank may act in relation to the Finance Documents through its personnel and agents.

(e)	Each Servicing Bank may disclose to any other Party any information it reasonably believes it has received as agent or security trustee under this Agreement.

(f)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Servicing Banks, the Arranger or the Bookrunner is obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a duty of confidentiality.

30.11	Required DIP Lenders’ instructions

(a)	Unless a contrary indication appears in a Finance Document, each Servicing Bank shall:

(i)

exercise any right, power, authority or discretion vested in it as DIP Agent or Security Trustee in accordance with any instructions given to it by the Required DIP Lenders (or, if so instructed by the Required DIP Lenders, refrain from exercising any right, power, authority or discretion vested in it as DIP Agent or Security Trustee), and

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Required DIP Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Required DIP Lenders will be binding on all the Finance Parties.

(c)

Each Servicing Bank may refrain from acting in accordance with the instructions of the Required DIP Lenders (or, if appropriate, the DIP Lenders) until it has received such security as it may require for any cost, loss or liability which it may incur in complying with the instructions.

(d)

In the absence of instructions from the Required DIP Lenders (or, if appropriate, the DIP Lenders), each Servicing Bank may act (or refrain from taking action) as it considers to be in the best interest of the relevant Finance Party or Parties concerned.

(e)

Neither Servicing Bank is authorized to act on behalf of any other Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document.

30.12	Responsibility for documentation

None of the Servicing Banks, the Arranger or the Bookrunner:

(a)

is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the DIP Agent, the Security Trustee, the Arranger, the Bookrunner, an Obligor or any other person given in, or in connection with, any Finance Document; or

(b)

is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into or made or executed in anticipation of, or in connection with, any Finance Document.

30.13	Exclusion of liability

(a)

Without limiting paragraph (b) below, neither Servicing Bank will be liable for any action taken by it under, or in connection with, any Finance Document, unless directly caused by its gross negligence or wilful misconduct (as finally determined by a court of competent jurisdiction).

(b)

No Party may take any proceedings against any officer, employee or agent of a Servicing Bank in respect of any claim it might have against the Servicing Bank concerned or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, and each officer, employee or agent of a Servicing Bank may rely on this Clause subject to Clause 1.3 (Third party rights).

(c)

A Servicing Bank will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by it for that purpose.

30.14	DIP Lenders’ indemnity to the Servicing Banks

Each DIP Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify each Servicing Bank, within 3 Business Days of demand, against any cost, loss or liability incurred by the Servicing Bank concerned (otherwise than by reason of its gross negligence or wilful misconduct (as finally determined by a court of competent jurisdiction)) in acting as DIP Agent or Security Trustee under the Finance Documents (unless the DIP Agent or Security Trustee has been reimbursed by an Obligor pursuant to a Finance Document).

30.15	Resignation of a Servicing Bank

(a)	A Servicing Bank may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Borrower.

(b)

Alternatively, a Servicing Bank may resign by giving notice to the other Finance Parties and the Borrower, in which case the Required DIP Lenders (after consultation with the Borrower) may appoint a successor DIP Agent or Security Trustee.

(c)

If the Required DIP Lenders have not appointed a successor DIP Agent or Security Trustee in accordance with paragraph (b) above within 30 days after notice of resignation was given, the DIP Agent or Security Trustee (after consultation with the Borrower) may appoint a successor DIP Agent or Security Trustee (acting through an office in the United Kingdom).

(d)

The retiring DIP Agent or Security Trustee shall, at its own cost, make available to the successor DIP Agent or Security Trustee such documents and records and provide such assistance as the successor DIP Agent or Security Trustee may reasonably request for the purposes of performing its functions as DIP Agent or Security Trustee under the Finance Documents.

(e)	A Servicing Bank’s resignation notice shall only take effect upon the appointment of a successor.

(f)

Upon the appointment of a successor, the retiring Servicing Bank shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 30. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

After consultation with the Borrower, the Required DIP Lenders may, by notice to a Servicing Bank, require it to resign in accordance with paragraph (b) above. In this event, the Servicing Bank shall resign in accordance with paragraph (b) above.

30.16	Confidentiality

(a)

In acting as agent or, as the case may be, trustee for the Finance Parties, a Servicing Bank shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by a division or department of a Servicing Bank other than that division or department responsible for complying with the obligations assumed by that Servicing Bank under the Finance Documents, that information may be treated as confidential to that division or department, and the Servicing Bank concerned shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

30.17	Relationship with the DIP Lenders

(a)

Each Servicing Bank may treat each DIP Lender as a DIP Lender entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than 5 Business Days prior notice from that DIP Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each DIP Lender shall supply the DIP Agent with any information required by the DIP Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formula).

30.18	Credit appraisal by the DIP Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each DIP Lender confirms to each of the Servicing Banks, the Arranger and the Bookrunner that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)

whether that DIP Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)

the adequacy, accuracy and/or completeness of any other information provided by the either Servicing Bank, any Party or by any other person under, or in connection with, any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

30.19	Reference Banks

If a Reference Bank ceases to be a DIP Lender, the DIP Agent shall (in consultation with the Borrower) appoint another DIP Lender to replace that Reference Bank.

30.20	Servicing Bank’s management time

Any amount payable to the DIP Agent or the Security Trustee under Clause 14.3 (Indemnity to the DIP Agent and the Security Trustee), Clause 16 (Costs and expenses) and Clause 30.14 (DIP Lenders’ indemnity to the Servicing Banks) shall include the cost of utilizing the DIP Agent’s or the Security Trustee’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the DIP Agent or the Security Trustee may notify to the Borrower and the DIP Lenders, and is in addition to any fee paid or payable to the DIP Agent or the Security Trustee under Clause 11 (Fees).

30.21	Deduction from amounts payable by a Servicing Bank

If any Party owes an amount to either Servicing Bank under the Finance Documents, such Servicing Bank may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which such Servicing Bank would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

30.22	Full freedom to enter into transactions

Notwithstanding any rule of law or equity to the contrary, each Servicing Bank shall be absolutely entitled:

(a)

to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting the Borrower or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security trustee for, and/or participating in, other facilities to the Borrower or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by the Borrower or any such other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, each Servicing Bank shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to applicably law) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

31	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

32	SHARING AMONG THE FINANCE PARTIES

32.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 33 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within 3 Business Days, notify details of the receipt or recovery, to the DIP Agent;

(b)

the DIP Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the DIP Agent and distributed in accordance with Clause 33 (Payment mechanics), without taking account of any Tax which would be imposed on the DIP Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within 3 Business Days of demand by the DIP Agent, pay to the DIP Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the DIP Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.5 (Partial payments).

32.2	Redistribution of payments

The DIP Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 33.5 (Partial payments).

32.3	Recovering Finance Party’s rights

(a)

On a distribution by the DIP Agent under Clause 32.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)

If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

32.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 32.2 (Redistribution of payments) shall, upon request of the DIP Agent, pay to the DIP Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)

that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

32.5	Exceptions

(a)

This Clause 32 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

33	PAYMENT MECHANICS

33.1	Payments to the DIP Agent

(a)

On each date on which an Obligor or a DIP Lender is required to make a payment under a Finance Document, that Obligor or DIP Lender shall make the same available to the DIP Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the DIP Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account with such bank as the DIP Agent specifies.

33.2	Distributions by the DIP Agent

Each payment received by the DIP Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to an Obligor) and Clause 33.4 (Clawback) be made available by the DIP Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a DIP Lender, for the account of its Facility Office), to such account as that Party may notify to the DIP Agent by not less than 5 Business Days’ notice with a bank in the principal financial center of the country of that currency.

33.3	Distributions to an Obligor

The DIP Agent may (with the consent of the Obligor or in accordance with Clause 34 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4	Clawback

(a)

Where a sum is to be paid to the DIP Agent under the Finance Documents for another Party, the DIP Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

If the DIP Agent pays an amount to another Party and it proves to be the case that the DIP Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the DIP Agent shall on demand refund the same to the DIP Agent together with interest on that amount from the date of payment to the date of receipt by the DIP Agent, calculated by the DIP Agent to reflect its cost of funds.

33.5	Partial payments

(a)

Except as otherwise provided in Clause 7.5 (Mandatory prepayment), if the DIP Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the DIP Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the DIP Agent under the Finance Documents;

(ii)	second, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

(iii)	third, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourth, in or towards payment pro rata of any other sum due but unpaid under the Finance Document.

(b)	The DIP Agent shall, if so directed by the Required DIP Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

33.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

33.7	Business Days

(a)

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

33.8	Currency of account

(a)	Subject to paragraphs (b) to (c) below, Dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

34	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

35	NOTICES

35.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

35.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)	in the case of the Borrower, that identified with its name below;

(b)	in the case of each Guarantor, in care of the Borrower;

(c)	in the case of each DIP Lender, that identified with its name below;

(d)	in the case of each New DIP Lender or any other Obligor, that notified in writing to the DIP Agent on or before the date on which it becomes a Party;

(e)	in the case of the DIP Agent, that identified with its name below; and

(f)	in the case of the Security Trustee, that identified with its name below,

or any substitute address, fax number, or department or officer as the Party may notify to the DIP Agent (or the DIP Agent may notify to the other Parties, if a change is made by the DIP Agent) by not less than 5 Business Days’ notice.

35.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or 5 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 35.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the DIP Agent or the Security Trustee will be effective only when actually received by the DIP Agent or the Security Trustee and then only if it is expressly marked for the attention of the department or officer identified with the DIP Agent’s or the Security Trustee’s signature below (or any substitute department or officer as the DIP Agent or the Security Trustee shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the DIP Agent.

(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00p.m. in the place of receipt shall be deemed only to become effective on the following day.

35.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address, or fax number pursuant to Clause 35.2 (Addresses) or changing its own address or fax number, the DIP Agent shall notify the other Parties.

35.5	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the DIP Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

36	CALCULATIONS AND CERTIFICATES

36.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

36.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

36.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

37	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

38	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

39	AMENDMENTS AND WAIVERS

39.1	Required consents

(a)

Subject to Clause 39.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Required DIP Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The DIP Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

39.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Required DIP Lenders” in Clause 1.1 (Definitions);

(ii)	a postponement of the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

(iv)	an increase in or extension of any Commitment, including any waiver of the conditions to the extension of the Maturity Date set forth in Clause 6.4(a) (Extension of Maturity Date);

(v)	a change to the Borrower or Guarantors other than in accordance with Clause 28 (Changes to the Obligors);

(vi)	any provision which expressly requires the consent of all the DIP Lenders; or

(vii)	Clause 2.2 (Finance Parties ‘ rights and obligations), Clause 27 (Changes to the DIP Lenders) or this Clause 39;

shall not be made without the prior consent of all the DIP Lenders.

(b)

An amendment or waiver which relates to the rights or obligations of the DIP Agent, the Security Trustee, the Arranger or the Bookrunner may not be effected without the consent of the DIP Agent, the Security Trustee, the Arranger or the Bookrunner.

39.3	[Reserved.]

39.4	[Reserved.]

40	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

41	ENTIRE AGREEMENT

This Agreement and the Schedules and Exhibits hereto embody the entire agreement between the Parties relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to such subject matter; provided that in the case of any conflict or inconsistency between the DIP Order and this Agreement, the provisions of the DIP Order shall govern.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

42	GOVERNING LAW

EXCEPT TO THE EXTENT SUPERSEDED BY THE BANKRUPTCY CODE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS APPLICABLE IN THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

43	ENFORCEMENT

43.1	Jurisdiction

(a)

EACH OBLIGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE GENERAL JURISDICTION AND VENUE OF THE BANKRUPTCY COURT (AND, IF THE BANKRUPTCY COURT DOES NOT HAVE, OR ABSTAINS FROM, EXERCISING SUCH JURISDICTION, THE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT THEREOF) IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OBLIGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH BANKRUPTCY COURT (OR, IF APPLICABLE, NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT). EACH OBLIGOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. SUBJECT TO THE FOREGOING AND TO PARAGRAPH (b) BELOW, NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY OTHER PARTY HERETO IN THE COURTS OF ANY JURISDICTION.

(b)

EACH OBLIGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY NEW YORK STATE OR FEDERAL COURT AND THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ITS PROPERTY.

43.2	Service of process

EACH OBLIGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE ON IT BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO ITS ADDRESS SPECIFIED IN CLAUSE 35.2 (Addresses), OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

43.3	WAIVER OF JURY TRIAL

EACH OF THE OBLIGORS AND THE FINANCE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE FINANCE DOCUMENTS, THE LOANS OR THE ACTIONS OF THE FINANCE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

ANNEX 1

MILESTONES

MILESTONE	DEADLINE
Petition Date (the Debtor to commence the Chapter 11 Case)	August 6, 2014
Entry of the Interim DIP Order	By no later than 5 business days following the Petition Date
Voting Deadline	August 12, 2014

Disclosure Statement Approval/Plan Confirmation Hearing Date; Final Relief for “First Day” Motions/Final DIP Order (28 days’ notice of disclosure/confirmation objection/hearing; objections to confirmation not later than 7 days prior to the hearing)

Petition Date +43 days
Plan Confirmation Date	Petition Date +51 days
Plan Effective Date	Petition Date +66 days

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	EAGLE BULK SHIPPING INC.,

By: /s/ Adir Katzav

     Name: Adir Katzav

     Title:    Chief Financial Officer

Eagle Bulk Shipping Inc.

477 Madison Avenue, Suite 1405

New York, NY 10002

Attn: Adir Katzav

Facsimile: (212) 785-2500

Email: akatzav@eagleships.com

SHIP-OWNING SUBSIDIARY OBLIGORS:

AVOCET SHIPPING LLC

BITTERN SHIPPING LLC

CANARY SHIPPING LLC

CARDINAL SHIPPING LLC

CONDOR SHIPPING LLC

CRANE SHIPPING LLC

CRESTED EAGLE SHIPPING LLC

CROWNED EAGLE SHIPPING LLC

EGRET SHIPPING LLC

FALCON SHIPPING LLC

GANNET SHIPPING LLC

GOLDEN EAGLE SHIPPING LLC

GOLDENEYE SHIPPING LLC

GREBE SHIPPING LLC

HARRIER SHIPPING LLC

HAWK SHIPPING LLC

IBIS SHIPPING LLC

IMPERIAL EAGLE SHIPPING LLC

JAEGER SHIPPING LLC

JAY SHIPPING LLC

KESTREL SHIPPING LLC

KINGFISHER SHIPPING LLC

KITE SHIPPING LLC

KITTIWAKE SHIPPING LLC

MARTIN SHIPPING LLC

MERLIN SHIPPING LLC

NIGHTHAWK SHIPPING LLC

ORIOLE SHIPPING LLC

OSPREY SHIPPING LLC

OWL SHIPPING LLC

PEREGRINE SHIPPING LLC

PETREL SHIPPING LLC

PUFFIN SHIPPING LLC

REDWING SHIPPING LLC

ROADRUNNER SHIPPING LLC

SANDPIPER SHIPPING LLC

SHRIKE SHIPPING LLC

SKUA SHIPPING LLC

SPARROW SHIPPING LLC

STELLAR EAGLE SHIPPING LLC

TERN SHIPPING LLC

THRASHER SHIPPING LLC

THRUSH SHIPPING LLC

WOODSTAR SHIPPING LLC

WREN SHIPPING LLC

By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Adir Katzav
Name: Adir Katzav
Title: Chief Financial Officer

Eagle Bulk Shipping Inc. 477 Madison Avenue, Suite 1405 New York, NY 10002

Attn: Adir Katzav Facsimile: (212) 785-2500 Email: akatzav@eagleships.com
OTHER SUBSIDIARY OBLIGORS:
GRIFFON SHIPPING LLC HERON SHIPPING LLC EAGLE BULK (DELAWARE) LLC EAGLE SHIPPING INTERNATIONAL (USA) LLC

By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Adir Katzav
Name: Adir Katzav
Title: Chief Financial Officer

Eagle Bulk Shipping Inc. 477 Madison Avenue, Suite 1405 New York, NY 10002

Attn: Adir Katzav Facsimile: (212) 785-2500 Email: akatzav@eagleships.com

EAGLE MANAGEMENT CONSULTANTS
LLC

EAGLE SHIP MANAGEMENT LLC

By: Eagle Shipping International (USA) LLC, its Sole Member

By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Adir Katzav
     Name: Adir Katzav
     Title: Chief Financial Officer

Eagle Bulk Shipping Inc.

477 Madison Avenue, Suite 1405

New York, NY 10002

Attn: Adir Katzav

Facsimile: (212) 785-2500

Email: akatzav@eagleships.com

AGALI SHIPPING S.A.

KAMPIA SHIPPING S.A.

MARMARO SHIPPING S.A.

MESTA SHIPPING S.A.

MYLOS SHIPPING S.A.

NAGOS SHIPPING S.A.

RAHI SHIPPING S.A.

SIRIKARI SHIPPING S.A.

SPILIA SHIPPING S.A.

ANEMI MARITIME SERVICES S.A.

By: /s/ Adir Katzav Name: Adir Katzav Title: Attorney-In-Fact

Eagle Bulk Shipping Inc. 477 Madison Avenue, Suite 1405 New York, NY 10002

Attn: Adir Katzav Facsimile: (212) 785-2500 Email: akatzav@eagleships.com

EAGLE BULK PTE. LTD. EAGLE MANAGEMENT CONSULTANCY PTE. LTD.

By: /s/ Adir Katzav Name: Adir Katzav Title: Attorney-In-Fact

Eagle Bulk Shipping Inc. 477 Madison Avenue, Suite 1405 New York, NY 10002

Attn: Adir Katzav Facsimile: (212) 785-2500 Email: akatzav@eagleships.com

AGENT AND SECURITY TRUSTEE:

WILMINGTON TRUST (LONDON) LIMITED

By: /s/ Paul Barton

Name: Paul Barton

Title: Director

Please send notices to the following address:

Wilmington Trust (London) Limited

Third Floor, 1 King’s Arms Yard

London EC2R 7AF

United Kingdom

Attn: Paul Barton

Facsimile: +44 (0) 207 397 3601

Email: pbarton@wilmingtontrust.com

LEAD ARRANGER AND SOLE BOOKRUNNER:

GOLDMAN SACHS LENDING PARTNERS

By: /s/ Charles D. Johnston
     Name: Charles D. Johnston
     Title: Authorized Signatory

Goldman, Sachs & Co..

30 Hudson Street, 5th Floor

Jersey City, NJ 07302

Attn: Michelle Latzoni

Facsimile: (646) 769-7700

Email: gs-sbd-admin-contacts@ny.email.gs.com

LENDERS:	Bank OF AMERICA, N.A., solely on behalf of Global Credit & Special Situations

By: /s/ Jonathan M Barnes
Name: Jonathan M Barnes
Title: Vice President

Please send notices to:

Bank of America, N.A. 214 North Tryon Street NC1-027-15-01 Charlotte, NC 28255

Attn: Jonathan M Barnes/Credit Info Group Facsimile: 704-409-0768 EMAIL: jon.barnes@baml.com Bas.infomanager@bankofamerica.com

* For the avoidance of doubt, Bank of America, N.A. (“BANA”) is executing this Agreement solely in connection with interests which are the record and beneficial ownership of the Global Credit & Special Situations (“GCSS”) business unit and for no other line of business at Bank of America Merrill Lynch, including without limitation, shares held in accounts for which BANA is the investment manager, but not related to the GCSS business unit.

BLUEBAY ASSET MANAGEMENT LLP, acting as agent for BlueBay Funds Management Company S.A. acting for and on behalf of BlueBay Specialised Funds: Global Unconstrained High Yield (Master) Fund

BLUEBAY ASSET MANAGEMENT LLP, acting as agent for BlueBay Structured Funds acting on behalf of its sub-fund, Global Multi-Asset Credit Fund

BLUEBAY ASSET MANAGEMENT LLP, acting as agent for BlueBay COF Loan Investments S.A.

BLUEBAY ASSET MANAGEMENT LLP, acting as agent for BlueBay Global Unconstrained High Yield Investments (Luxembourg) S.à.r.l

BLUEBAY ASSET MANAGEMENT LLP, acting as agent for BlueBay European Distressed Opportunities Investments (Luxembourg) S.à.r.l

By: /s/ Desmond FitzGerald
Name: Desmond FitzGerald
Title: Senior Legal Counsel

By: /s/ Dan Bebello
Name: Dan Bebello
Title: Authorised Signatory

Please send notices to:

C/O BlueBay Asset Management LLP
77 Grosvenor St
London, W1K 3JR U.K.

Attn: Claire Hardwick Facsimile: +44 (0) 20 7930 7400 EMAIL: loanclosing@bluebayinvest.com

BRIGADE DISTRESSED VALUE MASTER FUND, LTD.

By: Brigade Capital Management, LP, as Investment Manager

By: /s/ Raymond Luis
Name: Raymond Luis
Title: CFO

Please send notices to:

Brigade Capital Management, LP 399 Park Avenue, 16th Floor New York, NY 10022

Attn: Jim Keogh Facsimile: 469-304-2965 EMAIL:14693042965@tls.ldsprod.com BankDebt@brigadecapital.com

CANYON BALANCED MASTER FUND, LTD.

CANYON BLUE CREDIT INVESTMENT FUND L.P.

CANYON DISTRESSED OPPORTUNITY INVESTING FUND, L.P.

CANYON DISTRESSED OPPORTUNITY MASTER FUND, L.P.

CANYON VALUE REALIZATION FUND L.P.

CANYON VALUE REALIZATION MAC 18 LTD.

CANYON-GRF MASTER FUND II, LP

CANYON-TCDRS FUND, LLC

CITI CANYON LTD.

PERMAL CANYON FUND LTD

THE CANYON VALUE REALIZATION MASTER FUND, L.P.

AAI CANYON FUND PLC, an umbrella investment company with variable capital and segregated liability between sub-funds, solely in respect of Canyon Reflection Fund

By: Canyon Capital Advisors LLC On behalf of the above-referenced funds and accounts

By: /s/ John P. Plaga
Name: John P. Plaga
Title: Authorized Signatory

Please send notices to:

Canyon Partners, LLC 2000 Avenue of the Stars, 11th Floor Los Angeles, CA 90067

Attn: Canyon Legal Facsimile: (310) 272-1371 EMAIL: Legal@canyonpartners.com

GOLDMAN SACHS LENDING PARTNERS

By: /s/ Dennis Lafferty
Name: Dennis Lafferty
Title: Managing Director

Please send notices to: Goldman, Sachs & Co. 30 Hudson Street, 5th Floor Jersey City, NJ 07302 Attn: Michelle Latzoni Facsimile: 646-769-7700 EMAIL: gs-sbd-admin-contacts@ny.email.gs.com

MERRILL LYNCH CREDIT PRODUCTS, LLC, solely on behalf of Global Credit & Special Situations

By: /s/ Jonathan M Barnes
Name: Jonathan M Barnes
Title: Vice President

Please send notices to:

Merrill Lynch Credit Products, LLC

214 North Tryon Street

NC1-027-15-01

Charlotte, NC 28255

Attn: Jonathan M Barnes/Credit Info Group

Facsimile: 704-409-0768

EMAIL: jon.barnes@baml.com

Bas.infomanager@bankofamerica.com

* For the avoidance of doubt, Merrill Lynch Credit Products, LLC (“MLCP”) is executing this Agreement solely in connection with interests which are the record and beneficial ownership of the Global Credit & Special Situations (“GCSS”) business unit and for no other line of business at Bank of America Merrill Lynch.

MIDTOWN ACQUISITIONS L.P. By: Midtown Acquisitions GP LLC, its general partner

By: /s/ Connor Bastable
Name: Connor Bastable
Title: Manager

Please send notices to:

Midtown Acquisitions L.P.

65 East 55th Street, 19th Floor

New York, NY 10022

Attn: Scott Vogel, Christian Cantalupo

Facsimile: 212-371-4318

EMAIL: svogel@dkpartners.com ccantalupo@dkpartners.com

OAKTREE VALUE OPPORTUNITIES FUND HOLDINGS, L.P.

By: Oaktree Value Opportunities Fund GP, L.P.

Its: General Partner

By: Oaktree Value Opportunities Fund GP, Ltd.

Its: General Partner

By: Oaktree Capital Management, L.P.

Its: Director

By: /s/ Emily Stephens
Name: Emily Stephens
Title: Managing Director

By: /s/ Mahesh Balakrishnan
Name: Mahesh Balakrishnan
Title: Senior Vice President

Please send notices to: c/o Oaktree Capital Management LP 333 So. Grand Ave., 28th Floor Los Angeles, CA 90071 Attn: Bill Santangelo EMAIL: bsantangelo@oaktreecapital.com

OAKTREE HUNTINGTON INVESTMENT FUND, L.P.

By: Oaktree Huntington Investment Fund GP, L.P.

Its: General Partner

By: Oaktree Huntington Investment Fund GP Ltd.

Its: General Partner

By: Oaktree Capital Management, L.P.

Its: Director

By: /s/ Emily Stephens
Name: Emily Stephens
Title: Managing Director

By: /s/ Mahesh Balakrishnan
Name: Mahesh Balakrishnan
Title: Senior Vice President

Please send notices to: c/o Oaktree Capital Management LP 333 So. Grand Ave., 28th Floor Los Angeles, CA 90071 Attn: Bill Santangelo EMAIL: bsantangelo@oaktreecapital.com

OAKTREE OPPORTUNITIES FUND VIIIB DELAWARE, L.P. By: Oaktree Fund GP, LLC Its: General Partner By: Oaktree Capital I, L.P. Its: General Partner By: OCM Holdings I, LLC Its: General Partner
\
By: Oaktree Fund GP I, L.P. Its: Managing Member

By: /s/ Emily Stephens
Name: Emily Stephens
Title: Managing Director

By: /s/ Mahesh Balakrishnan
Name: Mahesh Balakrishnan
Title: Senior Vice President

Please send notices to: c/o Oaktree Capital Management LP 333 So. Grand Ave., 28th Floor Los Angeles, CA 90071 Attn: Bill Santangelo EMAIL: bsantangelo@oaktreecapital.com

OAKTREE OPPS IX HOLDCO LTD.

OAKTREE OPPS IX (PARALLEL 2) HOLDCO LTD.

OAKTREE VOF (CAYMAN) 1 CTB LTD.

OAKTREE HUNTINGTON (CAYMAN) 5 CTB LTD.

OAKTREE OPPS VIII (CAYMAN) 3 CTB LTD.

OAKTREE OPPS IX PARALLEL (CAYMAN) 1 CTB LTD.

OAKTREE OPPS IX (CAYMAN) 1 CTB LTD.

OAKTREE OPPS IX PARALLEL 2 (CAYMAN) 1 CTB LTD.

By: Oaktree Capital Management, L.P.

Their: Director

By: /s/ Emily Stephens
Name: Emily Stephens
Title: Managing Director

By: /s/ Mahesh Balakrishnan
Name: Mahesh Balakrishnan
Title: Senior Vice President

Please send notices to: c/o Oaktree Capital Management LP 333 So. Grand Ave., 28th Floor Los Angeles, CA 90071 Attn: Bill Santangelo EMAIL: bsantangelo@oaktreecapital.com

OCP INVESTMENT TRUST By: Onex Credit Partners, LLC, its manager

By: /s/ Kevin Connors
Name: Kevin Connors
Title: Portfolio Manager

Please send notices to: notifications@onexcredit.com Attn: Andrew Walker Facsimile: 201-541-2611 EMAIL: notifications@onexcredit.com

ONEX DEBT OPPORTUNITY FUND, LTD. By: Onex Credit Partners, LLC, its investment manager

By: /s/ Kevin Connors
Name: Kevin Connors
Title: Portfolio Manager

Please send notices to: notifications@onexcredit.com Attn: Andrew Walker Facsimile: 201-541-2611 EMAIL: notifications@onexcredit.com

PANNING MASTER FUND, LP By: Panning Capital Management, LP, its investment manager

By: /s/ Kieran Goodwin
Name: Kieran Goodwin
Title: Authorized Signatory

Please send notices to: Panning Master Fund, LP 510 Madison Ave., 24th Fl New York, NY 10022 Attn: Robert Bowers Facsimile: 212-916-1861 EMAIL: Robert@panning.com

SCHEDULES

SCHEDULE 1

THE PARTIES

PART I

THE BORROWER

Name of Borrower	Place of Incorporation	Registration number
Eagle Bulk Shipping Inc.	Marshall Islands	14155

PART II

THE GUARANTORS

Guarantors

(a)     Guarantors that are owners of the Ships

Name of Guarantor	Place of Formation	Registration number
Avocet Shipping LLC	Marshall Islands	961535
Bittern Shipping LLC	Marshall Islands	961510
Canary Shipping LLC	Marshall Islands	961511
Cardinal Shipping LLC	Marshall Islands	960647
Condor Shipping LLC	Marshall Islands	960610
Crane Shipping LLC	Marshall Islands	961536
Crested Eagle Shipping LLC	Marshall Islands	961008
Crowned Eagle Shipping LLC	Marshall Islands	961009
Egret Shipping LLC	Marshall Islands	961537
Falcon Shipping LLC	Marshall Islands	960609
Gannet Shipping LLC	Marshall Islands	961584
Golden Eagle Shipping LLC	Marshall Islands	960908
Goldeneye Shipping LLC	Marshall Islands	961351
Grebe Shipping LLC	Marshall Islands	961585
Harrier Shipping LLC	Marshall Islands	960611
Hawk Shipping LLC	Marshall Islands	960608
Ibis Shipping LLC	Marshall Islands	961586
Imperial Eagle Shipping LLC	Marshall Islands	960909
Jaeger Shipping LLC	Marshall Islands	960845
Jay Shipping LLC	Marshall Islands	961654
Kestrel Shipping LLC	Marshall Islands	960846
Kingfisher Shipping LLC	Marshall Islands	961655
Kite Shipping LLC	Marshall Islands	960635

Name of Guarantor	Place of Formation	Registration number
Kittiwake Shipping LLC	Marshall Islands	960847
Martin Shipping LLC	Marshall Islands	961656
Merlin Shipping LLC	Marshall Islands	960723
Nighthawk Shipping LLC	Marshall Islands	961842
Oriole Shipping LLC	Marshall Islands	960848
Osprey Shipping LLC	Marshall Islands	960634
Owl Shipping LLC	Marshall Islands	961886
Peregrine Shipping LLC	Marshall Islands	960646
Petrel Shipping LLC	Marshall Islands	961146
Puffin Shipping LLC	Marshall Islands	961147
Redwing Shipping LLC	Marshall Islands	961354
Roadrunner Shipping LLC	Marshall Islands	961148
Sandpiper Shipping LLC	Marshall Islands	961149
Shrike Shipping LLC	Marshall Islands	961010
Skua Shipping LLC	Marshall Islands	961011
Sparrow Shipping LLC	Marshall Islands	960636
Stellar Eagle Shipping LLC	Marshall Islands	961061
Tern Shipping LLC	Marshall Islands	960850
Thrasher Shipping LLC	Marshall Islands	961512
Thrush Shipping LLC	Marshall Islands	961781
Woodstar Shipping LLC	Marshall Islands	961391
Wren Shipping LLC	Marshall Islands	961353

(b)     Other Guarantors

Name of Guarantor	Place of Formation	Registration number
Agali Shipping S.A.	Marshall Islands	22708
Eagle Bulk Pte. Ltd.	Singapore	201014311N
Griffon Shipping LLC	Marshall Islands	960644
Heron Shipping LLC	Marshall Islands	960722
Kampia Shipping S.A.	Marshall Islands	22441
Marmaro Shipping S.A.	Marshall Islands	22711
Mesta Shipping S.A.	Marshall Islands	22440
Mylos Shipping S.A.	Marshall Islands	22709
Nagos Shipping S.A.	Marshall Islands	22799
Rahi Shipping S.A.	Marshall Islands	22710
Sirikari Shipping S.A.	Marshall Islands	22707
Spilia Shipping S.A.	Marshall Islands	23053
Anemi Maritime Services S.A.	Liberia	C-107667
Eagle Bulk (Delaware) LLC	Delaware	4205214
Eagle Management Consultancy Pte. Ltd.	Singapore	201014812W
Eagle Management Consultants LLC	Delaware	4697620
Eagle Ship Management LLC	Delaware	4697618
Eagle Shipping International (USA) LLC	Marshall Islands	960607

PART III

DIP LENDERS

Name of DIP Lender	Term Facility Commitment (US$)
Bank of America	$1,603,835
Merrill Lynch Credit Products	$688,572
BlueBay Asset Management LLP	$2,222,355
Brigade Capital Management	$3,227,947
Canyon Partners LLC	$7,305,051
Davidson Kempner Capital Management	$6,548,565
Goldman Sachs Lending Partners	$3,319,425
Oaktree Capital Management L.P.	$21,938,785
Onex Credit Partners, LLC	$1,212,988
Panning Capital Management LP	$1,932,477
Total	$50,000,000

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT TO EFFECTIVENESS

1	Obligors

(a)

A copy of the constitutional documents of each Obligor (in the case of any Obligor the interests in which will be pledged to the Security Trustee under the Pledge Agreement, reflecting such amendments as may be required by the Security Trustee in connection with the Pledge Agreement).

(b)	A copy of a resolution of the board of directors or sole member, as appropriate, of each Obligor:

(i)

approving the terms of, and the transactions contemplated by, the Finance Documents and all other documents, instruments and agreements contemplated to be entered into in connection with this Agreement (the “Transaction Documents”) to which it is a party and resolving that it execute the Transaction Documents to which it is a party;

(ii)	authorizing a specified person or persons to execute the Transaction Documents to which it is a party on its behalf; and

(iii)

authorizing a specified person or persons, on its behalf, to sign and/or deliver all documents and notices (including, if relevant, any notice of borrowing and Selection Notice) to be signed and/or delivered by it under, or in connection with, the Transaction Documents to which it is a party.

(c)	A specimen signature of each person authorized by the resolution referred to in paragraph (b) above.

(d)

In the case of each Guarantor incorporated under the laws of Singapore, a copy of a resolution of the sole member or sole shareholder, as appropriate, of such Guarantor, approving the terms of, and the transactions contemplated by, the Transaction Documents to which such Guarantor is a party.

(e)

A certificate issued by the appropriate authority in the jurisdiction of incorporation or formation of each Obligor confirming its valid existence in good standing in such jurisdiction as at a recent date acceptable to the Agent.

(f)

A certificate of an authorized signatory of the relevant Obligor certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(g)	A written confirmation from the Borrower as to which individuals are authorized to execute and deliver Selection Notices.

2	Transaction Documents

(a)	A duly executed original of:

(i)	this Agreement;

(ii)	the Interim DIP Order

(iii)	the Intercreditor Agreement;

(iv)	the Prepetition Facility Amendment;

(v)	a Security Agreement from each Obligor;

(vi)	the Pledge Agreement;

(vii)	the Commitment Letter; and

(viii)	any Fee Letter to be entered into in connection with this Agreement.

3	Other documents and evidence

(a)	A corporate structure chart in respect of the Group certified by an officer of the Borrower as true, complete and correct as at the Effective Date.

(b)	A perfection certificate in form and substance reasonably satisfactory to the Agent.

(c)	Evidence that Corporation Service Company, as process agent has accepted its appointment.

(d)

Evidence that the fees, costs and expenses then due from the Borrower owing to the DIP Agent (in its capacity as such) pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid by the Effective Date.

SCHEDULE 3

REQUESTS

PART I

BORROWING NOTICE

From:     Eagle Bulk Shipping Inc.

To:         Wilmington Trust (London) Limited, as Agent

Dated:     __________

Dear Sirs

Eagle Bulk Shipping Inc. – $50,000,000 Facility Agreement
dated as of August 8, 2014 (the “Agreement”)

1.

We refer to the Agreement. This is a notice of borrowing (“Borrowing Notice”). Terms defined in the Agreement have the same meaning in this Borrowing Notice unless given a different meaning in this Borrowing Notice.

2.	We wish to borrow a Loan on the following terms:

Proposed date of borrowing:	___________ (or, if that is not a Business Day, the next Business Day)

Facility to be utilized	Term Facility

Amount:	____________

Interest Period:	____________

Funding Type	Initial/Final Funding

3.	The Loan is for the following working capital purposes: [provide details].

4.	We confirm that each condition specified in Clause [4.2][4.3] of the Agreement is satisfied on the date of this Borrowing Notice.

5.	The proceeds of this Loan should be credited to the DIP Account.

6.	This Borrowing Notice is irrevocable.

EAGLE BULK SHIPPING INC. By: _______________________ Name: Title:

PART II

SELECTION NOTICE

From:   Eagle Bulk Shipping Inc.

To:       Wilmington Trust (London) Limited, as Agent

Dated:_____________

Dear Sirs

Eagle Bulk Shipping Inc. – $50,000,000 Facility Agreement
dated as of August 8, 2014 (the “Agreement”)

1.	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following Loan(s) with an Interest Period ending on _________.*

3.	[We request that the above Loans[s] be divided into Loans with the following amounts and Interest Period:]**

or

[We request that the next Interest Period for the above Loan[s] be _________].

4.	This Selection Notice is irrevocable.

EAGLE BULK SHIPPING INC. By: ________________________ Name: Title:

__________________________

* Insert details of all Loans which have an Interest Period ending on the same date.

** Use this portion if division of Loans is requested.

SCHEDULE 4

MANDATORY COST FORMULA

1.

The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.

On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.

The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

E x 0.01 per cent. per annum

Where:

E

is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Special Deposits” has the meaning given to it from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)

“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)

“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.l Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(d)

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union; and

(e)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.

If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

7.

Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

8.

The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 6 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9.

The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10.

The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11.

Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12.

The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:         Wilmington Trust (London) Limited, as Agent

From:     [Existing Lender] (the “Existing Lender”) and [New Lender] (the “New Lender”)

Dated:    __________

Eagle Bulk Shipping Inc. – $50,000,000 Facility Agreement
dated as of August 8, 2014 (the “Agreement”)

1.

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 27.5 (Procedure for transfer) of the Agreement:

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment(s), rights and obligations referred to in the Schedule to this Transfer Certificate in accordance with Clause 27.5 (Procedure for transfer) of the Agreement.

(b)	The proposed Transfer Date is _____________.

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 35.2 (Addresses) of the Agreement are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.	This Transfer Certificate shall be governed by, and construed in accordance with, the laws applicable in the State of New York (without regard to conflicts of law principles law).

THE SCHEDULE

Commitment(s)/rights and obligations to be transferred

[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]	[New Lender]

By:______________________________	By:___________________________
Name:	Name:
Title:	Title:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as _______________

WILMINGTON TRUST (LONDON) LIMITED, as Agent

By:____________________________
Name:
Title:

SCHEDULE 6

FORM OF RESIGNATION LETTER

To:         Wilmington Trust (London) Limited, as Agent

From:     [resigning Obligor] and Eagle Bulk Shipping Inc.

Dated:    ____________

Dear Sirs

Eagle Bulk Shipping Inc. – $50,000,000 Facility Agreement
dated as of August 8, 2014 (the “Agreement”)

1.	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.	Pursuant to Clause 28.4 (Resignation of a Guarantor) of the Agreement, we request that [resigning Obligor] be released from its obligations as a Guarantor under the Agreement.

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request;

(b)	[[resigning Obligor] has sold its Ship – or – [resigning Obligor]’s Ship has become a Total Loss]; and

(c)	The Borrower has complied with the provisions of Clause 7.5 (Mandatory Prepayment).

4.	This Resignation Letter shall be governed by, and construed in accordance with, the laws applicable in the State of New York (without regard to conflicts of law principles law).

EAGLE BULK SHIPPING INC.	[resigning Obligor]

By: _______________________	By: ______________________
Name:	Name:
Title:	Title:

SCHEDULE 7

FORM OF COMPLIANCE CERTIFICATE

To:         Wilmington Trust (London) Limited

From:     Eagle Bulk Shipping Inc.

Dated:   _________

Eagle Bulk Shipping Inc. – $50,000,000 Facility Agreement
dated as of August 8, 2014 (the “Agreement”)

1.

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.

The undersigned hereby certifies as of the date hereof that he/she is the Chief Financial Officer of the Borrower and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Agent on behalf of the Borrower, and that:

[Use following paragraph (a) for fiscal year-end financial statements]

(a)

Attached hereto as Schedule 1 are the year-end audited financial statements required by Clause 19.1(a) of the Agreement for the fiscal year of the Borrower and its Subsidiaries ended as of the above date, together with the certification of an independent certified public accountant. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end adjustments.

[Use following paragraph (a) for fiscal quarter-end financial statements]

(a)

Attached hereto as Schedule 1 are the unaudited financial statements required by Clause 19.1(b) of the Agreement for the fiscal quarter of the Borrower and its Subsidiaries ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end adjustments.

[Use following paragraph (a) for fiscal month-end financial statements]

(a)

Attached hereto as Schedule 1 are the unaudited financial statements required by Clause 19.1(c) of the Agreement for the fiscal quarter of the Borrower and its Subsidiaries ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at

(b)

A review of the activities of the Obligors during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Obligors performed and observed all their respective obligations under the Finance Documents, and

[select one]

[no Default or Event of Default exists on the date of this Certificate.]

[or]

[the following sets forth the details of each Default or Event of Default that has occurred and is continuing, and the action which the Borrower is taking or proposes to take with respect thereto:]

3.

As at the date of this Certificate, the Obligors are in compliance with the financial covenants set forth in Clause 20 (Financial Covenants) and the requirements of Clause 22.24(a) (Eagle Chartering) of the Agreement.

4.	The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

5.	Attached hereto as Schedule 3 is a valuation of each Ship made by an Approved Broker indicating the market value of such Ship.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of___________.

____________________________
[Name]
Chief Financial Officer

The undersigned, the Chief Executive Officer of the Borrower, hereby certify that:

1.	[Name] is the duly elected and qualified Chief Financial Officer of the Borrower and the signature above is his/her genuine signature.

2.	The certifications made by [Name] above are true and correct.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________.

_______________________________
[Name]
Chief Executive Officer

For the Month/Quarter/Year ended ____________ (“Statement Date”)

Schedule 2
to the Compliance Certificate

[Include those of the following ratios that are to be tested for the relevant Account Period for which the Compliance Certificate is delivered.]

I.	Clause 20.1 (Minimum Liquidity).

	A.Minimum Liquidity at Statement Date:	$________________

	B.Maximum Permitted Liquidity:	$22,500,000

II.	Clause 20.2 (Maximum Capital Expenditures).

	A.Capital Expenditures as of Month ending at Statement Date:	$________________

	B.Maximum Capital Expenditures Amount:	$________________

SCHEDULE 8

FORM OF CONFIDENTIALITY UNDERTAKING

To:         [Existing Lender/Existing Lender’s Agent/Broker]

From:     [Potential Purchaser/Purchaser’s agent/broker]

Dated:    __________

Eagle Bulk Shipping Inc. – $50,000,000 Facility Agreement
dated as of August 8, 2014 (the “Agreement”)

Dear Sirs:

We are considering [acquiring]3 [arranging the acquisition of]4 an interest in the Agreement (the “Acquisition”). In consideration of you agreeing to make available to us certain information, by our signature of this letter we agree as follows (acknowledged and agreed by you by your signature of a copy of this letter):

1	Confidentiality Undertaking

We undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to our own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, and (c) to use all reasonable endeavors to ensure that any person to whom we pass any Confidential Information (unless disclosed under paragraph 2[(c)/(d)] below) acknowledges and complies with the provisions of this letter as if that person were also a party to it.

2	Permitted Disclosure

You agree that we may disclose Confidential Information:

(a)

to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

(b)	[subject to the requirements of the Agreement, in accordance with the Permitted Purpose so long as any prospective purchaser has delivered a letter to us in equivalent form to this letter;]5

[(b/c)][3]	subject to the requirements of the Agreement, to any person to (or through) whom we assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which we may acquire under the Agreement or with (or through) whom we enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Agreement or the Borrower or any member of the Group in each case so long as that person has delivered a letter to us in equivalent form to this letter; and

 ____________________________

1 Delete if potential purchaser is acting as broker or agent.

2 Delete if potential purchaser is acting as principal.

3 Delete as applicable.

[(c/d)][6]	(i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

3	Notification of Required or Unauthorized Disclosure

We agree (to the extent permitted by law and except where disclosure is to be made to any competent supervisory or regulatory body during the ordinary course of its supervisory or regulatory function over us) to inform you of the full circumstances of any disclosure under paragraph 2[(c)/(d)][6] or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4	Return of Copies

If you so request in writing, we shall return all Confidential Information supplied by you to us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by us and use all reasonable endeavors to ensure that anyone to whom we have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that we or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2[(c)/(d)][6] above.

5	Continuing Obligations

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease on the earlier of (a) the date we become a party to or otherwise acquire (by assignment, sub-participation or otherwise) an interest, direct or indirect, in the Agreement [and] (b) twelve months after we have returned all Confidential Information supplied to us by you and destroyed or permanently erased (to the extent technically practicable) all copies of Confidential Information made by us (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed) [and (c) in any event [ ] months from the date of this letter].

6	No Representation; Consequences of Breach, etc

We acknowledge and agree that:

(a)

neither you, [nor your principal]’6 nor any member of the Group nor any of your or their respective officers, employees or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by you or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by you or be otherwise liable to us or any other person in respect to the Confidential Information or any such information; and

(b)

you [or your principal][7] or members of the Group may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by us.

7	No Waiver; Amendments, etc

This letter sets out the full extent of our obligations of confidentiality owed to you in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and our obligations hereunder may only be amended or modified by written agreement between us.

8	Inside Information

We acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and we undertake not to use any Confidential Information for any unlawful purpose.

9	Nature of Undertakings

The undertakings given by us under this letter are given to you and (without implying any fiduciary obligations on your part) are also given for the benefit of [your principal,][4] the Borrower and each other member of the Group.

______________________________

 4 Delete if letter is addressed to the Existing Lender rather than the Existing Lender’s broker or agent.

10	Third Party Rights

(a)	Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right to enforce or to enjoy the benefit of any term of this letter.

(b)	The Relevant Persons may enjoy the benefit of and rely on the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10.

(c)	The parties to this letter do not require the consent of the Relevant Persons to rescind or vary this letter at any time.

11	Governing Law and Jurisdiction

(a)

This letter (including the agreement constituted by your acknowledgment of its terms) shall be governed by, and construed in accordance with, the laws applicable in the State of New York (without regard to conflicts of laws principles).

(b)

The parties submit to the non-exclusive jurisdiction of any New York State Court or Federal Court of the United States of America sitting in New York City in any action or proceeding arising out of or relating to this letter.

12	Definitions

In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

“Confidential Information” means any information relating to the Borrower, the Group, the Agreement and/or the Acquisition provided to us by you or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by us before the date the information is disclosed to us by you or any of your affiliates or advisers or is lawfully obtained by us thereafter, other than from a source which is connected with the Group and which, in either case, as far as we are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality.

“Permitted Purpose” means [subject to the terms of this letter, passing on information to a prospective purchaser for the purpose of]2 considering and evaluating whether to enter into the Acquisition.

“Purchaser Group” means us and any other person that, directly or indirectly, controls, is controlled by or is under common control with us or is a director or officer of us or such person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a person means the possession, direct or indirect, of the power to vote 50% or more of the voting stock, membership or partnership interests, or other similar interests of such person or to direct or cause direction of the management and policies of such person, whether through the ownership of voting stock, membership or partnership interests, or other similar interests, by contract or otherwise.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Very Truly Yours, [POTENTIAL PURCHASER/PURCHASER’S AGENT/BROKER] By:_____________________________ Name: Title:

To:     [Potential Purchaser/Purchaser’s Agent/Broker]
We acknowledge and agree to the above:

[EXISTING LENDER/EXISTING LENDER’S AGENT/BROKER]

By: __________________________

Name:

Title:

SCHEDULE 10

TIMETABLES

Delivery of a duly completed Borrowing Notice (Clause 5.1 (Delivery of a Borrowing Notice))	Not later than 11.00 a.m. London time 3 Business Days before the relevant date of borrowing.

Delivery of a duly completed Selection Notice (Clause 9.1 (Selection of Interest Periods))	Not later than 11.00 a.m. London time 5 Business Days before relevant Interest Period

LIBOR is fixed	Quotation Day as of 11:00 a.m. London time

SCHEDULE 11

DETAILS OF EXISTING SHIPS AND APPROVED CHARTERS

PART I

EXISTING SHIPS

Name of Vessel	Official Number	Name of Owner
AVOCET	3819	Avocet Shipping LLC
BITTERN	3710	Bittern Shipping LLC
CANARY	3777	Canary Shipping LLC
CARDINAL	2349	Cardinal Shipping LLC
CONDOR	2238	Condor Shipping LLC
CRANE	3817	Crane Shipping LLC
CRESTED EAGLE	3477	Crested Eagle Shipping LLC
CROWNED EAGLE	3413	Crowned Eagle Shipping LLC
EGRET BULKER	3818	Egret Shipping LLC
FALCON	2239	Falcon Shipping LLC
GANNET BULKER	3902	Gannet Shipping LLC
GOLDEN EAGLE	3794	Golden Eagle Shipping LLC
GOLDENEYE	3248	Goldeneye Shipping LLC
GREBE BULKER	3905	Grebe Shipping LLC
HARRIER	2240	Harrier Shipping LLC
HAWK I	2237	Hawk Shipping LLC
IBIS BULKER	3946	Ibis Shipping LLC
IMPERIAL EAGLE	3820	Imperial Eagle Shipping LLC
JAEGER	2659	Jaeger Shipping LLC
JAY	3972	Jay Shipping LLC
KESTREL I	2658	Kestrel Shipping LLC
KITE	2352	Kite Shipping LLC
KITTIWAKE	2882	Kittiwake Shipping LLC
KINGFISHER	3974	Kingfisher Shipping LLC
MARTIN	3973	Martin Shipping LLC

Name of Vessel	Official Number	Name of Owner
MERLIN	2488	Merlin Shipping LLC
NIGHTHAWK	4193	Nighthawk Shipping LLC
ORIOLE	4303	Oriole Shipping LLC
OSPREY I	2355	Osprey Shipping LLC
OWL	4337	Owl Shipping LLC
PEREGRINE	2353	Peregrine Shipping LLC
PETREL BULKER	4338	Petrel Shipping LLC
PUFFIN BULKER	4339	Puffin Shipping LLC
REDWING	3271	Redwing Shipping LLC
ROADRUNNER BULKER	4340	Roadrunner Shipping LLC
SANDPIPER BULKER	4341	Sandpiper Shipping LLC
SHRIKE	2876	Shrike Shipping LLC
SKUA	2885	Skua Shipping LLC
SPARROW	2354	Sparrow Shipping LLC
STELLAR EAGLE	3521	Stellar Eagle Shipping LLC
TERN	2657	Tern Shipping LLC
THRASHER	3788	Thrasher Shipping LLC
THRUSH	4106	Thrush Shipping LLC
WOODSTAR	3369	Woodstar Shipping LLC
WREN	3236	Wren Shipping LLC

PART II

APPROVED CHARTERS

Charterer: Korea Line Corporation of Seoul, Korea

Vessel	Name of Owner	Date of Charter

AVOCET	Avocet Shipping LLC	02/27/07
BITTERN	Bittern Shipping LLC	02/01/07
CANARY	Canary Shipping LLC	02/01/07
CRANE	Crane Shipping LLC	02/01/07
JAY	Jay Shipping LLC	04/17/07

KINGFISHER	Kingfisher Shipping LLC	04/17/07
MARTIN	Martin Shipping LLC	04/23/07
NIGHTHAWK	Nighthawk Shipping LLC	04/23/07
ORIOLE	Oriole Shipping LLC	04/23/07
OWL	Owl Shipping LLC	04/23/07
THRASHER	Thrasher Shipping LLC	02/27/07
WOODSTAR	Woodstar Shipping LLC	02/01/07
WREN	Wren Shipping LLC	04/17/07

Charterer: Lauritzen Bulkers A/S of Copenhagen

Vessel	Name of Owner	Date of Charter

EGRET BULKER	Egret Shipping LLC	04/30/07
GANNET BULKER	Gannet Shipping LLC	04/30/07
GREBE BULKER	Grebe Shipping LLC	04/30/07
IBIS BULKER	Ibis Shipping LLC	04/30/07
PETREL BULKER	Petrel Shipping LLC	05/11/07
PUFFIN BULKER	Puffin Shipping LLC	05/11/07
ROADRUNNER BULKER	Roadrunner Shipping LLC	05/11/07
SANDPIPER BULKER	Sandpiper Shipping LLC	05/11/07

SCHEDULE 12

ERISA

None.

SCHEDULE 13

INACTIVE SUBSIDIARIES

None.

SCHEDULE 14

BANK ACCOUNTS

PART I

BANK ACCOUNTS TO BE SUBJECT TO GENERAL ACCOUNT
CHARGES

Security Provider	Account no.	Currency	Name and location of bank or financial institution

Eagle Bulk Shipping Inc.	EAGBUSH-USD1	USD	RBS, London

Eagle Bulk Shipping Inc.	705798267	USD	HSBC Bank USA, N.A., New York

Eagle Bulk Shipping Inc.[5]	TBD	USD	HSBC Bank USA, N.A., New York

Avocet Shipping LLC	AVOCSHIP-USDA	USD	RBS, London

Bittern Shipping LLC	BITTSHIP-USDA	USD	RBS, London

Canary Shipping LLC	CANASHIP-USDA	USD	RBS, London

Cardinal Shipping LLC	CARDISHI-USD1	USD	RBS, London

Condor Shipping LLC	CONDSHI-USD1	USD	RBS, London

Crane Shipping LLC	CRANSHIP-USDA	USD	RBS, London

Crested Eagle Shipping LLC	CREEAGSH-USDA	USD	RBS, London

Crowned Eagle Shipping LLC	CROEAGSH-USDA	USD	RBS, London

Egret Shipping LLC	EGRESHIP-USDA	USD	RBS, London

Falcon Shipping LLC	FALCSHI-USD1	USD	RBS, London

Gannet Shipping LLC	GANNSHIP-USDA	USD	RBS, London

Golden Eagle Shipping LLC	GOEASH-USD1	USD	RBS, London

Goldeneye Shipping LLC	GOEYSHIP-USD1	USD	RBS, London

Grebe Shipping LLC	GREBSHIP-USDA	USD	RBS, London

Harrier Shipping LLC	HARSHI-USD1	USD	RBS, London

Hawk Shipping LLC	HAWKSHI-USD1	USD	RBS, London

Ibis Shipping LLC	IBISSHIP-USDA	USD	RBS, London

___________________________

5 Account to be opened to hold any Adequate Assurance Deposit required under a first day order.

Imperial Eagle Shipping LLC	IMEASH-USD1	USD	RBS, London

Jaeger Shipping LLC	JAESHI-USD1	USD	RBS, London

Jay Shipping LLC	JAYSHI-USDA	USD	RBS, London

Kestrel Shipping LLC	KESSHI-USD1	USD	RBS, London

Kingfisher Shipping LLC	KINSHI-USDA	USD	RBS, London

Kite Shipping LLC	KITESHI-USD1	USD	RBS, London

Kittiwake Shipping LLC	KITTSHI-USDA	USD	RBS, London

Martin Shipping LLC	MARTSHIP-USDA	USD	RBS, London

Merlin Shipping LLC	MERLSHIP-USD1	USD	RBS, London

Nighthawk Shipping LLC	NIGSHI-USDA	USD	RBS, London

Oriole Shipping LLC	ORIOSHIP-USD1	USD	RBS, London

Osprey Shipping LLC	OSPRSHI-USD1	USD	RBS, London

Owl Shipping LLC	OWLSHI-USD1	USD	RBS, London

Peregrine Shipping LLC	PERESHI-USD1	USD	RBS, London

Petrel Shipping LLC	PETSHIPL-USD1	USD	RBS, London

Puffin Shipping LLC	PUFSHI-USD1	USD	RBS, London

Redwing Shipping LLC	REDWSHIP-USD1	USD	RBS, London

Roadrunner Shipping LLC	ROASHI-USD1	USD	RBS, London

Sandpiper Shipping LLC	SANDSHIP-USD1	USD	RBS, London

Shrike Shipping LLC	SHRSHI-USDA	USD	RBS, London

Skua Shipping LLC	SKUASH-USDA	USD	RBS, London

Sparrow Shipping LLC	SPARSHI-USD1	USD	RBS, London

Stellar Eagle Shipping LLC	STEEAGSH-USDA	USD	RBS, London

Tern Shipping LLC	TERNSHI-USD1	USD	RBS, London

Thrasher Shipping LLC	THRASHIP-USDA	USD	RBS, London

Thrush Shipping LLC	THRSHIP-USDA	USD	RBS, London

Woodstar Shipping LLC	WOODSHIP-USD1	USD	RBS, London

Wren Shipping LLC	WRENSHIP-USD1	USD	RBS, London

Agali Shipping S.A.	None.	N/A	N/A

Eagle Bulk Pte. Ltd	05.03.22.672	USD	The Royal Bank of Scotland N.V., Singapore

Eagle Bulk Pte. Ltd	62-9319237-001	SGD	Oversea-Chinese Banking Corporation Limited, Singapore
Griffon Shipping LLC	GRIFSHI-USD1	USD	RBS, London

Heron Shipping LLC	HEROSHIP-USD1	USD	RBS, London

Kampia Shipping S.A.	None.	N/A	N/A

Marmaro Shipping S.A.	None.	N/A	N/A

Mesta Shipping S.A.	None.	N/A	N/A

Mylos Shipping S.A.	None.	N/A	N/A

Nagos Shipping S.A.	None.	N/A	N/A

Rahi Shipping S.A,	None.	N/A	N/A

Sirikari Shipping S.A.	None.	N/A	N/A

Spilia Shipping S.A.	None.	N/A	N/A

Anemi Maritime Services S.A.	None.	N/A	N/A

Eagle Bulk (Delaware) LLC	None.	N/A	N/A

Eagle Management Consultancy Pte. Ltd.	05.03.22.702	USD	The Royal Bank of Scotland N.V., Singapore

Eagle Management Consultancy Pte. Ltd.	05.03.22.702	USD	The Royal Bank of Scotland N.V., Singapore

Eagle Management Consultancy Pte. Ltd.	003-926528-0	SGD	DBS Bank Ltd., Singapore

Eagle Management Consultancy Pte. Ltd.	003-392261-02	SGD	DBS Bank Ltd., Singapore

Eagle Management Consultants LLC	EAMACO-USDA	USD	RBS, London

Eagle Ship Management LLC	EASHMA-USDA	USD	RBS, London

Eagle Shipping International (USA) LLC	EASHINUS-USD1	USD	RBS, London

Eagle Shipping International (USA) LLC	50028634	GBP	RBS, London

Eagle Shipping International (USA) LLC	705741605	USD	HSBC Bank USA, N.A., New York

Eagle Shipping International (USA) LLC	705471934[6]	USD	HSBC Bank USA, N.A., New York

PART II

DBS BANK LTD. ACCOUNT

Obligor account holder	Account no.	Currency	Name and location of bank or financial institution

Eagle Bulk Pte. Ltd.	EBPLG[7]	USD	DBS Bank Ltd. Singapore

PART III

OTHER ACCOUNTS

Obligor account holder	Account no.	Currency	Name and location of bank or financial institution

Eagle Management Consultants LLC	705790738	USD	HSBC Bank USA, N.A., New York

In this Schedule 14, “RBS” means The Royal Bank of Scotland, plc.

6 Account opened for purpose of holding security deposit for the benefit of the landlord under the New York office lease.

7 On June 10, 2014, all accounts with DBS Vickers Securities (Singapore) Pte. Ltd. were novated to DBS Bank Ltd. Singapore and all accounts were consolidated into one account number EBPLG.

SCHEDULE 15

MATERIAL CONTRACTS

Time Charter dated July 28, 2011 between Shoei Kisen Kaisha, Ltd., Japan, and Eagle Bulk Pte. Ltd. in respect of the motorship T.B.N. / Imabari Hull No. S-H605.

Account documentation dated on or about October 8, 2010 between Eagle Bulk Pte. Ltd. and DBS Vickers Securities (Singapore) Pte Ltd in respect of the DBS Vickers Account. On June 10, 2014, all accounts with DBS Vickers Securities (Singapore) Pte. Ltd. were novated to DBS Bank Ltd., Singapore and all accounts were consolidated into one account number EBPLG.

Management Agreement dated as of August 4, 2009 between the Borrower and Delphin Shipping LLC.

SCHEDULE 16
INSURANCE

Policy Holder	Type of Policy	Insurance Company	Term	Policy #	Contact info	Annual Premiums	Amount Outstanding as of 8/1/14
Eagle Bulk	Director &	ACE American	6/30/14-	DOXG24591281003	James C. Knox, Esq. Senior Vice President	$ 270,000	None
Shipping	Officer	Insurance	6/30/15		Financial Services Group
Inc.					AON RISK SERVICES NORTHEAST
			6/30/14-	DOXG24591281003	INC	$580,500
			6/30/20		199 WATER STREET
30TH FLOOR NEW YORK NY 10038 P: 212.441.2618; F: 212.441.1978 M: 646.207.5746 James_Knox@ars.aon.com
Eagle Bulk	Director and	Allied World	6/30/14-	03084707	James C. Knox, Esq. Senior Vice President	$130,000	None
Shipping	Officer	Assurance	6/30/15		Financial Services Group
		Company Inc.			AON RISK SERVICES NORTHEAST
			6/30/14-	03084707	INC	$279,500
			6/30/20		199 WATER STREET 30TH FLOOR NEW YORK NY 10038 P: 212.441.2618; F: 212.441.1978 M: 646.207.5746 James_Knox@ars.aon.com
Eagle Bulk	Director	Freedom Specialty	6/30/2014 to	XMF1400785	James C. Knox, Esq. | Senior Vice	$39,000	None
Shipping	Officer	Insurance	6/30/2015		President
Inc.		Company			Financial Services Group
AON RISK SERVICES NORTHEAST
			6/30/14-	XMF1400785	INC	$83,850
			6/30/20		199 WATER STREET 30TH FLOOR NEW YORK NY 10038 P: 212.441.2618 F: 212.441.1978 M: 646.207.5746 James_Knox@ars.aon.com

Policy Holder	Type of Policy	Insurance Company	Term	Policy #	Contact info	Annual Premiums	Amount Outstanding as of 8/1/14
Eagle Bulk	Director	Illinois National	6/30/2014 to	013073634	James C. Knox, Esq. | Senior Vice	$ 70,200	None
Shipping	Officer	Insurance	6/30/2015		President
Inc.		Company			Financial Services Group
					AON RISK SERVICES NORTHEAST
			6/30/14-	013073634	INC	$150,930	None
			6/30/20		199 WATER STREET 30TH FLOOR NEW YORK NY 10038 P: 212.441.2618 F: 212.441.1978 M: 646.207.5746 James_Knox@ars.aon.com
Eagle Bulk	Director	Illinois National	6/30/2014 to	013073632	James C. Knox, Esq. | Senior Vice	$775,000	None
Shipping	Officer	Insurance	6/30/2015		President
Inc.		Company			Financial Services Group
					AON RISK SERVICES NORTHEAST
			6/30/14-	013073632	INC	$1,666,250	None
			6/30/20		199 WATER STREET 30TH FLOOR NEW YORK NY 10038 P: 212.441.2618 F: 212.441.1978 M: 646.207.5746 James_Knox@ars.aon.com
Eagle Bulk	Director	XL Specialty	6/30/2014 to	ELU13478214	James C. Knox, Esq. | Senior Vice	$208,000	None
Shipping	Officer	Insurance	6/30/2015		President
Inc.		Company			Financial Services Group
					AON RISK SERVICES NORTHEAST
			6/30/14-6/30/20	ELU13478214	INC 199 WATER STREET 30TH FLOOR NEW YORK NY 10038 P: 212.441.2618 F: 212.441.1978 M: 646.207.5746 James_Knox@ars.aon.com	$447,200	None
Eagle Bulk Shipping Inc.	Commercial Liability	Compass Rose Service, Inc.	12/09/2013 to 12/09/2014	CP3121169H	Compass Rose Service, Inc. Nikki K. Murale 130 William Street, Room 402 New York, NY 10038	$1,672	None
Eagle Bulk Shipping Inc.	Commercial Property	Compass Rose Service, Inc.	12/09/2013 to 12/09/2014	CP3121169H	Compass Rose Service, Inc. Nikki K. Murale 130 William Street, Room 402 New York, NY 10038	$1,509	None
Eagle Bulk Shipping Inc.	Excess Liability	Compass Rose Service, Inc.	12/09/2013 to 12/09/2014	XL1112795D	Compass Rose Service, Inc. Nikki K. Murale 130 William Street, Room 402 New York, NY 10038	$ 2,600	None

Policy Holder	Type of Policy	Insurance Company	Term	Policy #	Contact info	Annual Premiums	Amount Outstanding as of 8/1/14
	Protection & Indemnity Freight, Demurrage, & Defense	The London P&I Club	2/20/14 - 2/20/15 2/20/14-2/20/15		The London P&I Club 50 Leman Street London E1 8HQ, UKReto Toggwiler Phone No: 44 (0) 207 772 8000 Fax No: 44 (0) 207 772 8200	$4,449,399	$1,345,100
	Protection	The Standard	2/20/14 -		Hugh Wood Inc.	$1,280,190.10	$384,057
	Indemnity		2/20/15		One Exchange Plaza
					55 Broadway, 24th Floor
	Freight,				New York, NY, 10006Gary Ferrazzano	$234,836.88
	Demurrage, & Defense				Phone No: 212 509 3777 Fax No: 212 509 4906
	Hull & Machinery	Hugh Wood Inc	4/18/14-10/18/15		Hugh Wood Inc. One Exchange Plaza 55 Broadway, 24th Floor New York, NY 10006Gary Ferrazzano Phone No: 212 509 3777 Fax No: 212 509 4906	$2,948,158.83	$491,360
	Difference in Conditions[8]	Hugh Wood Inc.	4/18/14-10/18/15		Hugh Wood Inc. One Exchange Plaza 55 Broadway, 24th Floor New York, NY 10006Gary Ferrazzano Phone No: 212 509 3777 Fax No: 212 509 4906	$72,200	None
	Increased Value Insurance	Hugh Wood Inc	4/18/14-10/18/15		Hugh Wood Inc. One Exchange Plaza 55 Broadway, 24th Floor New York, NY 10006Gary Ferrazzano Phone No: 212 509 3777 Fax No: 212 509 4906	$172,960.52	$28,826
	War and Hull & Machinery	Hugh Wood Inc	4/18/14-10/18/15		Hugh Wood Inc. One Exchange Plaza 55 Broadway, 24th Floor New York, NY 10006Gary Ferrazzano Phone No: 212 509 3777 Fax No: 212 509 4906	$148,251.87	$24,708

_______________________

8  This policy insures $25,000 of the London Market deductible (from $100,000 deductible to $75,000, which is the same as all other underwriters).

Policy Holder	Type of Policy	Insurance Company	Term	Policy #	Contact info	Annual Premiums	Amount Outstanding as of 8/1/14
	War Increased Value Insurance	Hugh Wood Inc.	4/18/14-10/18/15		Hugh Wood Inc. One Exchange Plaza 55 Broadway, 24th Floor New York, NY, 10006 Gary Ferrazzano Phone No: 212 509 3777 Fax No: 212 509 4906	$18,531.46	$3,089

	War and Loss of Hire	Hugh Wood Inc.	07/18/14-7/18/15		Hugh Wood Inc. One Exchange Plaza 55 Broadway, 24th Floor New York, NY, 10006 Gary Ferrazzano Phone No: 212 509 3777 Fax No: 212 509 4906	$81,818	$65,454

	Hull & Machinery	Henschien Insurance	4/18/13 - 10/18/14		Ole Landmarksvei 14 5053 Bergen - Norway Petter Gustav Meyer Phone No: 47 55 38 98 00 Fax No: 47 55 38 98 01	$1,663,233	None

	Increased Value	Henschien Insurance	4/15/13 - 10/18/14		Ole Landmarksvei 14 5053 Bergen - Norway Peter Gustav Meyer Phone No: 47 55 38 98 00 Fax No: 47 55 38 98 01	$173,949	None

SCHEDULE 17

REAL ESTATE ASSETS

Company	Address	Owned/Leased/Operated by Third Party
Eagle Shipping International (USA) LLC	477 Madison Avenue, Suites 1401 and 1410 New York, NY 10022	Leased

SCHEDULE 18

INSTRUMENTS, TANGIBLE CHATTEL PAPER AND DOCUMENTS

The Prepetition Credit Agreement

SCHEDULE 19

POST-CLOSING OBLIGATIONS

(a)

Insurance. Within 10 Business Days after the Effective Date, the DIP Agent shall have received certificates of insurance, together with endorsements naming the DIP Agent, on behalf of the DIP Lenders, as an additional insured and loss payee, as applicable, under all insurance policies to be maintained with respect to the Collateral, the form and substance of which shall be reasonably satisfactory to the DIP Agent and the Required DIP Lenders.

(b)

Account Charges: By the date of entry of the Final DIP Order, the DIP Agent shall have received the Security Interest Deed, Account Charges and General Account Charges with respect to all accounts in London and Singapore (other than the DBS Vickers accounts), as disclosed in Schedule 14, in form and substance reasonably acceptable to the Agent, along with any requisite Process Agent Appointment.

(c)	Evidence that any stamp duty payable under the laws of Singapore in connection with the Finance Documents has been paid.

(d)

Additional Items: By the date of entry of the Final DIP Order, (i) P&I Club Certificates of Entry for each Vessel, (ii) Cover Notes for Hull Marine and War Risk coverages for each Vessel, (iii) Broker Opinion Letters concerning the Vessels and (iv) the Approved Manager’s Undertaking with respect to V. Ships shall have been delivered.

 EXHIBIT A

INTERIM DIP ORDER

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

)
In re:	)
	)	Chapter 11
EAGLE BULK SHIPPING, INC.,	)
	)	Case No. 14-12303 (SHL)
Debtor.	)
)

INTERIM ORDER (I) AUTHORIZING THE DEBTOR TO OBTAIN POSTPETITION

FINANCING AND TO USE CASH COLLATERAL; (II) GRANTING LIENS AND

PROVIDING SUPERPRIORITY ADMINISTRATIVE EXPENSE STATUS;

(III) GRANTING ADEQUATE PROTECTION; (IV) MODIFYING AUTOMATIC

STAY; (V) SCHEDULING A FINAL HEARING TO CONSIDER ENTRY

OF A FINAL ORDER; AND (VI) GRANTING RELATED RELIEF

Upon the motion (the “Motion”), dated August 6, 2014, of Eagle Bulk Shipping Inc., as debtor and debtor in possession (the “Debtor”), in the above-captioned case (this “Case”) pursuant to sections 105, 361, 362, 363(c), 364(d)(1), 364(e) and 507 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), rules 2002, 4001, 6004, and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Local Bankruptcy Rules for the Southern District of New York (the “SDNY Local Rules”), including

SDNY Local Rule 4001-2 , seeking, among other things:

(1)     authorization for the Debtor to obtain postpetition financing in an aggregate principal amount of up to $50 million, of which (a) $25,000,000 will be made available to the Debtor upon entry of this Interim Order and (b) the remaining $25,000,000 will be made available to the Debtor as a delayed draw occurring after the entry of the Final Order and prior to Maturity Date (as defined in the DIP Documents (as defined below)) if the aggregate cash balances of the Debtor and the Guarantors (as defined below) fall below $15,000,000 (the actual principal amount available to be borrowed at any time being subject to those conditions set forth in the DIP Documents (as defined below) and this Interim Order), pursuant to a term loan facility (the “DIP Facility”, and the loans thereunder the “DIP Loans”), in which Wilmington Trust (London) Limited will act as sole Agent and Security Trustee (in such capacities, the “DIP Agent”), for a syndicate of banks, financial institutions and other institutional lenders party to the DIP Facility from time to time (together with the DIP Agent, the “DIP Lenders”), and arranged by Goldman Sachs Lending Partners LLC, as sole bookrunner and sole arranger (solely in its capacity as such, the “Arranger”);

(2)     authorization for the Debtor to execute and enter into the DIP Documents and to perform all such other and further acts as may be required in connection with the DIP Documents;

(3)     authorization for the Debtor to cause all of its non-debtor subsidiaries (the “Guarantors”) to (i) guarantee the Debtor’s obligations under the DIP Facility, (ii) execute and enter into guarantees (the “Guarantees”), (iii) grant security interests and liens thereunder, and (iv) perform all such other and further acts as may be required in connection with the DIP Documents;

(4)     authorization for the granting of adequate protection to the Prepetition Secured Lenders (as defined below) under or in connection with that certain Fourth Amended and Restated Credit Agreement, dated as of June 20, 2012 (as heretofore amended, supplemented or otherwise modified, the “Prepetition Credit Agreement”), among Eagle Bulk Shipping Inc. (the “Prepetition Borrower”), each of the Prepetition Borrower’s subsidiaries, as guarantors (the “Prepetition Guarantors” and, together with the Prepetition Borrower, the “Prepetition Obligors”), the lenders that are party thereto from time to time (the “Prepetition Secured Lenders”), Wilmington Trust (London) Limited (as successor to The Royal Bank of Scotland plc), as Agent (in such capacity, the “Prepetition Agent” and together with the Prepetition Secured Lenders, the “Prepetition Secured Creditors”), and that certain Security Agreement, dated as of June 20, 2012, between the Prepetition Borrower, the Prepetition Guarantors, and Wilmington Trust (London) Limited (as successor to The Royal Bank of Scotland plc), as security trustee (as heretofore amended, supplemented or otherwise modified, the “Security Agreement” and, collectively with the Prepetition Credit Agreement, and the mortgages and all other documentation executed in connection therewith, the “Existing Agreements”), whose liens and security interests are being primed by the DIP Facility;

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(5)     authorization for the Debtor to use Cash Collateral (as defined below) and all other collateral in which the Prepetition Secured Creditors have an interest, and the granting of adequate protection to the Prepetition Secured Lenders with respect to, inter alia, such use of their Cash Collateral and all use and diminution in the value of the Prepetition Collateral (as defined below);

(6)     approval of certain stipulations by the Debtor with respect to the Existing Agreements and the respective liens and security interests arising therefrom;

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(7)     the granting of superpriority claims to the DIP Lenders and first priority priming liens in favor of the DIP Agent (for the benefit of the DIP Lenders) on all prepetition and postpetition property of the Debtor’s estate and all proceeds thereof, subject to the Carve-Out (as defined below) and the terms of this Interim Order;

(8)     subject only to and effective upon entry of a final order granting the foregoing relief and such other relief as provided herein and in such final order (the “Final Order”), the waiver of any right to surcharge against collateral pursuant to section 506(c) of the Bankruptcy Code;

(9)     pursuant to Bankruptcy Rule 4001, that an interim hearing (the “Interim Hearing”) on the Motion be held before this Court to consider entry of this Interim Order (a) authorizing the Debtor, on an interim basis, to borrow from the DIP Lenders under the DIP Documents up to an aggregate principal or face amount not to exceed $25,000,000 under the DIP Facility (w) for operational, working capital, and general corporate purposes of the Debtor, (x) to pay the fees, costs and expenses incurred by the Debtor in connection with this Case, (y) to pay the fees, costs and expenses incurred in connection with the foregoing, and (z) to provide liquidity to the Debtor’s subsidiaries, (b) authorizing the Debtor’s use of Cash Collateral and all other collateral, and (c) granting the liens, superpriority claims and adequate protection described herein; and

(10)     that this Court schedule a final hearing (the “Final Hearing”) to be held no later than thirty-seven (37) days following the entry of this Interim Order to consider entry of the Final Order authorizing the balance of the borrowings under the DIP Documents on a final basis, as set forth in the Motion and the DIP Documents.

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Due and appropriate notice of the Motion, the relief requested therein and the Interim Hearing having been served by the Debtor on (a) the United States Trustee for the Southern District of New York (the “U.S. Trustee”); (b) those creditors holding the twenty (20) largest unsecured claims against the Debtor’s estate; (c) the DIP Agent and its attorneys; (d) the Prepetition Agent and its attorneys; (e) the Internal Revenue Service; (f) the Securities and Exchange Commission; and (g) the United States Attorney for the Southern District of New York (collectively, the “Notice Parties”).

The Interim Hearing having been held by this Court on August 6, 2014.

Upon the record made by the Debtor in the Motion, the Declaration of Adir Katzav, Chief Financial Officer of Eagle Bilk Shipping Inc., Pursuant to Local Bankruptcy Rule 1007-2 and in Support of First Day Filings and the Declaration of Thane Carlston in Support of Debtor’s Motion for Entry of an Interim Order Pursuant to Sections 105, 361, 362, 363, 364, and 507 of the Bankruptcy Code, Bankruptcy Rules 2002, 4001, 6004, and 9014, and Local Rule 4001-2 (A) Authorizing the Debtor to Obtain Postpetition DIP Facility and to Use Cash Collateral; (B) Granting Liens and Providing Superpriority Administrative Expense Status; (C) Granting Adequate Protection; (D) Modifying Automatic Stay; and (E) Scheduling a Final Hearing to Consider Entry of a Final Order, and at the Interim Hearing and after due deliberation and consideration and sufficient cause appearing therefor;

IT IS FOUND, DETERMINED, ORDERED AND ADJUDGED, that:

1.     Disposition. No objections to this Motion have been made and the Motion is granted on an interim basis in accordance with the terms of this Interim Order. This Interim Order shall become effective immediately upon its entry.

5

2.     Petition Date. On August 6, 2014 (the “Petition Date”), the Debtor commenced the Case under chapter 11 of the Bankruptcy Code before this Court. The Debtor is authorized to operate its business and manage its properties as debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

3.     Jurisdiction. This Court has core jurisdiction over this Case, the Motion and the parties and property affected hereby pursuant to 28 U.S.C. §§ 157(b) and 1334. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. The Guarantors submit to the jurisdiction of this Court with respect to any and all matters arising under the Existing Agreements and the DIP Documents (each as defined below), and any and all disputes with the Debtor or a Guarantor arising in connection with the Existing Agreements or actions taken thereunder with the Debtor or a Guarantor shall be resolved by this Court.

4.     Notice. Notice of the Motion, the relief requested therein and the Interim Hearing was served by the Debtor on the Notice Parties. The interim relief granted herein is necessary to avoid immediate and irreparable harm to the Debtor, its estate and its subsidiaries pending the Final Hearing. Under the circumstances, the notice given by the Debtor of the Motion and the Interim Hearing (i) was, in the Debtor’s good faith belief, the best available under the circumstances, (ii) constitutes due and sufficient notice thereof and (iii) complies with Bankruptcy Rules 4001(b) and (c) and the SDNY Local Rules. No further notice of the relief sought at the Interim Hearing is necessary or required.

5.     Debtor’s Stipulations. Without prejudice to the rights of any other party (but subject to the limitations thereon contained in paragraphs 23 and 24 below), the Debtor admits, stipulates and agrees that:

6

(a)     Prepetition Debt. (i) As of the Petition Date, the Prepetition Obligors were indebted and liable to the Prepetition Secured Lenders, without defense, counterclaim or offset of any kind, in the aggregate amount of (A) approximately $1,200,000,000 in principal amount owing under the Prepetition Credit Agreement, and (B) all accrued and unpaid interest and fees thereon and any additional accrued and unpaid fees, expenses (including any reasonable and documented attorneys’, accountants’, appraisers’ and financial advisors’ fees and expenses that are chargeable or reimbursable under the Existing Agreements), charges and other amounts, in each case, due under the Existing Agreements (collectively, the “Prepetition Debt”), (ii) the Prepetition Debt constitutes the legal, valid and binding obligation of the Debtor, enforceable in accordance with the terms of the Existing Agreements (other than in respect of the stay of enforcement arising from section 362 of the Bankruptcy Code) and (iii) no portion of the Prepetition Debt is subject to avoidance, recharacterization, recovery or subordination pursuant to the Bankruptcy Code or applicable nonbankruptcy law;

(b)    the Existing Agreements are valid, binding and enforceable;

(c)     the liens and security interests granted to the Prepetition Agent pursuant to and in connection with the Existing Agreements (including, without limitation, all security agreements, pledge agreements, mortgages, deeds of trust, account control agreements and other security documents executed by the Debtor or any other loan party thereto in favor of the Prepetition Agent, for its benefit and for the benefit of the Prepetition Secured Lenders) (the “Prepetition Liens”), (i) are valid, binding, perfected, enforceable, first-priority liens and security interests in the personal and real property described in the Existing Agreements (the “Prepetition Collateral”), (ii) were granted to, or for the benefit of, the Prepetition Secured Creditors for fair consideration and reasonably equivalent value, (iii) are not subject to avoidance, recharacterization or subordination pursuant to the Bankruptcy Code or applicable nonbankruptcy law and (iv) are subject and subordinate only to (A) the DIP Liens (as defined below), (B) the Carve-Out (as defined below) to which the DIP Liens are subject and (C) valid, perfected and unavoidable liens permitted under the Existing Agreements to the extent that such permitted liens are senior to or pari passu with the liens of the Prepetition Agent on the Prepetition Collateral;

7

(d)     the Debtor’s borrowings from the DIP Lenders under the DIP Facility and this Interim Order will be used in a manner consistent with the terms and conditions of the DIP Documents, solely for (a) working capital and other general corporate purposes, (b) permitted payment of costs of administration of this Case, and (c) providing liquidity to the Debtor’s subsidiaries;

(e)     (i) the proceeds from the DIP Loans shall not be loaned or advanced to, or invested in (in each case, directly or indirectly), any entity that is not a subsidiary of the Debtor or a Guarantor, (ii) the proceeds from the DIP Facility loaned or advanced to, or invested in, any subsidiary of the Debtor or a Guarantor shall be evidenced by an intercompany note, in form and substance reasonably satisfactory to the DIP Agent, for the full amount of the proceeds so loaned, advanced or invested, (iii) such intercompany note shall be pledged to the DIP Agent, for the benefit of the DIP Lenders, to secure the DIP Obligations (as defined herein), and (iv) all intercompany liens of the Debtor and the Guarantors, if any, will be contractually subordinated to the liens securing the DIP Facility and to the Adequate Protection Liens (as defined herein) on terms satisfactory to the DIP Agent; and

8

(f)     subject to the reservation of rights set forth in paragraph 24 below, each Obligor (as defined in the Prepetition Credit Agreement) shall be deemed to have forever waived, discharged and released each of the Prepetition Secured Creditors and their respective affiliates and each of the respective members, managers, equity holders, agents, attorneys, financial advisors, consultants, officers, directors, employees and other representatives thereof (all of the foregoing, solely in their respective capacities as such, collectively, the “Prepetition Secured Lender Releasees”) of any and all “claims” (as defined in the Bankruptcy Code), counterclaims, causes of action (including, without limitation, causes of action in the nature of “lender liability”), defenses, setoff, recoupment or other offset rights against any and all of the Prepetition Secured Lender Releasees, whether arising at law or in equity, relating to and/or otherwise in connection with the Prepetition Obligations, the Prepetition Liens or the debtor-creditor relationship between any of the Prepetition Agent or the Prepetition Secured Lenders, on the one hand, and the Debtor and each Obligor (as defined in the Prepetition Credit Agreement), on the other hand, from the beginning of time through the date hereof, including, without limitation, (i) any recharacterization, subordination, avoidance or other claim arising under or pursuant to section 105 or chapter 5 of the Bankruptcy Code or under any other similar provisions of applicable state law, federal law or municipal law and (ii) any right or basis to challenge or object to the amount, validity or enforceability of the Prepetition Obligations or any payments made on account of the Prepetition Obligations, or the validity, enforceability, priority or non-avoidability of the Prepetition Liens securing the Prepetition Obligations. For the avoidance of doubt, the foregoing release shall not act to release any independent, non-derivative claims of third parties against the Prepetition Secured Lender Releasees.

6.     Findings Regarding the DIP Facility. Based on representations of the Debtor, including, but not limited to, those made in the Motion, the First Day Declaration, and the declaration of Thane Carlston, the Debtor’s investment banker, in support of the Motion, the Court makes the following findings of fact and conclusions of law:

9

(a)     Good cause has been shown for the entry of this Interim Order.

(b)     The Debtor has an immediate need to enter into the DIP Facility and use Cash Collateral in order to permit, among other things, the orderly continuation of the operation of its business, to maintain business relationships with vendors, suppliers and customers, to make capital expenditures, and to satisfy other working capital and operational needs. The access of the Debtor to sufficient working capital and liquidity made available through the use of Cash Collateral, incurrence of new indebtedness for borrowed money and other financial accommodations provided for, under or in connection with the DIP Facility is vital to the preservation and maintenance of the value of the Debtor and to a successful reorganization of the Debtor or sale of the Debtor’s assets as a going concern or otherwise.

(c)     The Debtor is unable to obtain financing on more favorable terms from sources other than the DIP Lenders under the DIP Facility and is unable to obtain adequate unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense. The Debtor is also unable to obtain secured credit allowable under sections 364(c)(1), 364(c)(2) and 364(c)(3) of the Bankruptcy Code without the Debtor granting to the DIP Agent and the DIP Lenders, subject to the Carve-Out as provided for herein, the DIP Liens and the Superpriority Claims (as defined below) under the terms and conditions set forth in this Interim Order and in the DIP Documents, as well as any and all other protections provided to the DIP Agent and the DIP Lenders herein and therein.

10

(d)     The terms of the DIP Facility and the use of Cash Collateral are fair and reasonable and reflect the Debtor’s exercise of prudent business judgment consistent with its fiduciary duties.

(e)     The DIP Facility has been negotiated in good faith and at arm’s length among the Debtor, the DIP Agent, the Arranger and the DIP Lenders, and all of the Debtor’s obligations and indebtedness arising under, in respect of or in connection with the DIP Facility and the DIP Documents, including without limitation, (i) all loans made to the Debtor pursuant to the superpriority secured debtor-in-possession credit agreement, substantially in the form attached as Exhibit B to the Motion (the “DIP Credit Agreement”), and (ii) all other “Obligations” (as defined in the DIP Credit Agreement) of the Debtor, in each case owing to the DIP Agent, any DIP Lender or any of their respective affiliates, in accordance with the terms of the DIP Documents (all of the foregoing, collectively, the “DIP Obligations”), shall be deemed to have been extended by the DIP Agent and the DIP Lenders and their affiliates in good faith, as that term is used in section 364(e) of the Bankruptcy Code and in express reliance upon the protections offered by section 364(e) of the Bankruptcy Code, and shall be entitled to full protection thereunder.

(f)     Based upon the record before the Court, the terms of the DIP Facility, the use of Cash Collateral and the adequate protection granted in this Interim Order have been negotiated at arm’s length and in good faith, as that term is used in section 364(e) of the Bankruptcy Code, and are in the best interests of the Debtor and its estate and creditors and are consistent with the Debtor’s fiduciary duties.

(g)     In light of the subordination of the Prepetition Liens to the Carve-Out and the DIP Liens, the Debtor and the Guarantors consent and agree that the Prepetition Secured Creditors are entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code, and, subject to the entry of the Final Order, that the “equities of the case” exception shall not apply.

11

(h)     The Debtor has requested entry of this Interim Order pursuant to Bankruptcy Rules 4001(b)(2) and 4001(c)(2). Absent granting the relief set forth in this Interim Order, the Debtor’s estate and business will be immediately and irreparably harmed. Consummation of the DIP Facility and the use of Cash Collateral in accordance with this Interim Order and the DIP Documents are therefore in the best interests of the Debtor’s estate.

7.     Authorization of the DIP Facility and the DIP Documents.

(a)     The Debtor is hereby authorized to enter into and perform all obligations under the DIP Documents. The Debtor is hereby authorized to borrow money pursuant to the DIP Credit Agreement, and the Guarantors are hereby authorized to guarantee such borrowings and the Debtor’s obligations with respect to such borrowings, up to an aggregate principal amount of $25,000,000 on an interim basis and up to an aggregate principal amount of $50,000,000 subject to entry of the Final Order and as set forth in the DIP Documents (plus interest, fees, amounts paid-in-kind, expenses (including reasonable professional fees and expenses) and other amounts, in each case, as provided for in the DIP Documents) under the DIP Facility, in accordance with the terms of this Interim Order and the DIP Documents, which borrowings shall be used for all purposes permitted under the DIP Documents, including, without limitation, to provide working capital for the Debtor and to pay interest, fees and expenses in accordance with this Interim Order and the DIP Documents.

12

(b)     In furtherance of the foregoing and without further approval of this Court, the Debtor is authorized and directed to perform all acts, to make, execute and deliver all instruments and documents (including, without limitation, the execution or recordation of security agreements, mortgages and financing statements), and to pay all fees and expenses, that may be required or reasonably necessary for the Debtor’s performance of its obligations under or related to the DIP Facility, including, without limitation:

(i)     the execution, delivery and performance of the Loan Documents (as defined in the DIP Credit Agreement) and any exhibits attached thereto, including, without limitation, the DIP Credit Agreement, the Security Agreement (as defined in the DIP Credit Agreement), any account control agreements and all other related documents contemplated by the foregoing (collectively, and together with the letter agreements referred to in clause (iii) below, the “DIP Documents”);

(ii)     the execution, delivery and performance of one or more amendments to or waivers of the requirements of the DIP Documents, including the DIP Credit Agreement for, among other things, the purpose of adding additional financial institutions as DIP Lenders and reallocating the commitments for the DIP Facility among the DIP Lenders, in each case in such form as the Debtor, the DIP Agent and the applicable DIP Lenders may agree (it being understood that no further approval of the Court shall be required for non-material amendments to the DIP Credit Agreement (and any fees paid in connection therewith), including those that do not shorten the maturity of the extensions of credit thereunder or increase the aggregate commitments or the rate of interest payable thereunder;

(iii)     the non-refundable payment to the DIP Agent, the Arranger or the DIP Lenders, as the case may be, of any fees and other amounts due, including any reimbursement of indemnified obligations referred to in the DIP Credit Agreement (and in any separate letter agreements between such applicable parties and the Debtor in connection with the DIP Facility) and reasonable costs and expenses as may be due from time to time, including, without limitation, the reasonable fees and expenses of the professionals retained as provided for in the DIP Documents, without the need to file retention motions or fee applications but subject to paragraph 25, in each case, solely to the extent provided for in the DIP Credit Agreement;

13

(iv)     the performance of all other acts required under or in connection with the DIP Documents, including the granting and perfection of the DIP Liens and the Superpriority Claims as permitted herein and therein; and

(v)     cause the execution and delivery of and performance under the Guarantees.

(c)     Upon execution and delivery of the DIP Documents, the DIP Documents shall constitute valid and binding obligations of the Debtor, enforceable against the Debtor in accordance with the terms of such DIP Documents and this Interim Order.

8.     Superpriority Claims.

(a)     Pursuant to section 364(c)(1) of the Bankruptcy Code, all of the DIP Obligations shall constitute allowed claims (the “Superpriority Claims”) against the Debtor (without the need to file any proof of claim) with priority over any and all administrative expenses, diminution claims (including all Adequate Protection Obligations (as defined below)) and all other claims against the Debtor, now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all administrative expenses or other claims arising under sections 105, 326, 328, 330, 331, 365, 503(b), 506(c), (subject only to and effective upon entry of the Final Order, to the extent therein approved), 507(a), 507(b), 726, 1113 or 1114 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment, which allowed Superpriority Claims shall be payable from and have recourse to all pre- and postpetition property of the Debtor and all proceeds thereof (but excluding all Avoidance Actions and Avoidance Proceeds (each as defined below), subject only to the payment of the Carve-Out to the extent specifically provided for herein. Any payments, distributions or other proceeds received on account of such Superpriority Claims shall be promptly delivered to the DIP Agent to be applied or further distributed by the DIP Agent on account of the DIP Obligations in such order as is specified in the DIP Documents. The Superpriority Claims shall be entitled to the full protection of section 364(e) of the Bankruptcy Code in the event that this Interim Order or any provision hereof is vacated, reversed or modified, on appeal or otherwise.

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(b)     For purposes hereof, the “Carve-Out” means (i) all fees required to be paid pursuant to 28 U.S.C. §1930 and 31 U.S.C. §3717, (ii) all reasonable fees and expenses incurred by a trustee under section 726(b) of the Bankruptcy Code in an amount not to exceed $50,000, (iii) to the extent allowed at any time whether by interim order, procedural order, or otherwise, but subject in all respects to the Budget (as defined in the DIP Credit Agreement), all accrued and unpaid fees, disbursements, costs and expenses (“Professional Fees”) (other than any restructuring fee, sale fee or other success fee of any investment bankers or financial advisors of the Debtor (except the Debtor’s current financial advisor Moelis & Company engaged pursuant to its existing engagement letter with the Debtor) or the Creditors’ Committee (as defined below)), incurred by professionals or professional firms whose retention has been approved by the Court during this Case pursuant to sections 327 and 1103 of the Bankruptcy Code (collectively, “Professional Persons”) retained by the Debtor and the official committee of unsecured creditors appointed in this Case (the “Creditors’ Committee”), if any, at any time before or on the first business day following delivery by the DIP Agent of a Carve Out Trigger Notice (as defined below), to the extent such Professional Fees are allowed by this Court whether by interim order, procedural order or otherwise, prior to or after delivery of a Carve Out Trigger Notice; and (iv) after the first business day following delivery by the DIP Agent of the Carve Out Trigger Notice, to the extent allowed by this Court whether by interim order, procedural order or otherwise, prior to or after delivery of a Carve Out Trigger Notice, all unpaid fees, disbursements, costs and expenses incurred by Professional Persons, in an aggregate amount not to exceed $2,500,000 (the amount set forth in this clause (iv) being the “Carve-Out Cap”); provided, however, that any use of the Prepetition Collateral, the Cash Collateral, the Collateral, the DIP Facility or borrowings thereunder, the Carve-Out, the Carve-Out Cap or any portion or proceeds of the foregoing, for any purpose, shall be subject in all respects to paragraph 19. For purposes of the foregoing, the term “Carve-Out Trigger Notice” shall mean a written notice delivered by the DIP Agent to the Debtor and its lead counsel, the U.S. Trustee and lead counsel to the Creditors’ Committee, if any, which notice may be delivered following the occurrence and during the continuation of an Event of Default under the DIP Documents, expressly stating that the Carve-Out Cap is invoked and the Event of Default that is alleged to have occurred and be continuing.

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(c)     The DIP Agent, DIP Lenders, Prepetition Agent, and Prepetition Lenders shall not be responsible for the direct payment or reimbursement of any fees or disbursements of any Professional Persons incurred in connection with this Case or any successor case under any chapter of the Bankruptcy Code. Nothing in this Interim Order or otherwise shall be construed (i) to obligate the DIP Agent, DIP Lenders, Prepetition Agent or Prepetition Lenders, in any way to pay compensation to or to reimburse expenses of any Professional Persons, or to guarantee that the Debtor has sufficient funds to pay such compensation or reimbursement; (ii) to increase the Carve Out if actual Allowed Professional Fees are higher in fact than reflected in the Budget (as defined in the DIP Credit Agreement); or (iii) as consent to the allowance of any professional fees or expenses of any Professional Persons. Any funding of the Carve Out shall be added to and made a part of the DIP Obligations and secured by the Collateral and otherwise entitled to the protections granted under this Interim Order, the DIP Documents, the Bankruptcy Code and applicable law. The DIP Agents’ and DIP Lenders’ liens and claims shall, however, be subject to the Carve Out as set forth in this Interim Order.

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9.     DIP Liens.

As security for the DIP Obligations, effective and perfected upon the date of this Interim Order and without the necessity of the execution, recordation of filings by the Debtor of mortgages, security agreements, control agreements, pledge agreements, financing statements or other similar documents, or the possession or control by the DIP Agent of, or over, any Collateral (including Cash Collateral), the security interests and liens identified in clauses (a), (b) and (c) below are hereby granted to the DIP Agent for its own benefit and the benefit of the DIP Lenders (all property identified in clauses (a), (b) and (c) below, together with all other property to which the DIP Agent is granted a lien under the DIP Documents (other than as expressly excluded pursuant to this Interim Order), being collectively referred to as the “Collateral”), subject, only in the event of the occurrence and during the continuance of an Event of Default, to the payment of the Carve-Out as provided herein (all such liens and security interests granted to the DIP Agent, for its benefit and for the benefit of the DIP Lenders, pursuant to this Interim Order and the DIP Documents, the “DIP Liens”). Notwithstanding the foregoing, the DIP Agent and the DIP Lenders may take any action (and are, to the extent necessary in connection therewith, hereby granted relief from the automatic stay), to evidence, confirm, validate or perfect, or to ensure the contemplated priority of, such liens, and the Debtor shall execute and deliver to the DIP Agent and the DIP Lenders all such financing statements, notices and other documents as the DIP Agent or any DIP Lender may reasonably request in connection therewith and shall deliver account control agreements or other documentation in respect of and evidencing perfection of all collection and deposit accounts to the extent required by the DIP Documents.

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(a)    First Lien on Unencumbered Property. Pursuant to section 364(c)(2) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully-perfected first priority senior security interest in and lien upon all pre- and postpetition tangible and intangible property of the Debtor and the Debtor’s estate, whether existing on the Petition Date or thereafter acquired, that, on or as of the Petition Date is not subject to valid, perfected and non-avoidable liens, other than the junior and subordinated Adequate Protection Liens (or to valid liens in existence as of the Petition Date that are subsequently perfected as permitted by section 546(b) of the Bankruptcy Code) (collectively, “Unencumbered Property”), including without limitation, all inventory, accounts receivable, general intangibles, chattel paper, contracts, owned real estate, real and personal property leaseholds, property, plants, fixtures and machinery and equipment, vehicles, vessels, deposit accounts, cash and cash collateral of the Debtor (whether maintained with the DIP Agent or otherwise) and any investment of such cash and cash collateral, including Cash Collateral, letter of credit rights, patents, copyrights, trademarks, trade names, rights under license agreements and other intellectual property and capital stock of subsidiaries of the Debtor. Unencumbered Property shall exclude the Debtor’s claims and causes of action under sections 502(d), 544, 545, 547, 548, 549 and 550 of the Bankruptcy Code, or any other avoidance actions under the Bankruptcy Code (collectively, “Avoidance Actions”) and any proceeds or property recovered, unencumbered or otherwise the subject of successful Avoidance Actions, whether by judgment, settlement or otherwise (“Avoidance Proceeds”).

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(b)    Liens Priming Prepetition Secured Lenders’ Liens. Pursuant to section 364(d)(1) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully-perfected first priority senior priming security interest in and lien upon all pre- and postpetition property of the Debtor (including, without limitation, cash and cash collateral of the Debtor (whether maintained with the DIP Agent or otherwise), including Cash Collateral, and any investment of such cash and cash collateral, inventory, accounts receivable, letter of credit rights and other rights to payment whether arising before or after the Petition Date, contracts, properties, plants, equipment, vehicles, vessels, general intangibles, documents, instruments, interests in leaseholds, real properties, patents, copyrights, trademarks, trade names, other intellectual property, capital stock of subsidiaries and the proceeds, product, offspring of profits of all the foregoing), whether now existing or hereafter acquired, that is subject to the existing liens presently securing the Prepetition Debt. Such security interests and liens shall be senior in all respects to the interests in such property of the Prepetition Secured Creditors arising from current and future liens of the Prepetition Secured Creditors (including, without limitation, the Adequate Protection Liens granted hereunder), but shall not be senior to (i) any valid, perfected and unavoidable interests of other secured parties arising out of liens, if any, on such property existing immediately prior to the Petition Date, (ii) any valid, perfected and unavoidable interests in such property arising out of liens to which the liens of the Prepetition Secured Creditors become subject subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code.

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(c)    Liens Junior to Certain Other Liens. Pursuant to section 364(c)(3) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully-perfected security interest in and lien upon all pre- and postpetition tangible and intangible property of the Debtor and the Debtor’s estate (other than the property described in clauses (a), (b) or (d) of this paragraph 9, as to which the liens and security interests in favor of the DIP Agent will be as described in such clauses), whether now existing or hereafter acquired, that is subject to valid, perfected and unavoidable liens in existence immediately prior to the Petition Date, or to any valid and unavoidable liens in existence immediately prior to the Petition Date that are perfected subsequent to the Petition Date as permitted by section 546(b) (in each case, other than the Prepetition Liens and the Adequate Protection Liens) of the Bankruptcy Code, which security interests and liens in favor of the DIP Agent are junior to such valid, perfected and unavoidable liens.

(d)   Liens Senior to Certain Other Liens. The DIP Liens and the Adequate Protection Liens (as defined below) shall not be subject or subordinate to any lien or security interest that is avoided and preserved for the benefit of the Debtor and its estate under section 551 of the Bankruptcy Code.

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10. Protection of DIP Lenders' Rights.

(a)     So long as there are any borrowings or other amounts (other than contingent indemnity obligations as to which no claim has been asserted when all other amounts have been indefeasibly paid in full in cash) outstanding, or the DIP Lenders have any outstanding Commitments (as defined in the DIP Credit Agreement), under the DIP Credit Agreement, the Prepetition Secured Creditors shall (i) have no right to and shall take no action to foreclose upon or recover in connection with the liens granted on the Collateral thereto pursuant to the Existing Agreements or this Interim Order, or otherwise seek to exercise or exercise any enforcement rights or remedies against any Collateral, including in connection with the Adequate Protection Liens, (ii) be deemed to have consented to any transfer, disposition or sale of, or release of liens on, Collateral, to the extent such transfer, disposition, sale or release is authorized under the DIP Documents, (iii) not file any financing statements, trademark filings, copyright filings, mortgages, notices of lien or similar instruments, or otherwise take any action to perfect their security interests in the Collateral unless, solely as to this clause (iii) (other than with respect to mortgages, which shall not be filed), prior to the expiration of the Challenge Period, there has been a Successful Challenge (as defined below) and (iv) deliver or cause to be delivered, at the Debtor’s cost and expense, any termination statements, releases and/or assignments in favor of the DIP Lenders or other documents necessary to effectuate and/or evidence the release, termination and/or assignment (to the extent provided herein) of liens on any portion of the Collateral that is sold or otherwise disposed, including the Prepetition Liens or Adequate Protection Liens upon the sale or disposition of such Collateral or upon the expiration of the Challenge Period (without the occurrence of a Successful Challenge).

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(b)     Notwithstanding section 362 of the Bankruptcy Code, the automatic stay provisions of section 362 of the Bankruptcy Code shall be vacated and modified to the extent necessary to permit the DIP Agent and the DIP Lenders to exercise all rights and remedies provided for in the DIP Loan Documents and this Interim Order, including to take any or all of the following actions, without further order of or application or motion to this Court, immediately upon the occurrence of the Termination Date (as defined in the DIP Credit Agreement) and, but subject in all respects to clause (b) of paragraph 17 and the Carve Out Cap as set forth in clause (b) of paragraph 8, upon seven days’ prior written notice (which seven days’ notice period (the “Notice Period”) shall run concurrently with any notice provided under the DIP Documents) to the Debtor and the Creditors’ Committee, if any, of the DIP Agent’s intent to exercise such rights and remedies: (i) immediately terminate the Debtor’s use of any Cash Collateral; (ii) freeze monies or balances in the Debtor’s accounts and sweep all funds contained therein and apply the same to pay the DIP Obligations; (iii) declare all DIP Obligations to be immediately due and payable; (iv) immediately set-off any and all amounts in accounts maintained by the Debtor with the DIP Agent or any DIP Lender or on their behalf against the DIP Obligations, or otherwise enforce any and all rights against the Collateral in the possession of the DIP Agent or any of the DIP Lenders or being held on their behalf, including, without limitation, disposition of the Collateral solely for application towards the DIP Obligations; and (v) take any other actions or exercise any other rights or remedies permitted under this Interim Order, the DIP Documents or applicable law to effect the repayment of the DIP Obligations; provided that neither the Debtor nor the Guarantors shall have the right to contest the enforcement of the remedies set forth in this Interim Order and the DIP Documents on any basis other than an assertion that an Event of Default has not occurred or has been cured within the cure periods expressly set forth herein or in the applicable DIP Documents; and provided further that during the Notice Period, but subject in all respects to clause (b) of paragraph 17 and paragraph 19, the Debtor shall have no authority to borrow under the DIP Facility, and the DIP Agent may terminate the DIP Facility and declare all DIP Obligation to be immediately due and payable, and the Debtor’s authority to use Cash Collateral shall be as set forth in the Budget (as defined in the DIP Credit Agreement) and limited solely to payment of expenses critical to preservation of the Debtor’s estate and the payment of the fees, costs and expenses to administer this Case, as agreed by the DIP Agent in its sole discretion. The Debtor, the Prepetition Agent and the Prepetition Secured Creditors shall waive any right to seek relief under the Bankruptcy Code, including under section 105 thereof, to the extent such relief would restrict or impair the rights and remedies of the DIP Agent and the DIP Lenders set forth in this Interim Order and in the DIP Documents. The Debtor, the DIP Agent and the DIP Lenders shall waive any right to seek relief under the Bankruptcy Code, including under section 105 thereof, to the extent such relief would restrict or impair the rights and remedies of the Prepetition Agent set forth in this Interim Order.

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(c)     In no event shall the DIP Agent, the DIP Lenders, the Prepetition Agent or any of the Prepetition Secured Creditors be subject to the equitable doctrine of “marshaling” or any similar doctrine with respect to the Collateral.

(d)     No rights, protections, or remedies of the DIP Agents or the DIP Lenders granted by the provisions of this Interim Order or the DIP Documents shall be limited, modified, or impaired in any way by (i) any actual or purported withdrawal of the consent of any party to the Debtor’s authority to use Cash Collateral or to grant the DIP Liens and the Superiority Claims or (ii) any actual or purported termination of the Debtor’s authority to use Cash Collateral or to grant the DIP Liens and the Superiority Claims.

11.     Limitation on Charging Expenses Against Collateral. Subject only to and effective upon entry of the Final Order and to the extent provided therein, except to the extent of the Carve-Out, no expenses of administration of this Case, any successor case or any future proceeding that may result therefrom, including liquidation in bankruptcy or other proceedings under the Bankruptcy Code, shall be charged against or recovered from the Collateral pursuant to section 506(c) of the Bankruptcy Code or any similar principle of law, without the prior written consent of the DIP Agent (acting with the consent of the Required Lenders (as defined in the DIP Credit Agreement)), the Prepetition Agent and the Prepetition Secured Lenders, as the case may be with respect to their respective interests, and no such consent shall be implied from any other action, inaction or acquiescence by the DIP Agent, the DIP Lenders, the Prepetition Agent or the Prepetition Secured Lenders, respectively.

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12.     The Cash Collateral. The Prepetition Collateral includes cash collateral within the meaning of section 363(a) of the Bankruptcy Code. Any cash and cash equivalent proceeds of the Prepetition Collateral, including any cash and cash equivalent proceeds located in deposit or securities accounts subject to control agreements or otherwise, are cash collateral of the Prepetition Secured Creditors within the meaning of section 363(a) of the Bankruptcy Code. Except as otherwise specifically provided for herein, cash collateral of any of the Prepetition Secured Creditors within the meaning of section 363(a) of the Bankruptcy Code (including, without limitation, all proceeds of Prepetition Collateral) is collectively referred to herein as “Cash Collateral”.

13.     Use of Cash Collateral. The Debtor is hereby authorized, subject to the terms and conditions of the DIP Documents and this Interim Order, to use all Cash Collateral, and each of the Prepetition Secured Creditors is directed promptly to turn over to the Debtor all Cash Collateral received or held by them; provided that the Prepetition Secured Creditors are granted adequate protection as provided herein. Unless and to the extent otherwise consented to by the Required Lenders (as defined in the DIP Credit Agreement) in accordance with the DIP Documents, the Debtor’s right to use Cash Collateral hereunder shall terminate automatically on the Termination Date upon the giving of five business days’ prior written notice (which shall run concurrently with any notice provided under the DIP Documents) to the Debtor and the Creditors’ Committee, if any, subject to the Carve Out Cap as set forth in paragraph 8(b), the second proviso in paragraph 10(b) and paragraph 17(b) hereof. Notwithstanding the foregoing, the Debtor will apply the collections and proceeds from asset sales, debt or equity issuances, and  insurance recoveries to reduce the DIP Obligations, in each case, to the extent required by the terms of the DIP Credit Agreement.

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14.     Adequate Protection. The Prepetition Secured Lenders are entitled, pursuant to sections 361, 363(e) and 364(d)(1) of the Bankruptcy Code, to adequate protection of their interest in the Prepetition Collateral, including the Cash Collateral, for and equal in amount to the aggregate diminution in the value of the Prepetition Secured Lenders’ interest in the Prepetition Collateral, including, without limitation, any such diminution resulting from the sale, lease or use by the Debtor (or other decline in value) of Cash Collateral and any other Prepetition Collateral, the priming of the Prepetition Agent’s security interests and liens in the Prepetition Collateral by the DIP Agent and the DIP Lenders pursuant to the DIP Documents and this Interim Order, and the imposition of the automatic stay pursuant to section 362 of the Bankruptcy Code. As adequate protection, the Prepetition Agent and the Prepetition Secured Lenders are hereby granted the following (collectively, the “Adequate Protection Obligations”):

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(a)     Adequate Protection Liens. The Prepetition Agent (for itself and for the benefit of the Prepetition Secured Lenders) is hereby granted (effective and perfected upon the date of this Interim Order and without the necessity of the execution by the Debtor of mortgages, security agreements, pledge agreements, financing statements or other agreements), in the amount of such diminution, (1) a replacement security interest in and lien upon all the Collateral (such liens securing the Adequate Protection Obligations, the “Adequate Protection Liens”), subject and subordinate only to (i) the DIP Liens and any liens on the Collateral to which such DIP Liens are junior and (ii) the Carve-Out and (2) (A) until such time as all of the DIP Obligations are indefeasibly paid in full in cash in accordance with the DIP Documents and this Interim Order, the Prepetition Agent and the Prepetition Secured Creditors shall have no right to seek or exercise any enforcement rights or remedies in connection with the Adequate Protection Liens, including, without limitation, in respect of the occurrence or continuance of any Event of Default (as defined in the Prepetition Credit Agreement); (B) the Prepetition Agent and the Prepetition Secured Creditors shall be deemed to have consented to any sale or disposition of Collateral permitted under the DIP Credit Agreement or approved, arranged for or by the DIP Agent or the Required Lenders (as defined in the DIP Credit Agreement), and shall terminate and release upon any such sale or disposition all of its liens on and security interests in such Collateral (where the DIP Agent also releases any DIP Liens as necessary); (C) the Prepetition Agent and/or the Prepetition Secured Creditors shall deliver or cause to be delivered, at the Debtor’s costs and expense (for which the Prepetition Agent and/or the Prepetition Secured Creditors, as the case may be, shall be reimbursed upon submission to the Debtor of invoices or billing statements), any termination statements, releases or other documents necessary to effectuate and/or evidence the release and termination of any Prepetition Secured Creditors’ liens on or security interests in any portion of the Collateral subject to any sale or disposition permitted under the DIP Credit Agreement or approved or arranged for by the DIP Agent or any of the DIP Lenders (where the DIP Agent also releases any DIP Liens as necessary); and (D) upon the Final Order becoming a final and nonappealable order and the expiration of the Challenge Period (as defined below) with no challenge having been brought, or if such a challenge is brought, until the entry of a final judgment and the payment to the Prepetition Agent and the Prepetition Secured Creditors of all amounts owed by the Debtor under the Existing Agreements and this Interim Order (or the Final Order), the Adequate Protection Liens shall terminate and be released (automatically and without further action of the parties), and the Prepetition Secured Creditors shall execute and deliver such agreements to evidence and effectuate such termination and release as the Debtor or the DIP Agent may request, and the Debtor and the DIP Agent shall be authorized to file on behalf of the Prepetition Secured Creditors such UCC termination statements or such other filings as may be applicable to the extent such authorization is required under the Uniform Commercial Code of the applicable jurisdiction. Without limiting the generality of the foregoing, the Adequate Protection Liens granted to the Prepetition Agent shall be junior and subordinate in all respects to the DIP Liens and the Carve Out.

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(b)    Section 507(b) Claim. The Prepetition Agent and the Prepetition Secured Creditors are hereby granted, subject only to the Superpriority Claims and the Carve-Out, a superpriority claim, as provided for in section 507(b) of the Bankruptcy Code, immediately junior to the Superpriority Claims and any other claims under section 364(c)(1) of the Bankruptcy Code held by the DIP Agent and the DIP Lenders, and payable from and having recourse to all prepetition and postpetition property of the Debtor and all proceeds thereof (but excluding Avoidance Actions and any Avoidance Proceeds); provided, however, that the Prepetition Agent and the Prepetition Secured Creditors shall not receive or retain any payments, property or other amounts in respect of the superpriority claims under section 507(b) of the Bankruptcy Code granted hereunder or under the Existing Agreements unless and until the DIP Obligations have indefeasibly been paid in full in cash in accordance with the DIP Documents.

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(c)    Fees and Expenses. As further adequate protection, the Debtor is authorized and directed to provide adequate protection to the Prepetition Agent and the Prepetition Lenders, in the form of: (i) current cash payments of all reasonable out-of-pocket costs, fees and expenses payable to the Prepetition Agent under the Existing Agreements as may hereafter be incurred in accordance with the Existing Agreements, (ii) the reasonable fees and expenses of the following legal, financial and other professionals collectively retained by the Prepetition Agent and certain Prepetition Lenders: (a) Paul, Weiss, Rifkind, Wharton & Garrison LLP, legal counsel, (b) Houlihan Lokey Capital, Inc., financial advisor, (c) maritime counsel; (d) foreign counsel for each applicable jurisdiction, and (e) one local counsel to the Prepetition Agent upon any change of venue, in each case in cash within ten (10) calendar days of receipt of an invoice therefor without the need to file retention motions or fee applications, (iii) continued maintenance and insurance of the Prepetition Collateral in amounts and for the risks, and by the entities, as required under the Existing Agreements; (iv) financial and other reporting substantially in compliance with the Existing Agreements, and (v) all obligations, including accrued but unpaid interest, under the Existing Agreements owing by the Debtor thereunder and other fees owing by the Debtor thereunder shall continue to accrue interest (and interest on interest) at the default rate applicable on the Petition Date under the Existing Agreements, but shall not be payable in cash. Payments in clause (ii) above are subject to paragraph 25 of this Interim Order.

(d)     Notwithstanding anything in this paragraph 14 to the contrary, following delivery of a Carve-Out Trigger Notice and prior to the payment to the Prepetition Agent or any Prepetition Secured Creditor on account of any adequate protection or otherwise, the Carve-Out Reserve (as defined in the DIP Credit Agreement) shall have been fully funded and the DIP Obligations shall have been paid in full.

(e)     The Debtor and the Guarantors consent and agree that the Adequate Protection Obligations (A) shall not be subject to sections 510, 549, 550 or 551 of the Bankruptcy Code or, subject to entry of the Final Order, section 506(c) of the Bankruptcy Code or the “equities of the case” exception of section 552 of the Bankruptcy Code, (B) shall not be subordinate to, or pari passu with, (x) any lien that is avoided and preserved for the benefit of the Debtor and its estate under section 551 of the Bankruptcy Code or otherwise or (y) any intercompany or affiliate liens or claims of the Debtor, and (C) shall be valid and enforceable against any trustee or any other estate representative appointed in this Case or any successor cases, and/or upon the dismissal of this Case.

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15.     Sufficiency of Adequate Protection. Under the circumstances and given that the above-described adequate protection is consistent with the Bankruptcy Code, including section 506(b) thereof, the Court finds that the adequate protection provided herein is reasonable and sufficient to protect the interests of the Prepetition Secured Lenders.

16.    Perfection of DIP Liens.

(a)     The DIP Agent and the DIP Lenders are hereby authorized, but not required, to file or record financing statements or take control over deposit accounts and securities accounts, in each case, in order to validate and perfect the liens and security interests granted to them hereunder. Whether or not the DIP Agent on behalf of the DIP Lenders in its discretion, chooses to file such financing statements or take control over deposit accounts and securities accounts, such liens and security interests shall be deemed valid, perfected, allowed, enforceable, non-avoidable and not subject to challenge dispute or subordination, at the time and on the date of entry of this Interim Order. Upon the request of the DIP Agent, without any further consent of any party, the DIP Agent, the Debtor and each DIP Lender are authorized and directed to take, execute, deliver and file such instruments (in each case, without representation or warranty of any kind) to enable the DIP Agent to further perfect the DIP Liens.

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(b)     A certified copy of this Interim Order may, in the discretion of the DIP Agent, be filed with or recorded in filing or recording offices in addition to or in lieu of such financing statements, mortgages, notices of lien or similar instruments, and all filing offices are hereby authorized to accept such certified copy of this Interim Order for filing and recording. For the avoidance of doubt, the automatic stay provisions of section 362(a) of the Bankruptcy Code shall be modified to the extent necessary to permit the DIP Agent to take all actions, as applicable, referenced in this subparagraph (b) and in the immediately preceding subparagraph (a).

17.    Preservation of Rights Granted Under this Interim Order.

(a)     Except as otherwise provided for herein, or permitted under the DIP Credit Agreement, no claim or lien having a priority superior to or pari passu with those granted by this Interim Order to the DIP Agent and the DIP Lenders or to the Prepetition Agent and the Prepetition Secured Lenders, respectively, shall be granted or allowed while any portion of the DIP Facility (or any refinancing thereof) or the Commitments thereunder or the DIP Obligations or the Adequate Protection Obligations remain outstanding, and the DIP Liens and the Adequate Protection Liens shall not be (i) subject or junior to any lien or security interest that is avoided and preserved for the benefit of the Debtor’s estate under section 551 of the Bankruptcy Code or (ii) subordinated to or made pari passu with any other lien or security interest, whether under section 364(d) of the Bankruptcy Code or otherwise, in each case other than the Carve-Out; provided, however, a claim or lien granted by this Interim Order to the Prepetition Agent and the Prepetition Secured Lenders shall be subordinated to any claim or lien that may be granted from time to time having a priority superior to or pari passu with those liens or claims granted under the DIP Documents and/or by this Interim Order to the DIP Agent and the DIP Lenders, solely to the extent the DIP Agent and DIP Lenders consent to the granting of any such claim or lien.

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(b)     In addition to the Events of Default set forth in the DIP Documents, unless all DIP Obligations shall have been indefeasibly paid in full in cash, and the Prepetition Debt and the Adequate Protection Obligations (if any) shall have been paid in full, the Debtor shall not seek, and it shall constitute an Event of Default and terminate the right of the Debtor to use Cash Collateral if the Debtor seeks, or there is entered, unless the DIP Agent has otherwise consented, (i) any modification or extension of this Interim Order without the prior written consent of the DIP Agent, and no such consent shall be implied by any other action, inaction or acquiescence by the DIP Agent, (ii) any modification or extension of this Interim Order with respect to the Prepetition Debt or the Adequate Protection Obligations without the prior written consent of the Prepetition Agent, and no such consent shall be implied by any other action, inaction or acquiescence by the Prepetition Agent, (iii) an order converting or dismissing this Case and such order shall not have been reversed or vacated within ten (10) days; (iv) an order appointing a chapter 11 trustee in this Case and such order shall not have been reversed or vacated within ten (10) days, and (v) an order approving a plan of reorganization or the sale of all or substantially all of the Collateral shall have been entered which does not provide for the repayment in full in cash of the DIP Obligations (other than any contingent obligations not yet due and payable) upon the consummation thereof. If an order dismissing this Case under section 1112 of the Bankruptcy Code or otherwise is at any time entered, such order shall provide (in accordance with sections 105 and 349 of the Bankruptcy Code) that (x) the Superpriority Claims, priming liens, security interests and replacement security interests granted to the DIP Agent and the DIP Lenders, including the DIP Liens, and, as applicable, the Prepetition Agent and the Prepetition Secured Lenders pursuant to this Interim Order shall continue in full force and effect and shall maintain their priorities as provided in this Interim Order (and that such Superpriority Claims, priming liens and replacement security interests, shall, notwithstanding such dismissal, remain binding on all parties in interest, including the priorities set forth herein and in the DIP Documents) until all DIP Obligations and the Adequate Protection Obligations, as applicable, shall have been paid and satisfied in full and (y) this Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing the claims, liens and security interests referred to in clause (x) above.

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(c)     Notwithstanding the foregoing, any modification or extension of this Interim Order with respect to the Adequate Protection Obligations or the Prepetition Debt, shall require the prior written consent of the Prepetition Agent, and no such consent shall be implied by any other action, inaction or acquiescence by the Prepetition Agent.

(d)     If any or all of the provisions of this Interim Order are hereafter reversed, modified, vacated or stayed, such reversal, modification, vacation or stay shall not affect (i) the validity of any DIP Obligations or Adequate Protection Obligations incurred prior to the effective date of such reversal, modification, vacation or stay or (ii) the validity or enforceability of any lien or priority authorized or created hereby or pursuant to the DIP Documents with respect to any DIP Obligations or Adequate Protection Obligations. Notwithstanding any such reversal, modification, vacation or stay, any use of Cash Collateral, or DIP Obligations or Adequate Protection Obligations incurred by the Debtor to the DIP Agent, the DIP Lenders, the Prepetition Agent or the Prepetition Secured Lenders prior to the effective date of such reversal, modification, vacation or stay shall be governed in all respects by the original provisions of this Interim Order, and the DIP Agent, the DIP Lenders, the Prepetition Agent and the Prepetition Secured Lenders shall be entitled to all the rights, remedies, privileges and benefits granted in section 364(e) of the Bankruptcy Code, this Interim Order and pursuant to the DIP Documents with respect to all uses of Cash Collateral and proceeds of the DIP Facility, DIP Obligations and Adequate Protection Obligations.

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(e)     Except as expressly provided in this Interim Order or in the DIP Documents, the DIP Liens, the Superpriority Claims and all other rights and remedies of the DIP Agent and the DIP Lenders, and the Adequate Protection Liens granted by the provisions of this Interim Order and the DIP Documents shall survive, and shall not be modified, impaired or discharged by the entry of an order converting this Case to a case under chapter 7, dismissing this Case, approving the sale of any Collateral pursuant to section 363(b) of the Bankruptcy Code (except to the extent permitted by the DIP Documents) or the entry of an order confirming a plan of reorganization in this Case (except as provided for herein and in the Acceptable Reorganization Plan (as defined in the DIP Credit Agreement)) and, pursuant to section 1141(d)(4) of the Bankruptcy Code, the Debtor has waived any discharge as to any remaining DIP Obligations or Adequate Protection Obligations. The terms and provisions of this Interim Order and the DIP Documents shall continue in this Case, in any successor case, or in any superseding chapter 7 case under the Bankruptcy Code, and the DIP Liens, the Superpriority Claims, all other rights and remedies of the DIP Agent and the DIP Lenders, the DIP Documents, the Adequate Protection Liens granted by the provisions of this Interim Order shall continue in full force and effect until (i) the DIP Obligations are indefeasibly paid in full in cash and (ii) the Adequate Protection Obligations (if any) are paid in full in cash.

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(f)     The Prepetition Agent, on behalf of itself and the Prepetition Secured Creditors, will not be required to file proofs of claim in this Case or successor cases for any prepetition claim arising under the Existing Agreements allowed herein. The Debtor’s stipulations herein shall be deemed to constitute a timely filed proof of claim for any prepetition claims arising under the Existing Agreements. Notwithstanding any order entered by the Court in relation to the establishment of a bar date in this Case or successor cases to the contrary, the Prepetition Agent, for the benefit of itself and the Prepetition Secured Lenders, is hereby authorized and entitled, in its sole discretion, but not required, to file (and amend and/or supplement, as it sees fit) a proof of claim and/or aggregate proofs of claim in this Case or successor cases for any claim allowed herein.

18.     Exculpation. Nothing in this Interim Order, the DIP Documents, or any other documents related to the transactions contemplated hereby shall in any way be construed or interpreted to impose or allow the imposition upon any DIP Agent or any DIP Lender any liability for any claims arising from the prepetition or postpetition activities of the Debtor in the operation of its businesses, or in connection with its restructuring efforts. In addition, (a) the DIP Agent and the DIP Lenders shall not, in any way or manner, be liable or responsible for (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, servicer, bailee, custodian, forwarding agency, or other person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Debtor; provided that, (i) the foregoing shall not apply to any act or omission by the DIP Agent or the DIP Lenders that constitutes gross negligence or willful misconduct by the DIP Agent or the DIP Lenders as finally determined by a court of competent jurisdiction.

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19.	Limitation on Use of DIP Facility Proceeds and Collateral.

(a)     Notwithstanding anything herein or in any other order by this Court to the contrary, none of the Prepetition Collateral, the Cash Collateral, the Collateral, the DIP Facility or borrowings thereunder, the Carve-Out, the Carve-Out Cap or any portion or proceeds of the foregoing may be used by any party in connection with (i) investigating, objecting to, challenging or contesting in any manner, or in raising any defenses to, the amount, validity, extent, perfection, priority or enforceability of the Interim Order, any obligations outstanding under the DIP Documents or the Existing Agreements, or any liens or security interests with respect thereto, or any other rights or interests of any of the DIP Agent, the DIP Lenders, the Prepetition Agent or any Prepetition Lender or their respective agents, affiliates, representatives, attorneys or advisors (whether in their capacity as such or otherwise), including with respect to the Adequate Protection Liens (as defined herein), or in asserting any claims or causes of action against any of the DIP Agent, the DIP Lenders, the Prepetition Agent or any Prepetition Lender or their respective agents, affiliates, representatives, attorneys or advisors (whether in their capacity as such or otherwise), including, without limitation, for lender liability or pursuant to sections 105, 510, 544, 547, 548, 549, 550, or 552 of the Bankruptcy Code, applicable non- bankruptcy law or otherwise, provided that the Debtor may use the Carve-Out Cap as set forth in paragraph 8(b) of this Interim Order to contest or dispute whether an Event of Default has occurred as provided for in paragraph 10 of this Interim Order; (ii) making any payment in settlement or satisfaction of any prepetition or administrative expense claim, unless in compliance with the DIP Documents and, with respect to the payment of any prepetition claim or non-ordinary course administrative expense claim, separately approved by the Court pursuant to a filing in form and substance acceptable to the DIP Agent and the Required Lenders (as defined in the DIP Credit Agreement), provided that the motions filed by the Debtor on the Petition Date shall be deemed to be so acceptable; (iii) objecting to or interfering with the exercise of rights and remedies by the DIP Agent and the DIP Lenders with respect to the Collateral once an Event of Default has occurred, provided that the Debtor may use the Carve-Out Cap as set forth in paragraph 8(b) of this Interim Order to contest or dispute whether an Event of Default has occurred as provided for in paragraph 10 of this Interim Order; (iv) except as expressly provided by the DIP Documents, making any payment or distribution to any affiliate, equity holder, or insider of the Debtor outside of the ordinary course of business; (v) using or seeking to use any insurance proceeds related to the Collateral except as permitted by the DIP Documents or otherwise with the consent of the DIP Agent and, to the extent provided in the DIP Credit Agreement, the DIP Lenders; (vi) a request, without the prior consent of the DIP Agent, and, to the extent provided in the DIP Credit Agreement, the DIP Lenders, for authorization to obtain debtor in possession financing pursuant to section 364(c) or (d) of the Bankruptcy Code that does not indefeasibly discharge in full in cash the DIP Obligations immediately upon the closing of such financing, (vii) paying any amount on account of any claims arising prior to the Petition Date unless such payments are (x) approved by an order of this Court and (y) in accordance with the DIP Credit Agreement and the Budget (as defined in the DIP Credit Agreement), (viii) using or seeking to use Cash Collateral except to the extent permitted under the DIP Documents and not otherwise prohibited hereunder, or (ix) selling or otherwise disposing of the Collateral except as permitted by the DIP Documents or otherwise with the consent of the DIP Agent or the Required Lenders (as defined in the DIP Credit Agreement).

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(b)     Notwithstanding the foregoing, professionals to any committee appointed in this Case may investigate claims and liens under the Existing Agreements during the Challenge Period at an aggregate expense for such investigation not to exceed $75,000.

20.     Priorities Among Prepetition Secured Lenders. Notwithstanding anything to the contrary herein or in any other order of this Court, in determining the relative priorities and rights of the Prepetition Secured Lenders (including, without limitation, the relative priorities and rights of the Prepetition Secured Lenders with respect to the Adequate Protection Obligations granted hereunder), such priorities and rights shall continue to be governed by the Existing Agreements.

21.     Retention of Jurisdiction. This Court has and will retain exclusive jurisdiction with respect to any and all disputes or matters under, or arising out of or in connection with, either the DIP Documents or this Interim Order.

22.     Interim Order Governs. In the event of any inconsistency between the provisions of this Interim Order or Final Order, if and when entered, and the DIP Documents, the provisions of this Interim Order or Final Order, as applicable, shall govern. Additionally, to the extent that there may be an inconsistency between the terms of this Interim Order or Final Order, if and when entered, and the Order Establishing Certain Case Management Procedures and Granting Related Relief, the terms of this Interim Order or Final Order, as applicable, shall govern.

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23.     Binding Effect; Successors and Assigns. The DIP Documents and the provisions of this Interim Order, including all findings herein, shall be binding upon all parties in interest in this Case, including, without limitation, the DIP Agent, the DIP Lenders, the Prepetition Agent, the Prepetition Secured Lenders, any statutory or nonstatutory committee appointed or formed in this Case, and the Debtor and its successors and assigns (including any chapter 7 trustee, chapter 11 trustee or similar responsible person or similar designee or litigation trust hereinafter appointed or elected for the estate of the Debtor) and shall inure to the benefit of the DIP Agent, the DIP Lenders, the Prepetition Agent, the Prepetition Secured Lenders and the Debtor and their respective successors and assigns; provided, however, that the DIP Agent and the DIP Lenders shall have no obligation to extend any financing to any chapter 7 trustee, chapter 11 trustee or similar responsible person or similar designee or litigation trust hereunder appointed or elected for the estate of the Debtor. In determining to make any loan under the DIP Credit Agreement or in exercising any rights or remedies as and when permitted pursuant to this Interim Order or the DIP Documents, the DIP Agent and the DIP Lenders shall not be deemed to be in control of the operations of or participating in the management of the Debtor or to be acting as an “owner or operator” with respect to the operation or management of the Debtor (as such terms, or any similar terms, are used in the United States Comprehensive Environmental Response, Compensation and Liability Act, 29 U.S.C. §§ 9601, et seq., as amended, or any similar federal or state statute).

24.     Effect of Stipulations on Third Parties. The stipulations and admissions contained in this Interim Order, including, without limitation, in paragraph 5 of this Interim Order, shall be binding upon the Debtor and any successor thereto (including, without limitation, any chapter 7 or chapter 11 trustee appointed or elected for any of the Debtor) in all circumstances. Unless (a) a party in interest has timely and properly filed an adversary proceeding or contested matter (subject to the limitations contained herein, including, inter alia, in paragraph 17) by no later than the date that is sixty (60) calendar days after the date of entry of the Final Order or such later date (x) as has been agreed to, in writing, by the Prepetition Agent, in its sole discretion or (y) as has been ordered by the Court (the “Challenge Period”), (i) challenging the validity, enforceability, priority or extent of the Prepetition Debt or the Prepetition Agent’s or the Prepetition Secured Creditors’ liens on the Prepetition Collateral or (ii) otherwise asserting or prosecuting any action for preferences, fraudulent conveyances, other avoidance power claims or any other claims, counterclaims or causes of action, objections, contests or defenses (collectively, “Claims and Defenses”) against the Prepetition Agent or any of the Prepetition Secured Creditors or any of such parties’ affiliates, representatives, attorneys or advisors in connection with matters related to the Existing Agreements, the Prepetition Debt, the Prepetition Collateral, and (b) there is a final order in favor of the plaintiff sustaining any such challenge or claim in any such timely filed adversary proceeding or contested matter (a “Successful Challenge”), the stipulations and admissions contained in this Interim Order, including, without limitation, in paragraph 5 of this Interim Order and in the proviso to this sentence, shall be binding upon the Debtor, the Guarantors and all other parties in interest, including, without limitation, any statutory or nonstatutory committees appointed or formed in this Case (including the Creditors’ Committee) and any other person or entity acting on behalf of the Debtor’s estate; provided that all such Claims and Defenses are hereby irrevocably waived and relinquished by the Debtor and the Guarantors as of the Petition Date. If the Challenge Period expires and a Successful Challenge has not occurred, (w) the Prepetition Debt and all related obligations of the Debtor (the “Prepetition Obligations”) shall constitute allowed claims, not subject to counterclaim, setoff, subordination, recharacterization, defense or avoidance, for all purposes in this Case, any successor case and any subsequent chapter 7 case, and (x) the Prepetition Liens on the Prepetition Collateral shall be deemed to have been, as of the Petition Date, legal, valid, binding and perfected, not subject to recharacterization, subordination or avoidance, (y) the Prepetition Obligations, the Prepetition Liens on the Prepetition Collateral and the Prepetition Agent and the Prepetition Secured Lenders shall not be subject to any other or further challenge by any party in interest seeking to exercise the rights of the Debtor’s estate, including, without limitation, any successor thereto (including, without limitation, any chapter 7 or 11 trustee appointed or elected for the Debtor). If any such adversary proceeding or contested matter is timely and properly filed, the stipulations and admissions contained in paragraph 5 of this Interim Order shall nonetheless remain binding and preclusive (as provided in the second sentence of this paragraph) on any statutory or nonstatutory committee appointed or formed in this Case (including the Creditors’ Committee) and on any other person or entity, except to the extent that such findings and admissions were expressly challenged in such adversary proceeding or contested matter. Nothing in this Interim Order vests or confers on any Person (as defined in the Bankruptcy Code), including any statutory or nonstatutory committees appointed or formed in this Case (including the Creditors’ Committee), standing or authority to pursue any cause of action belonging to the Debtor or its estate, including, without limitation, Claims and Defenses with respect to the Existing Agreements or the Prepetition Obligations.

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25.     Notice of Professional Fees. Except as set forth in this paragraph 25, no payments (including professional fees and expenses) with respect to the DIP Obligations, the Prepetition Obligations, or the Adequate Protection Obligations, including pursuant to paragraphs 7(iii) and 14(c) of this Interim Order, shall be subject to Court approval or required to be maintained in accordance with the U.S. Trustee Guidelines, and no recipient of any such payments shall be required to file any interim or final fee applications with the Court or otherwise seek Court’s approval of any such payments. A copy of each invoice submitted to the Debtor for the professional fees and expenses to the extent incurred by such professionals after the Petition Date shall be provided by the Debtor to the U.S. Trustee contemporaneously with the delivery of such  invoice to the Debtor. Any such invoice shall include the number of hours billed and a reasonably detailed description of the services provided and the expenses incurred by the applicable professional; provided, however, that any such invoice may be redacted to protect privileged, confidential or proprietary information. To the extent that the U.S. Trustee has an objection to the fees and expenses of any such professional, the U.S. Trustee shall be afforded ten (10) calendar days after receipt of such invoice to submit to the applicable professional, the Debtor, counsel to the DIP Agent and counsel to the Creditors’ Committee, if any, a written objection to the reasonableness of such fees, which must contain a specific basis for the objection. If any objection is properly submitted as set forth above and cannot be resolved and/or withdrawn within ten (10) calendar days after such objection has been properly submitted, the Court shall adjudicate the matter and fashion an appropriate remedy. Payment of any such costs, fees and expenses shall not be delayed based on any objections thereto, and the relevant agent or professional shall only be required to disgorge amounts objected to upon being “so ordered” pursuant to a final non-appealable order of the Bankruptcy Court.

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26.     Fee Letter. The Fee Letter (as defined in the DIP Credit Agreement) shall be filed in redacted form and unredacted copies shall be provided solely to (i) the U.S. Trustee, (ii) counsel to the Creditors’ Committee, if any, and (iii) any other party as may be ordered by the Court or agreed by the Debtor and the DIP Agent (collectively, the “Limited Notice Parties”). The Limited Notice Parties shall at all times keep the Fee Letter strictly confidential and shall not disclose the contents of the Fee Letter to any party whatsoever, including but not limited to their respective clients. Any pleadings filed in this Case that reference or disclose information that is redacted from the Fee Letter shall be filed under seal or redacted accordingly.

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27.     Final Hearing. The Final Hearing to consider the Motion and Final Order is hereby scheduled for September 18, 2014 at 10:00 a.m. (prevailing Eastern Time) at United States Bankruptcy Court, Southern District of New York, before the undersigned United States Bankruptcy Judge.

28.     Notice. Following entry of this Interim Order, the Debtor shall, on or before August 11, 2014, provide notice of the Motion, this Interim Order and the Final Hearing by telecopy, overnight delivery service, hand delivery or U.S. mail to each of the Initial Notice Parties and, without duplication, to the parties who have filed a request for service prior to such date. The notice will expressly provide that the DIP Agent will request at the Final Hearing that Avoidance Proceeds shall be subject to all liens and claims of the DIP Agent, the DIP Lenders, the Prepetition Agent and the Prepetition Secured Parties (including the DIP Liens, Prepetition Liens, Superpriority Claims, Adequate Protection Liens and superpriority claims of the Prepetition Agent and the Prepetition Secured Parties Such). Such notice shall constitute good and sufficient notice of the Final Hearing. The notice of approval of this Interim Order shall state that any party in interest objecting to the DIP Facility, the adequate protection being provided to the Adequate Protection Parties, or the terms of the Final Order shall serve and file written objections in this Case with the Court, and shall serve such objections so that they are actually received, by not later than 5:00 p.m. (prevailing Eastern Time) on September 5, 2014 (with reply papers thereto filed and served not later than 5:00 p.m. (prevailing Eastern Time) on September 15, 2014). Any such objections shall be served upon: (a) proposed counsel for the Debtor, Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, NY 10005, Attn: Tyson M. Lomazow, Esq. and Matthew Brod, Esq.; (b) counsel for the DIP Agent and Prepetition Agent, Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, Attn: Andrew N. Rosenberg, Esq., Alice Belisle Eaton, Esq. and Oksana Lashko, Esq.; and (c) the U.S. Trustee, 201 Varick Street, New York, NY 10014, Attn: Paul K. Schwartzberg, Esq. and Michael Driscoll, Esq.

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SO ORDERED by the Court this 8th day of August, 2014.

/s/ Sean H. Lane

THE HONORABLE SEAN H. LANE

UNITED STATES BANKRUPTCY JUDGE

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EXHIBIT B

FORM OF NOTE

PROMISSORY NOTE

U.S.$		, 20
New York, New
York

FOR VALUE RECEIVED, the undersigned, EAGLE BULK SHIPPING INC., a Marshall Islands corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of or its registered assigns (the “DIP Lender”), in lawful money of the United States of America in immediately available funds at the office of Wilmington Trust (London) Limited (the “Agent”) located at Third Floor, 1 King’s Arms Yard, London EC2R 7AF, United Kingdom on the Maturity Date (as defined in the Credit Agreement referred to below)

the principal sum of	Dollars	) or, if less, the
(U.S.$

then aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement) made by the DIP Lender pursuant to the Credit Agreement.

The Borrower also promises to pay interest as provided on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Clause 8 of the Credit Agreement.

This Note is one of the Notes referred to in the Superpriority Debtor-in-Possession Credit Agreement dated as of August [_], 2014 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the other companies and corporations described therein as Guarantors, the DIP Lenders named therein, Wilmington Trust (London) Limited, as Agent and Security Trustee, and the other parties party thereto. Reference is made to the Credit Agreement for provisions relating to the prepayment, repayment and the acceleration of the maturity hereof. This Note is also entitled to the benefits of the Finance Documents referred to therein.

The Borrower hereby waives presentment, demand, protest, notice of dishonor and notice of intent to accelerate in connection with this Note.

If an Event of Default (as defined in Clause 26 of the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

EXCEPT TO THE EXTENT SUPERSEDED BY THE BANKRUPTCY CODE, THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS APPLICABLE IN THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

EAGLE BULK SHIPPING INC.

By:
Name:
Title: